                                                                      EXHIBIT 10


================================================================================

                                CREDIT AGREEMENT

                                      AMONG

                         AMERICAN GREETINGS CORPORATION,
                                   AS BORROWER

                     THE FINANCIAL INSTITUTIONS NAME HEREIN,
                                   AS LENDERS

                               NATIONAL CITY BANK,
                                       AND
                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
                           AS JOINT-LEAD ARRANGERS AND
                              CO-SYNDICATION AGENTS

                               NATIONAL CITY BANK,
                               AS THE GLOBAL AGENT



                          KEYBANK NATIONAL ASSOCIATION,
                             AS DOCUMENTATION AGENT

                              ---------------------

                                   DATED AS OF
                                 AUGUST 7, 2001
                              ---------------------

================================================================================

                                TABLE OF CONTENTS


ARTICLE I. DEFINITIONS.........................................................................1


ARTICLE II. AMOUNT AND TERMS OF CREDIT........................................................27

   Section 2.1. Amount and Nature of Credit...................................................27
   Section 2.2. Conditions to Credit Events...................................................34
   Section 2.3. Payment on Notes, Etc.........................................................35
   Section 2.4. Payments Net of Taxes.........................................................36
   Section 2.5. Voluntary Prepayment; Prepayment Fees.........................................37
   Section 2.6. Facility and Other Fees.......................................................39
   Section 2.7. Modification of Commitment....................................................39
   Section 2.8. Mandatory Payment.............................................................40
   Section 2.9. Computation of Interest And Fees; Default Rate................................43
   Section 2.10. Fixed Charge Coverage Ratio Condition........................................44
   Section 2.11. Extension of Commitment......................................................44

ARTICLE III.  ADDITIONAL PROVISIONS RELATING TO FIXED RATE....................................44

   Section 3.1. Reserves or Deposit Requirements, Etc.........................................44
   Section 3.2. Tax Law, Etc..................................................................45
   Section 3.3. Eurodollar or Alternate Currency Deposits Unavailable or
                Interest Rate Unascertainable.................................................46
   Section 3.4. Indemnity.....................................................................46
   Section 3.5. Changes in Law Rendering Fixed Rate Loans Unlawful............................46
   Section 3.6. Funding.......................................................................47
   Section 3.7. Capital Adequacy..............................................................47

ARTICLE IV.  CONDITIONS PRECEDENT.............................................................47

   Section 4.1. Notes.........................................................................47
   Section 4.2. Guaranties of Payment.........................................................47
   Section 4.3. Security Documents............................................................48
   Section 4.4. Officer's Certificate, Resolutions, Organizational Documents..................48
   Section 4.5. Legal Opinions................................................................48
   Section 4.6. Good Standing Certificates and Articles of Incorporation......................48
   Section 4.7. Closing and Legal Fees; Fee Letters...........................................49
   Section 4.8. Lien Searches.................................................................49
   Section 4.9. Insurance Certificates........................................................49
   Section 4.10. Senior Indenture.............................................................49
   Section 4.11. Subordinated Indenture.......................................................49
   Section 4.12. Subordinated Convertible Indenture...........................................50
   Section 4.13. Permitted Receivables Facility...............................................50
   Section 4.14. Existing Credit Agreement....................................................50
   Section 4.15. Financial Projections........................................................50
   Section 4.16. Regulatory Approvals.........................................................50
   Section 4.17. Closing Certificate..........................................................50


   Section 4.18. No Material Adverse Change...................................................51
   Section 4.19. Miscellaneous................................................................51

ARTICLE V.  COVENANTS.........................................................................51

   Section 5.1. Insurance.....................................................................51
   Section 5.2. Money Obligations.............................................................51
   Section 5.3. Financial Statements..........................................................52
   Section 5.4. Financial Records.............................................................53
   Section 5.5. Franchises....................................................................53
   Section 5.6. ERISA Compliance..............................................................53
   Section 5.7. Financial Covenants...........................................................54
   Section 5.8. Borrowing.....................................................................54
   Section 5.9. Liens.........................................................................56
   Section 5.10. Regulations U and X..........................................................57
   Section 5.11. Investments and Loans........................................................57
   Section 5.12. Merger and Sale of Assets....................................................58
   Section 5.13. Acquisitions.................................................................59
   Section 5.14. Capital Expenditures.........................................................59
   Section 5.15. Notice.......................................................................59
   Section 5.16. Environmental Compliance.....................................................59
   Section 5.17. Affiliate Transactions.......................................................60
   Section 5.18. Use of Proceeds..............................................................60
   Section 5.19. Corporate Names; Location of Collateral......................................60
   Section 5.20. Restricted Payments..........................................................61
   Section 5.22. Amendment of Organizational Documents........................................62
   Section 5.23. Real Property Matters........................................................62
   Section 5.24. Restrictive Agreements; Material Indebtedness Agreements.....................63

ARTICLE VI. REPRESENTATIONS AND WARRANTIES....................................................65

   Section 6.1. Corporate Existence; Subsidiaries; Foreign Qualification......................65
   Section 6.2. Corporate Authority...........................................................65
   Section 6.3. Compliance With Laws..........................................................65
   Section 6.4. Litigation and Administrative Proceedings.....................................66
   Section 6.5. Title to Assets...............................................................66
   Section 6.6. Liens and Security Interests..................................................66
   Section 6.7. Tax Returns...................................................................66
   Section 6.8. Environmental Laws............................................................67
   Section 6.9. Continued Business............................................................67
   Section 6.10. Employee Benefits Plans......................................................67
   Section 6.11. Consents or Approvals........................................................68
   Section 6.12. Solvency.....................................................................68
   Section 6.13. Financial Statements.........................................................68
   Section 6.14. Regulations..................................................................68
   Section 6.15. Material Agreements..........................................................68
   Section 6.16. Intellectual Property........................................................69
   Section 6.17. Insurance....................................................................69


   Section 6.18. Accurate And Complete Statements.............................................69
   Section 6.19. Location; Trade Names........................................................69
   Section 6.20. Investment Company; Holding Company..........................................69
   Section 6.21. Senior Indenture.............................................................69
   Section 6.22. Subordinated Indenture and Subordinated
                 Convertible Indenture........................................................69
   Section 6.23. Defaults.....................................................................70

ARTICLE VII. EVENTS OF DEFAULT................................................................70

   Section 7.1. Payments......................................................................70
   Section 7.2. Special Covenants.............................................................70
   Section 7.3. Other Covenants...............................................................70
   Section 7.4. Representations And Warranties................................................70
   Section 7.5. Cross Default.................................................................70
   Section 7.6. ERISA Default.................................................................71
   Section 7.7. Change in Control.............................................................71
   Section 7.8. Money Judgment................................................................71
   Section 7.9. Material Adverse Change.......................................................71
   Section 7.10. Senior Indenture.............................................................71
   Section 7.11. Subordinated Indenture and Subordinated Convertible
                 Indenture....................................................................71
   Section 7.12. Validity of Loan Documents...................................................71
   Section 7.13. Solvency.....................................................................72

ARTICLE VIII. REMEDIES UPON DEFAULT...........................................................72

   Section 8.1. Optional Defaults.............................................................72
   Section 8.2. Automatic Defaults............................................................72
   Section 8.3. Letters of Credit.............................................................73
   Section 8.4. Offsets.......................................................................73
   Section 8.5. Equalization Provision........................................................73

ARTICLE IX. THE GLOBAL AGENT..................................................................74

   Section 9.1. Appointment And Authorization.................................................74
   ection 9.2. Note Holders...................................................................75
   Section 9.3. Consultation With Counsel.....................................................75
   Section 9.4. Documents.....................................................................75
   Section 9.5. The Global Agent And Affiliates...............................................75
   Section 9.6. Knowledge of Default..........................................................75
   Section 9.7. Action by the Global Agent....................................................75
   Section 9.8. Notices; Default..............................................................75
   Section 9.9. Indemnification of the Global Agent...........................................75
   Section 9.10. Successor Agent..............................................................76

ARTICLE X. INTERCREDITOR PROVISIONS...........................................................76

   Section 10.1. Definitions..................................................................76
   Section 10.2. Creditor Obligations to be Ratably Secured...................................79
   Section 10.3. Appointment of the Collateral Agent..........................................79
   Section 10.4. Pro Rata Distribution of the Creditor Collateral.............................80


   Section 10.5. Payments or Proceed Received by a Creditor Prior
                 to a Sharing Event...........................................................80
   Section 10.6. Payments or Proceeds Received by the Collateral Agent Prior to a
                 Sharing Event................................................................80
   Section 10.7. Payments or Proceeds Received After a Sharing Event..........................80
   Section 10.8. Distribution of Proceeds.....................................................81
   Section 10.9. Delivery of Creditor Collateral to the Collateral Agent......................81
   Section 10.10. Return of Payments..........................................................81
   Section 10.11. Lending Party Rights and Remedies...........................................82
   Section 10.12. Rights and Remedies of the Collateral Agent Upon Sharing Event..............82
   Section 10.13. Appoint of Power of Attorney................................................82
   Section 10.14. Obligations Unaffected; Modification of Lending Documents...................83
   Section 10.15. Release of Creditor Collateral..............................................83
   Section 10.16. Accounting..................................................................83
   Section 10.17. Contesting Liens or Security Interests......................................83
   Section 10.18. Actions by the Collateral Agent.............................................83
   Section 10.19. Bankruptcy Filing...........................................................84
   Section 10.20. Indemnification by Creditors................................................84
   Section 10.21. Right to Opt Out............................................................84
   Section 10.22. Third Parties...............................................................85
   Section 10.23. Successor Collateral Agent..................................................85
   Section 10.24. Termination.................................................................85

ARTICLE XI. MISCELLANEOUS.....................................................................85

   Section 11.1. Lenders' Independent Investigation...........................................85
   Section 11.2. No Waiver; Cumulative Remedies...............................................85
   Section 11.3. Amendments, Consents.........................................................86
   Section 11.4. Notices......................................................................86
   Section 11.5. Costs, Expenses And Taxes....................................................86
   Section 11.6. Indemnification..............................................................87
   Section 11.7. Obligations Several; No Fiduciary Obligations................................87
   Section 11.8. Execution in Counterparts....................................................87
   Section 11.9. Binding Effect; Borrowers' Assignment........................................88
   Section 11.10. Lender Assignments/Participations...........................................88
   Section 11.11. Designation.................................................................90
   Section 11.12. Severability of Provisions; Captions; Attachments...........................91
   Section 11.13. Governing Law; Submission to Jurisdiction...................................91
   Section 11.14. Legal Representation of Parties.............................................92
   Section 11.15. Judgment Currency...........................................................92
   Section 11.16. Designated Senior Indebtedness..............................................92
   Section 11.17. Jury Trial Waiver..........................................................S-1

* DENOTES CONFIDENTIAL INFORMATION THAT HAS BEEN OMITTED FROM THIS EXHIBIT AND FILED SEPARATELY, ACCOMPANIED BY A CONFIDENTIAL TREATMENT REQUEST, WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

         This CREDIT AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this "Agreement") is made effective as of the 7th day of August, 2001, among:

              (a) AMERICAN GREETINGS CORPORATION, an Ohio corporation ("Borrower");

              (b) the financial institutions named in SCHEDULE 1 hereto (collectively, the "Lenders", and individually each a "Lender");

              (c) KEYBANK NATIONAL ASSOCIATION, as documentation agent (the "Documentation Agent");

              (d) NATIONAL CITY BANK and GOLDMAN SACHS CREDIT PARTNERS L.P. ("Goldman Sachs"), as joint-lead arrangers and co-syndication agents (collectively, the "Lead Arrangers", and individually each a "Lead Arranger"); and

              (e) NATIONAL CITY BANK, as administrative agent for all of the Lenders (together with any successor appointed pursuant to Section 9.10 hereof, the "Global Agent").


                                   WITNESSETH:

         WHEREAS, Borrower and the Lenders desire to contract for the establishment of credits in the aggregate principal amounts hereinafter set forth, to be made available to Borrower upon the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, it is mutually agreed as follows:


                             ARTICLE I. DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         "364 Day Commitment" shall mean the obligation hereunder, during the applicable Commitment Period, of each 364 Day Lender to participate in the making of 364 Day Revolving Loans up to the aggregate amount set forth opposite such Lender's name under the column headed "364 Day Commitment Amount" as set forth on SCHEDULE 1 hereto (or such other amount as shall be determined pursuant to Section 2.7 hereof).

         "364 Day Exposure" shall mean, at any time, the aggregate principal amount of all 364 Day Revolving Loans outstanding.

         "364 Day Lender" shall mean a Lender with a 364 Day Commitment.

         "364 Day Note" shall mean a 364 Day Revolving Credit Note in the form of the attached EXHIBIT C, executed and delivered pursuant to Section 2.1(b) hereof.

         "364 Day Revolving Loan" shall mean a loan granted to Borrower by the 364 Day Lenders in accordance with Section 2.1(b) hereof.

         "Acquisition" shall mean any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of any Person, or any business or division of any Person (other than the purchase of Receivables Related Assets by the Receivables Subsidiary from AGSC in connection with the Permitted Receivables Facility), (b) the acquisition of in excess of fifty percent (50%) of the stock (or other equity interest) of any Person, or (c) the acquisition of another Person (other than a Company) by a merger or consolidation or any other combination with such Person.

         "Additional Commitment" shall have the meaning given to such term in
Section 2.7(c) hereof.

         "Additional Convertible Proceeds Amount" shall mean the Convertible Excess Proceeds used by Borrower within one hundred eighty (180) days of the Closing Date to effect an Acquisition permitted pursuant to Section 5.13 hereof.

         "Additional Lender" shall mean a financial institution that shall become a Lender hereunder during the Commitment Increase Period pursuant to
Section 2.7(c) hereof.

         "Additional Lender Assumption Agreement" shall mean an Assumption Agreement in form and substance satisfactory to the Global Agent, wherein an Additional Lender shall become a Lender hereunder.

         "Adjusted Consolidated Cash Flow" shall mean, for any period, Consolidated Net Earnings plus: (a) an amount equal to any extraordinary loss plus any net loss realized by the Companies in connection with any Disposition, to the extent such losses were deducted in computing such Consolidated Net Earnings; plus (b) provision for taxes based on income or profits of the Companies, to the extent such provision for taxes was deducted in computing such Consolidated Net Earnings; plus (c) Consolidated Interest Expense whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with capital lease obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedge Agreements), to the extent that any such expense was deducted in computing such Consolidated Net Earnings; plus (d) non-recurring and special charges deducted in computing Consolidated Net Earnings; plus (e) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of the

Companies to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Earnings; minus (f) non-cash items increasing such Consolidated Net Earnings, other than the accrual of revenue in the ordinary course of business, in each case, on a Consolidated basis and in accordance with GAAP.

         "Advantage" shall mean any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) received by any Lender in respect of the Applicable Debt, if such payment results in that Lender having less than its Pro Rata Share (based upon its Applicable Commitment Percentage and, in the case of a Sharing Event pursuant to the terms of Section 8.5 hereof, based upon its Equalization Percentage, as defined in Section 8.5 hereof) of the Applicable Debt then outstanding, than was the case immediately before such payment.

         "Affiliate" shall mean any Person, directly or indirectly, controlling, controlled by or under common control with a Company and "control" (including the correlative meanings, the terms "controlling", "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Company, whether through the ownership of voting securities, by contract or otherwise.

         "AGSC" shall mean American Greetings Service Corp.

         "AGSC Note" shall mean the Subordinated Promissory Note, dated as of August 7, 2001, by Borrower to AGSC, as the same may, with the prior written consent of the Global Agent, from time to time be amended, restated or otherwise modified.

         "Alternate Currency" shall mean Australian Dollars, Euros and Pounds Sterling, or any other foreign currency, other than Eurodollars, agreed to by the Global Agent, in consultation with the General Revolving Lenders, that shall be freely transferable and convertible into Dollars.

         "Alternate Currency Loan" shall mean a General Revolving Loan that is denominated in an Alternate Currency and on which Borrower shall pay interest at a rate based on the applicable LIBO Pre-Margin Rate.

         "Alternate Currency Exposure" shall mean, at any time, the sum of (a) the aggregate principal amount of all Alternate Currency Loans outstanding, and
(b) the Alternate Currency Letter of Credit Exposure.

         "Alternate Currency Letter of Credit Exposure" shall mean, at any time, the sum of (a) the Dollar Equivalent of the aggregate undrawn face amount of all issued and outstanding Letters of Credit denominated in an Alternate Currency, and (b) the Dollar Equivalent of the aggregate amount of the draws made on Letters of Credit denominated in an Alternate Currency that have not been reimbursed by Borrower or converted to a General Revolving Loan pursuant to
Section 2.1(a)(ii) hereof.

         "Alternate Currency Maximum Amount" shall mean the Dollar Equivalent of Forty Million Dollars ($40,000,000).

         "Applicable Commitment Percentage" shall mean, for each Lender, (a) with respect to the General Revolving Commitments, the percentage, if any, set forth opposite such Lender's name, if any, under the column headed "General Revolving Commitment Percentage" as described in SCHEDULE 1 hereto; (b) with respect to the 364 Day Commitments, the percentage, if any, set forth opposite such Lender's name under the column headed "364 Day Commitment Percentage" as described in SCHEDULE 1 hereto; and (c) with respect to the Term Loan Commitments, the percentage, if any, set forth opposite such Lender's name under the column headed "Term Loan Commitment Percentage" as described in SCHEDULE 1 hereto.

         "Applicable Debt" shall mean:

                  (a) with respect to the General Revolving Commitments, collectively, (i) all Indebtedness incurred by Borrower to the Fronting Lender, the Swing Line Lender and the General Revolving Lenders pursuant to this Agreement and includes, without limitation, the principal of and interest on all General Revolving Notes and the Swing Line Note and all obligations with respect to Letters of Credit, (ii) each extension, renewal or refinancing thereof, in whole or in part,
         (iii) the facility, prepayment and other fees and amounts payable hereunder in connection with the General Revolving Commitments, and
         (iv) all Related Expenses incurred in connection with the foregoing;

                  (b) with respect to the 364 Day Commitments, collectively, (i) all Indebtedness incurred by Borrower to the 364 Day Lenders pursuant to this Agreement and includes, without limitation, the principal of and interest on all 364 Day Notes, (ii) each extension, renewal or refinancing thereof, in whole or in part, (iii) the facility, prepayment and other fees and amounts payable hereunder in connection with the 364 Day Commitments, and (iv) all Related Expenses incurred in connection with the foregoing; and

                  (c) with respect to the Term Loan Commitments, collectively,
         (i) all Indebtedness incurred by Borrower to the Term Loan Lenders pursuant to this Agreement and includes, without limitation, the principal of and interest on all Term Notes, (ii) each extension, renewal or refinancing thereof in whole or in part, (iii) all prepayment and other fees and amounts payable hereunder in connection with the Term Loan Commitments, and (iv) all Related Expenses incurred in connection with the foregoing.

         "Applicable Facility Fee Rate" shall mean the number of basis points that is determined, based upon the S&P Rating or the Moody's Rating (whichever is higher, but subject to the proviso set forth below), as follows:


         --------------------------------------------------------------------------------------------------------------
                                                        APPLICABLE FACILITY FEE RATE   APPLICABLE FACILITY FEE RATE
                                                           FOR GENERAL REVOLVING          FOR 364 DAY COMMITMENTS
               S&P RATING           MOODY'S RATING              COMMITMENTS
         --------------------------------------------------------------------------------------------------------------
         A or higher             A2 or higher                8.50 basis points               7.00 basis points
         --------------------------------------------------------------------------------------------------------------
         A-                      A3                          10.00 basis points              8.50 basis points
         --------------------------------------------------------------------------------------------------------------
         BBB+                    Baa1                        12.50 basis points             10.00 basis points
         --------------------------------------------------------------------------------------------------------------
         BBB                     Baa2                        25.00 basis points             20.00 basis points
         --------------------------------------------------------------------------------------------------------------


         --------------------------------------------------------------------------------------------------------------
         BBB-                    Baa3                        37.50 basis points             25.00 basis points
         --------------------------------------------------------------------------------------------------------------
         BB+                     Ba1                         50.00 basis points             37.50 basis points
         --------------------------------------------------------------------------------------------------------------
         BB or lower or unrated  Ba2 or lower or             50.00 basis points             37.50 basis points
                                 unrated
         --------------------------------------------------------------------------------------------------------------


Changes to the Applicable Facility Fee Rate shall be immediately effective upon any change in the Moody's Rating or the S&P Rating; provided, however, that (a)
(i) if, at any time, there shall be a Split Rating of one rating, then the Applicable Facility Fee Rate then in effect shall be based upon the higher of the Moody's Rating or the S&P Rating, or (ii) if, at any time, there shall be a Split Rating of two ratings or more, then the Applicable Facility Fee Rate then in effect shall be based upon the rating that is one level below the higher of the Moody's Rating or the S&P Rating; or (b) notwithstanding the foregoing subpart (a) hereof, if, at any time, either (i) the Moody's Rating shall be below Baa2 or (ii) the S& P Rating shall be below BBB, then, in such case, the Applicable Facility Fee Rate then in effect shall be based upon the lower of the Moody's Rating or the S&P Rating. The above matrix does not modify or waive, in any respect, the rights of the Global Agent and the Lenders to charge the Default Rate, or the rights and remedies of the Global Agent and the Lenders hereunder.

         "Applicable Margin" shall mean the number of basis points that is determined, based upon the S&P Rating or the Moody's Rating (whichever is higher, but subject to the proviso set forth below), as follows:


---------------------------------------------------------------------------------------------------------------------
                                APPLICABLE MARGIN      APPLICABLE MARGIN     APPLICABLE MARGIN   APPLICABLE MARGIN
  S&P RATING      MOODY'S     FOR FIXED RATE LOANS   FOR FIXED RATE LOANS      FOR BASE RATE       FOR BASE RATE
                   RATING         UNDER GENERAL          UNDER 364 DAY          LOANS UNDER       LOANS UNDER 364
                                    REVOLVING             COMMITMENTS        GENERAL REVOLVING    DAY COMMITMENTS
                                   COMMITMENTS                                  COMMITMENTS
---------------------------------------------------------------------------------------------------------------------
A or higher     A2 or higher    91.50 basis points     93.00 basis points     0 basis points       0 basis points
---------------------------------------------------------------------------------------------------------------------
A-              A3             115.00 basis points    116.50 basis points     0 basis points       0 basis points
---------------------------------------------------------------------------------------------------------------------
BBB+            Baa1           137.50 basis points    140.00 basis points     0 basis points       0 basis points
---------------------------------------------------------------------------------------------------------------------
BBB             Baa2           175.00 basis points    180.00 basis points     0 basis points       0 basis points
---------------------------------------------------------------------------------------------------------------------
BBB-            Baa3           212.50 basis points    225.00 basis points     0 basis points       0 basis points
---------------------------------------------------------------------------------------------------------------------
BB+             Ba1            250.00 basis points    262.50 basis points    100 basis points     100 basis points
---------------------------------------------------------------------------------------------------------------------
BB or lower     Ba2 or         300.00 basis points    312.50 basis points    150 basis points     150 basis points
or unrated      lower or
                unrated
---------------------------------------------------------------------------------------------------------------------

Changes to the Applicable Margin shall be immediately effective upon any change in the Moody's Rating or the S&P Rating, as applicable; provided, however, that
(a) (i) if, at any time, there shall be a Split Rating of one rating, then the Applicable Margin then in effect shall be based upon the higher of the Moody's Rating or the S&P Rating, or (ii) if, at any time, there shall be a Split Rating of two ratings or more, then the Applicable Margin then in effect shall be based upon the rating that is one level below the higher of the Moody's Rating or the S&P Rating; or (b) notwithstanding the foregoing subpart (a) hereof, if, at any time (i) either the Moody's Rating shall be below Baa2 or (ii) the S&P Rating shall be below BBB, then, in such case, the Applicable Margin then in effect shall be based upon the lower of the Moody's Rating or the S&P Rating. The above matrix does not modify or waive, in any respect, the rights of the Global

Agent and the Lenders to charge the Default Rate, or the rights and remedies of the Global Agent and the Lenders hereunder.

         "Applicable Term Loan Margin" shall mean, with respect to the Term Loan, (a) four hundred fifty (450) basis points for any portion of the Term Loan that is a Eurodollar Loan, and (b) two hundred fifty (250) basis points for any portion of the Term Loan that is a Base Rate Loan; provided, however, that, the Applicable Term Loan Margin shall be increased by an additional fifty (50) basis points at any time that either (i) the Moody's Rating shall be Ba2 or lower,
(ii) the S&P Rating shall be BB or lower or (iii) if Adjusted Consolidated Cash Flow for any period of four consecutive quarters ending on or prior to May 31, 2003, shall be less than Two Hundred Twenty-Five Million Dollars ($225,000,000). Any change to the Applicable Term Loan Margin shall be immediately effective upon any change in the Moody's Rating or the S&P Rating. The foregoing does not modify or waive, in any respect, the rights of the Global Agent and the Lenders to charge the Default Rate, or the rights and remedies of the Global Agent and the Lenders hereunder.

         "Assignment Agreement" shall mean an Assignment and Acceptance Agreement in the form of the attached EXHIBIT K.

         "Base Rate" shall mean a rate per annum equal to the greater of (a) the Prime Rate or (b) one-half of one percent (1/2%) in excess of the Federal Funds Effective Rate. Any change in the Base Rate shall be effective immediately from and after such change in the Base Rate.

         "Base Rate Loan" shall mean a Loan described in Section 2.1(a), (b) or
(c) hereof on which Borrower shall pay interest at a rate based upon the Base Rate.

         "Business Day" shall mean a day of the year on which banks are not required or authorized to close in Cleveland, Ohio, and, if the applicable Business Day relates to any Eurodollar Loan, on which dealings are carried on in the London interbank Eurodollar market, and, if the applicable Business Day relates to any Alternate Currency Loan, on which commercial banks are open for international business (including the clearing of currency transfer in the relevant Alternate Currency) in the principal financial center of the home country of such Alternate Currency.

         "Capital Distribution" shall mean a payment made, liability incurred or other consideration given for the purchase, acquisition, redemption or retirement of any capital stock or other equity interest of any Company or as a dividend, return of capital or other distribution (other than any stock dividend, stock split or other equity distribution payable only in capital stock or other equity of the Company in question) in respect of any Company's capital stock or other equity interest.

         "Capitalization Ratio" shall mean, for the most recently completed fiscal quarter of the Companies, on a Consolidated basis and in accordance with GAAP, the ratio of (a) Consolidated Total Indebtedness, to (b) the sum of Consolidated Total Indebtedness and Consolidated Net Worth.

         "Cash Dividend" shall mean a Capital Distribution of Borrower payable in cash to the shareholders of Borrower with respect to any class or series of stock of Borrower.

         "Cash Equivalent" shall mean (a) a security that is the direct obligation of the United States of America, any member state of the European Union or any other sovereign nation acceptable to the Global Agent so long as the full faith of and credit of such nation is pledged in support thereof; (b) time deposits, certificates of deposit or bankers acceptances issued by any Lender or any other domestic or foreign commercial bank or United States branch of a foreign bank licensed under the laws of the United States or a State thereof having (i) capital and surplus in excess of Two Hundred Fifty Million Dollars ($250,000,000) and (ii) a Keefe Bank Watch Rating of "B" or better or, with respect to any investment or deposit in a foreign bank in excess of Two Hundred Fifty Thousand Dollars ($250,000), an equivalent rating from a comparable foreign rating agency (each an "Approved Depository"); (c) commercial paper or securities that at the time of investment therein shall have been assigned one of the two highest quality ratings in accordance with the rating systems employed by either Moody's or S&P; or (d) fully collateralized repurchase obligations entered into with any Lender or Approved Depository, having a term of not more than thirty (30) days and covering securities of the type describe in subpart (a) above.

         "Casualty Event Proceeds" shall mean any funds, in excess of the aggregate amount of One Million Dollars ($1,000,000) for any single casualty event, received by any Company or Companies from (a) insurance losses, returns or unearned premiums under any policy of insurance; (b) any condemnation, eminent domain or other proceeding relating to the Real Property; or (c) any litigation, settlement or other legal proceeding.

         "Change in Control" shall mean (a) the acquisition of, or, if earlier, the shareholder or director approval of the acquisition of, ownership or voting control, directly or indirectly, beneficially or of record, on or after the Closing Date, by any Person or group (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934, as then in effect), of shares representing more than twenty percent (20%) of the aggregate ordinary Voting Power represented by the issued and outstanding capital stock of Borrower; provided, however, that the foregoing restriction shall not apply to the Permitted Holders so long as the acquisition by the Permitted Holders of such Voting Power shall not result, directly or indirectly, in a "going private transaction" within the meaning of the Securities Exchange Act of 1934; (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors of Borrower by Persons who were neither (i) nominated by the board of directors of Borrower nor (ii) appointed by directors so nominated; or (c) the occurrence of a change in control, or other similar provision, as defined in any Material Indebtedness Agreement.

         "Closing Date" shall mean the effective date of this Agreement.

         "Closing Fee Letter" shall mean the Closing Fee Letter between Borrower and the Lenders, dated as of the Closing Date.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

         "Collateral" shall mean, collectively, (a) all of the Collateral, as defined in each of the respective Security Documents executed by any Company,
(b) all of the Mortgaged Real

Property, and (c) any other property, whether tangible or intangible, at any time securing the Debt, or any part thereof.

         "Collateral Agent" shall mean National City Bank in its capacity as collateral agent under this Agreement and the Security Documents, together with any successor collateral agent appointed pursuant to Section 10.23 hereof.

         "Collateral Assignment and Security Agreement" shall mean a Collateral Assignment and Security Agreement, in the form of the attached EXHIBIT G, executed and delivered on or after the Closing Date by a Company to the Collateral Agent, pursuant to which such Company shall have granted to the Collateral Agent a security interest in and an assignment of all intellectual property owned by such Company, as the same may from time to time be amended, restated or otherwise modified.

         "Combined Closing Commitment Amount" shall mean Two Hundred Twenty-Five Million Dollars ($225,000,000).

         "Combined Maximum Commitment Amount" shall mean Two Hundred Forty-Five Million Dollars ($245,000,000).

         "Commitment" shall mean the obligation hereunder of (a) the General Revolving Lenders to make General Revolving Loans, the Fronting Lender to issue Letters of Credit and the Swing Line Lender to make Swing Loans pursuant to the General Revolving Commitments, up to the Maximum General Revolving Commitment Amount, (b) the 364 Day Lenders to make 364 Day Loans pursuant to the 364 Day Commitments, up to the Maximum 364 Day Commitment Amount, and (c) the Term Loan Lenders to make the Term Loan pursuant to the Term Loan Commitment, in the Term Loan Commitment Amount.

         "Commitment Increase Period" shall mean the period from the Closing Date to July 31, 2002, or such later date as shall be agreed to in writing by the Global Agent.

         "Commitment Period" shall mean (a) with respect to the General Revolving Commitments, the period from the Closing Date to January 15, 2006, and
(b) with respect to the 364 Day Commitment, the period from the Closing Date to August 6, 2002, or, in the case of both (a) and (b), such earlier date on which the Commitment shall have been terminated pursuant to Article VIII hereof.

         "Company" shall mean Borrower or a Subsidiary.

         "Companies" shall mean Borrower and all Subsidiaries.

         "Compliance Certificate" shall mean a certificate, substantially in the form of the attached Exhibit F.

         "Consideration" shall mean, in connection with an Acquisition, the aggregate consideration paid, including borrowed funds, cash, the issuance of securities or notes, the assumption or incurring of liabilities (direct or contingent), the payment of consulting fees or fees for a covenant not to compete and any other consideration paid for the purchase.

         "Consolidated" shall mean the resultant consolidation of the financial statements of Borrower and its Subsidiaries in accordance with GAAP, including principles of consolidation consistent with those applied in preparation of the consolidated financial statements referred to in Section 6.13 hereof.

         "Consolidated Adjusted Net Worth" shall mean, at any date, (a) the net book value (after deducting all applicable reserves and excluding any re-appraisal or write-up of assets) of the assets (other than patents, goodwill or other intangibles) of the Companies, minus (b) Consolidated Total Liabilities.

         "Consolidated Capital Expenditures" shall mean, for any period, the amount of capital expenditures of the Companies, as determined on a Consolidated basis and in accordance with GAAP.

         "Consolidated Depreciation and Amortization Charges" shall mean, for any period, the aggregate of all depreciation and amortization charges for fixed assets, leasehold improvements and general intangibles (specifically including goodwill) of the Companies for such period, as determined on a Consolidated basis and in accordance with GAAP.

         "Consolidated EBITDA" shall mean, for any period, on a Consolidated basis and in accordance with GAAP, Consolidated Net Earnings for such period plus the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of (a) income taxes, (b) Consolidated Interest Expense, (c) Consolidated Depreciation and Amortization Charges, and (d) the Restructuring Charges.

         "Consolidated Interest Expense" shall mean, for any period, the interest expense of the Companies for such period, as determined on a Consolidated basis and in accordance with GAAP; provided, however, that Consolidated Interest Expense shall include the interest component of the Permitted Receivables Facility.

         "Consolidated Net Earnings" shall mean, for any period, the net income
(loss) of the Companies for such period, as determined on a Consolidated basis and in accordance with GAAP.

         "Consolidated Net Worth" shall mean, at any date, the Consolidated stockholders' equity of the Companies, determined as of such date in accordance with GAAP.

         "Consolidated Total Indebtedness" shall mean all Indebtedness of the Companies, as determined on a Consolidated basis and in accordance with GAAP, including but not limited to all Indebtedness under the Permitted Receivables Facility.

         "Consolidated Total Liabilities" shall mean the total of items of Indebtedness or liabilities of the Companies that, in accordance with GAAP, would be included in determining total liabilities on the liability side of the balance sheet of the Companies as of the date of determination, as determined on a Consolidated basis.

         "Controlled Group" shall mean a Company and each Person required to be aggregated with a Company under Code Sections 414(b), (c), (m) or (o).

         "Convertible Excess Proceeds" shall mean the gross proceeds received by Borrower pursuant to the issuance of notes under the Subordination Convertible Indenture in excess of One Hundred Fifty Million Dollars ($150,000,000).

         "Credit Event" shall mean (a) the making by any Lender of a Loan, the conversion by any Lender of a Fixed Rate Loan or Base Rate Loan, or the continuation by any Lender of a Fixed Rate Loan, (b) the making by the Swing Line Lender of a Swing Loan, or (c) the issuance by the Fronting Lender of any Letter of Credit.

         "Credit Exposure" shall mean, at any time, with respect to any Commitment, the sum of the Dollar Equivalent of (a) the aggregate principal amount of Loans outstanding thereunder, and (b) the Letter of Credit Exposure, if any.

         "Debt" shall mean, collectively, (a) all Indebtedness and other obligations incurred by Borrower to the Global Agent, the Swing Line Lender, the Fronting Lender or the Lenders pursuant to this Agreement and includes, without limitation, the principal of and interest on all Notes and all obligations in connection with Letters of Credit; (b) each extension, renewal or refinancing thereof in whole or in part; (c) the facility and other fees, including any prepayment fee, payable hereunder; and (d) all Related Expenses.

         "Default" shall mean an event or condition that constitutes, or with the lapse of any applicable grace period or the giving of notice or both would constitute, an Event of Default and that has not been waived by the Required Lenders (or, if applicable, all of the Lenders) in writing.

         "Default Rate" shall mean a rate per annum equal to two percent (2%) in excess of the Base Rate from time to time in effect.

         "Derived Base Rate" shall mean with respect to Base Rate Loans, a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) plus the Base Rate.

         "Derived Fixed Rate" shall mean with respect to Eurodollar Loans or Alternate Currency Loans, a rate per annum equal to the sum of (a) the Applicable Margin (from time to time in effect), plus (b) the applicable LIBO Pre-Margin Rate, plus (c) (i) if the S&P Rating shall be lower than BBB- but higher than BB or the Moody's Rating shall be lower than Baa3 but higher than Ba2, seventy-five (75) basis points, or (ii) if the S&P Rating shall be BB or lower or the Moody's Rating shall be Ba2 or lower, one hundred (100) basis points.

         "Derived Swing Loan Rate" shall mean, with respect to any Swing Loan, a rate per annum quoted to Borrower by the Swing Line Lender and agreed to by Borrower, which rate shall be determined by the Swing Line Lender by adding the Applicable Margin (from time to time in effect) to the Swing Line Lender's costs of funds, as determined by Swing Line Lender.

         "Derived Term Loan Base Rate" shall mean a rate per annum equal to the sum of the Applicable Term Loan Margin (from time to time in effect) plus the Base Rate.

         "Derived Term Loan Eurodollar Rate" shall mean a rate per annum equal to the sum of the Applicable Term Loan Margin (from time to time in effect) plus the LIBO Pre-Margin Rate applicable to Eurodollar Loans.

         "Designated Lending Office" shall mean, with respect to the Global Agent, the address set forth on the signature pages to this Agreement, or such other office or address as the Global Agent shall designate in writing to Borrower and the appropriate Lenders.

         "Disposition" shall mean the sale, lease, transfer or other disposition of assets (whether in one or more than one transaction) by a Company, other than a sale, lease, transfer or other disposition made by a Company pursuant to
Section 5.12(e) hereof.

         "Dividend Reduction Amount" shall mean (a) for any date of determination on or before February 28, 2003, an amount equal to (i) the maximum amount of Cash Dividends Borrower was permitted to make during the period from the Closing Date to the date of determination, or if such period is longer than twelve months, during the twelve month period immediately preceding such date of determination minus (ii) the actual amount of Cash Dividends made by Borrower during the relevant period, and (b) for any date of determination after February 28, 2003 an amount equal to (i) the maximum amount of Cash Dividends Borrower was permitted to make during the most recently completed fiscal year pursuant to
Section 5.20(a) hereof, minus (ii) the actual amount of Cash Dividends made by Borrower during such fiscal year.

         "Dollars" or "$" shall mean the lawful currency of the United States of America.

         "Dollar Equivalent" of (a) an Alternate Currency Loan, shall mean the Dollar equivalent of the amount of such Alternate Currency Loan, determined by the Global Agent on the basis of its spot rate at approximately 11:00 A.M. London time on the date two (2) Business Days before the date of such Alternate Currency Loan, for the purchase of the relevant Alternate Currency with Dollars for delivery on the date of such Alternate Currency Loan, and (b) any other amount, shall mean the Dollar equivalent of such amount, determined by the Global Agent on the basis of its spot rate at approximately 11:00 A.M. London time on the date for which the Dollar equivalent amount of such amount is being determined, for the purchase of the relevant Alternate Currency with Dollars for delivery on such date; provided, however, that, in calculating the Dollar Equivalent for purposes of determining (i) Borrower's obligation to prepay Loans pursuant to Section 2.8 hereof, or (ii) Borrower's ability to request additional Loans pursuant to the Commitment, the Global Agent may, in its discretion, on any Business Day (prior to payment in full of the Debt) selected by the Global Agent, calculate the Dollar Equivalent of each such Loan. The Global Agent shall notify Borrower of the Dollar Equivalent of such Alternate Currency Loan or any other amount at the time that Dollar Equivalent shall be determined.

         "Domestic Company" shall mean Borrower or a Domestic Subsidiary.

         "Domestic Subsidiary" shall mean a Subsidiary that is not a Foreign Subsidiary.

         "Eligible Receivables" shall mean accounts receivable eligible for inclusion in the Permitted Receivables Facility against which the provider of such Permitted Receivables Facility is willing to lend as of the date of the most recent Permitted Receivables Facility Certificate.

         "Eligible Transferee" shall mean any commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D) that is not Borrower or a Subsidiary or any Affiliate thereof.

         "Environmental Laws" shall mean all provisions of law, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America, Australia, Canada, the United Kingdom or any other foreign jurisdiction, or by any state or municipality thereof, or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated pursuant thereto.

         "ERISA Event" shall mean (a) the existence of a condition or event with respect to an ERISA Plan that presents a risk of the imposition of an excise tax or any other liability on a Company or of the imposition of a Lien on the assets of a Company; (b) the engagement by a Controlled Group member in a non-exempt "prohibited transaction" (as defined under ERISA Section 406 or Code Section
4975) or a breach of a fiduciary duty under ERISA that could result in liability to a Company; (c) the application by a Controlled Group member for a waiver from the minimum funding requirements of Code Section 412 or ERISA Section 302 or a Controlled Group member is required to provide security under Code Section 401(a)(29) or ERISA Section 307; (d) the occurrence of a Reportable Event with respect to any Pension Plan as to which notice is required to be provided to the PBGC; (e) the withdrawal by a Controlled Group member from a Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in ERISA Sections 4203 and 4205, respectively); (f) the involvement of, or occurrence or existence of any event or condition that makes likely the involvement of, a Multiemployer Plan in any reorganization under ERISA Section 4241; (g) the failure of an ERISA Plan (and any related trust) that is intended to be qualified under Code Sections 401 and 501 to be so qualified or the failure of any "cash or deferred arrangement" under any such ERISA Plan to meet the requirements of Code Section 401(k); (h) the taking by the PBGC of any steps to terminate a Pension Plan or appoint a trustee to administer a Pension Plan, or the taking by a Controlled Group member of any steps to terminate a Pension Plan; (i) the failure by a Controlled Group member or an ERISA Plan to satisfy any requirements of law applicable to an ERISA Plan; (j) the commencement, existence or threatening of a claim, action, suit, audit or investigation with respect to an ERISA Plan, other than a routine claim for benefits; or (k) any occurrence by or any expectation of the incurrence by a Controlled Group member of any liability for post-retirement benefits under any Welfare Plan, other than as required by ERISA Section 601, ET. SEQ. or Code Section 4980B.

         "ERISA Plan" shall mean an "employee benefit plan" (within the meaning of ERISA Section 3(3)) that a Controlled Group member at any time sponsors, maintains, contributes to, has liability with respect to or has an obligation to contribute to such plan.

         "Eurodollar" shall mean a Dollar denominated deposit in a bank or branch outside of the United States.

         "Eurodollar Loan" shall mean a Loan described in Section 2.1(a), (b) or
(c) hereof that is denominated in Eurodollars and on which Borrower shall pay interest at a rate based on the applicable LIBO Pre-Margin Rate.

         "Event of Default" shall mean an event or condition that constitutes an event of default as defined in Article VII hereof.

         "Excess Cash Flow" shall mean, for any period, on a Consolidated basis and in accordance with GAAP, an amount (if positive) equal to (a) the sum, without duplication, of the amounts for such period of (i) Consolidated EBITDA plus (ii) other income (to the extent it has been excluded from the calculation of Consolidated EBITDA), minus (b) the sum, without duplication, of the amounts for such period of (i) Operating Working Capital Adjustment, (ii) Consolidated Interest Expense, (iii) Consolidated Capital Expenditures (net of any related refinancings with respect to such expenditures), (iv) scheduled or mandatory principal payments with respect to Consolidated Total Indebtedness (other than optional prepayments of the General Revolving Commitments or the 364 Day Commitments), (v) Capital Distributions, (vi) cash Restructuring Charges, (vii) the charges set forth on SCHEDULE 6.7 hereto, and (viii) provisions for current taxes based on income of the Companies and payable in cash with respect to such period. As used in this definition, (A) "Consolidated Current Assets" shall mean, as of the date of determination, the amount of Consolidated total assets that may properly be classified as current assets in accordance with GAAP, excluding cash and cash equivalents, deferred and refundable income taxes, and including Other Assets, (B) "Consolidated Current Liabilities" shall mean, as of the date of determination, the amount of Consolidated Total Liabilities that may properly be classified as current liabilities in accordance with GAAP, excluding debt due within one year, and including Other Liabilities, (C) "Operating Working Capital Adjustment" shall mean, for any period, the amount (that may be a negative number) by which Operating Working Capital as of the beginning of such period exceeds (or is less than) Operating Working Capital as of the end of such period, and (D) "Operating Working Capital" shall mean, as of the date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

         "Excess Cash Flow Prepayment" shall have the meaning given to such term in Section 2.8(b) hereof.

         "Federal Funds Effective Rate" shall mean, for any day, the rate per annum (rounded upward to the nearest one one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the Closing Date.

         "Financial Officer" shall mean any of the following officers: chief executive officer, president, chief financial officer or treasurer. Unless otherwise qualified, all references to a Financial Officer in this Agreement shall refer to a Financial Officer of Borrower.

         "Financial Projections" shall mean the financial projections prepared by Borrower and delivered to the Global Agent and the Lenders for the period from May 31, 2001 through February 29, 2004.

         "Fixed Charge Coverage Ratio Condition" shall mean any time that Borrower's Fixed Charge Coverage Ratio (as defined in the Subordinated Indenture) shall be less than (a) 2.50 to 1.00 for the period from the Closing Date through June 29, 2002, (b) 2.75 to 1.00 on June 30, 2002 through June 29, 2003, and (c) 3.00 to 1.00 thereafter, as calculated in accordance with the terms and conditions of the Subordinated Indenture.

         "Fixed Rate Loan" shall mean a Eurodollar Loan or an Alternate Currency Loan.

         "Foreign Subsidiary" shall mean a Subsidiary that is organized outside of the United States, including any Subsidiary organized under the laws of any territory of the United States.

         "Fronting Lender" shall mean, as to any Letter of Credit transaction hereunder, National City Bank, as the issuer of such Letter of Credit, or such other General Revolving Lender (or subsidiary or affiliate thereof), as determined by the Global Agent, as shall agree to issue a Letter of Credit in its own name, but on behalf of the General Revolving Lenders.

         "GAAP" shall mean generally accepted accounting principles as then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, applied on a basis consistent with the past accounting practices and procedures of Borrower and its Subsidiaries.

         "General Revolving Commitment" shall mean the obligation hereunder, during the applicable Commitment Period, of (a) each Lender to participate in the making of General Revolving Loans up to the aggregate amount set forth opposite such Lender's name under the column headed "General Revolving Commitment Amount" as set forth on SCHEDULE 1 hereto (or such other amount as shall be determined pursuant to Section 2.7 hereof, (b) the Swing Line Lender to make, and each General Revolving Lender to participate, if required, in the making of, Swing Loans pursuant to the Swing Line Commitment, and (c) the Fronting Lender to issue, and each Lender to participate in the issuance of, Letters of Credit pursuant to the Letter of Credit Commitment.

         "General Revolving Commitment Exposure" shall mean, at any time, the sum of the Dollar Equivalent of (a) the aggregate principal amount of all General Revolving Loans outstanding, (b) the Swing Line Exposure, and (c) the Letter of Credit Exposure.

         "General Revolving Lender" shall mean a Lender with a General Revolving Commitment.

         "General Revolving Note" shall mean a General Revolving Credit Note in the form of the attached EXHIBIT A, executed and delivered pursuant to Section 2.1(a)(i) hereof.

         "General Revolving Loan" shall mean a loan granted to Borrower by the General Revolving Lenders in accordance with Section 2.1(a)(i) hereof.

         "Global Agent Fee Letter" shall mean the Global Agent Fee Letter between Borrower and the Global Agent, dated as of the Closing Date.

         "Guarantor" shall mean a Person that pledges its credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of payment or of collection), surety, co-maker, endorser or Person that agrees conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind.

         "Guarantor of Payment" shall mean each of the Companies set forth on
SCHEDULE 2 hereto that are each executing and delivering a Guaranty of Payment, or any other Person that shall have delivered a Guaranty of Payment to the Global Agent subsequent to the Closing Date.

         "Guaranty of Payment" shall mean each Guaranty of Payment of Debt, in the form of EXHIBIT H hereto, executed and delivered on or after the Closing Date in connection herewith by a Guarantor of Payment, as the same may from time to time be amended, restated or otherwise modified.

         "Hedge Agreement" shall mean any hedge agreement, interest rate swap, cap, collar or floor agreement, or other interest rate management device entered into by Borrower with any Person in connection with any Indebtedness of Borrower.

         "Indebtedness" shall mean, for any Company (excluding in all cases trade payables payable in the ordinary course of business by such Company), without duplication, (a) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed, (b) all obligations for the deferred purchase price of capital assets, (c) all obligations under conditional sales or other title retention agreements, (d) all obligations (contingent or otherwise) under any letter of credit, banker's acceptance, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (e) all synthetic leases, (f) all lease obligations that have been or should be capitalized on the books of such Company in accordance with GAAP, (g) all obligations of such Company with respect to asset securitization financing, including, but not limited to, all obligations of any Company under the Permitted Receivables Facility, (h) all obligations to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such Person, and (i) any other transaction (including forward sale or purchase agreements) having the commercial effect of a borrowing of money entered into by such Company to finance its operations or capital requirements.

         "Intellectual Property" shall mean, with respect to any Person, all patents, patent applications, trademarks, service marks, copyrights, licenses and other intellectual property of such Person.

         "Interest Adjustment Date" shall mean the last day of each Interest Period.

         "Interest Coverage Ratio" shall mean, for the most recently completed four fiscal quarters of the Companies, on a Consolidated basis and in accordance with GAAP, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense.

         "Interest Period" shall mean, with respect to any Fixed Rate Loan, the period commencing on the date such Fixed Rate Loan is made and ending on the last day of such period, as selected by Borrower pursuant to the provisions hereof, and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period, as selected by Borrower pursuant to the provisions hereof. The duration of each Interest Period for any Fixed Rate Loan shall be one month, two months, three months or six months, in each case as Borrower may select upon notice, as set forth in Section 2.2 hereof, provided that (a) if Borrower shall fail to so select the duration of any Interest Period for a Eurodollar Loan, Borrower shall be deemed to have converted such Eurodollar Loan to a Base Rate Loan at the end of the then current Interest Period; (b) Borrower may not select any Interest Period for a Fixed Rate Loan that shall end after any date when principal shall be due on such Fixed Rate Loan, and (c) if Borrower shall fail to select a new Interest Period with respect to an outstanding Alternate Currency Loan at least three (3) Business Days prior to the Interest Adjustment Date applicable to such Alternative Currency Loan, such Alternate Currency Loan shall be repaid on the last day of the applicable Interest Period.
 .
         "Landlord's Agreement" shall mean a landlord's waiver or mortgagee's waiver, each in form and substance satisfactory to the Collateral Agent, delivered by a Company in connection with this Agreement, as the same may from time to time be amended, restated or otherwise modified.

         "Lender Credit Exposure" shall mean, for any Lender, at any time, the aggregate of such Lender's respective Pro Rata Shares of the General Revolving Commitment Exposure, the 364 Day Exposure and the Term Loan Exposure.

         "Letter of Credit" shall mean any sight commercial documentary letter of credit or any standby letter of credit that shall be issued by the Fronting Lender for the account of Borrower, including amendments thereto, if any, and shall have an expiration date no later than the earlier of (a) one year after its date of issuance or (b) thirty (30) days prior to the last day of the applicable Commitment Period.

         "Letter of Credit Commitment" shall mean the commitment of the Fronting Lender, on behalf of the Lenders, to issue Letters of Credit in an aggregate face amount of up to the Dollar Equivalent of Sixty Million Dollars ($60,000,000), during the Commitment Period applicable to the General Revolving Commitment, on the terms and conditions set forth in Section 2.1(a)(ii) hereof.

         "Letter of Credit Exposure" shall mean, at any time, the sum of the Dollar Equivalent of (a) the aggregate undrawn face amount of all issued and outstanding Letters of Credit, and (b) the aggregate of the draws made on Letters of Credit that have not been reimbursed by Borrower or converted to a General Revolving Loan pursuant to Section 2.1(a)(ii) hereof.

         "Leverage Ratio" shall mean, at any time, for the most recently completed four fiscal quarters of the Companies, on a Consolidated basis and in accordance with GAAP, the ratio of (a) Consolidated Total Indebtedness to (b) Consolidated EBITDA.

         "LIBO Pre-Margin Rate" shall mean:

         (a) with respect to a Eurodollar Loan, the rate per annum (rounded upwards, if necessary, to the next higher 1/16 of 1%), as determined by the Global Agent, that equals the average rate per annum at which deposits in Dollars are offered for deposits of the duration and amount in question, at 11:00 A.M. (London time) (or as soon thereafter as practicable) two Business Days prior to the first day of the Interest Period in question, to the Global Agent by prime banking institutions in any eurodollar market reasonably selected by the Global Agent, as adjusted for reserves required under Regulation D of the Federal Reserve Act or under any other applicable law or regulation; and

         (b) with respect to an Alternate Currency Loan, the rate per annum (rounded upwards, if necessary, to the next higher 1/16 of 1%), as determined by the Global Agent, that equals the average rate per annum at which deposits in the relevant Alternate Currency are offered for deposits of the duration and amount in question, at 11:00 A.M. (London time) (or as soon thereafter as practicable) two Business Days prior to the first day of the Interest Period in question, to the Global Agent by prime banking institutions in any Alternate Currency market reasonably selected by the Global Agent, as adjusted for reserves required under Regulation D of the Federal Reserve Act or under any other applicable law or regulation.

         "Lien" shall mean any mortgage, security interest, lien (statutory or other), charge, encumbrance on, pledge or deposit of, or conditional sale, leasing, sale with a right of redemption or other title retention agreement and any capitalized lease with respect to any property (real or personal) or asset.

         "Loan" shall mean a General Revolving Loan, a 364 Day Revolving Loan, a Swing Loan or the Term Loan.

         "Loan Documents" shall mean, collectively, this Agreement, each Note, each Guaranty of Payment, each Security Document, the Global Agent Fee Letter, the Closing Fee Letter, each Assignment Agreement, and all documentation relating to each Letter of Credit, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

         "Mandatory Prepayment Event" shall mean (a) the receipt by any Company of any Casualty Event Proceeds; (b) a public or private offering of equity or debt securities by any Company; or (c) a Significant Asset Disposition the proceeds of which have not been reinvested in accordance with Section 5.12(f) hereof.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of Borrower, (b) the business, operations, property, condition (financial or otherwise) or prospects of the Companies taken as a whole, or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights and remedies of the Global Agent or the Lenders hereunder or thereunder.

         "Material Indebtedness Agreement" shall mean any debt instrument, lease (capital, operating or otherwise), guaranty, contract, commitment, agreement or other arrangement evidencing any Indebtedness of any Company in excess of the aggregate amount of Five Million Dollars ($5,000,000) (or the Dollar Equivalent thereof).

* DENOTES CONFIDENTIAL INFORMATION THAT HAS BEEN OMITTED FROM THIS EXHIBIT AND FILED SEPARATELY, ACCOMPANIED BY A CONFIDENTIAL TREATMENT REQUEST, WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

         "Maximum 364 Day Commitment Amount" shall mean the principal amount of One Hundred Five Million Dollars ($105,000,000) (or such other amount as shall be determined pursuant to Section 2.7 hereof).

         "Maximum Acquisition Amount" shall mean an amount equal to (a) * ($*), plus (b) the Additional Convertible Proceeds Amount (which amount shall only be applicable in connection with one Acquisition), if any, plus (c) the Dividend Reduction Amount.

         "Maximum Annual Dividend Amount" shall mean, for any fiscal year of the Companies, * ($*); provided, however, that, (a) if, during any fiscal quarter, the S&P Senior Rating shall be * (or lower) or the Moody's Senior Rating shall be * (or lower), the Maximum Annual Dividend Amount for purposes of determining the Maximum Quarterly Dividend Amount for such fiscal quarter shall be * ($*),
(b) if, during any fiscal quarter, the S&P Senior Rating shall be * and the Moody's Senior Rating shall be * , the Maximum Annual Dividend Amount for purposes of determining the Maximum Quarterly Dividend Amount for such fiscal quarter shall be Million Dollars ($*), and (c) if, during any fiscal quarter, the S&P Senior Rating shall be * and the Moody's Senior Rating shall be *, the Maximum Annual Dividend Amount for purposes of determining the Maximum Quarterly Dividend Amount for such fiscal quarter shall be an amount equal to the greater of (i) * ($*), or (ii) * percent (*%) of Consolidated Net Earnings for such year. In determining the foregoing amount, if, during any period of the Companies, there is a change in the S&P Senior Rating or the Moody's Senior Rating, then the * ratings level of each of the S&P Senior Rating and the Moody's Senior Rating in effect during such fiscal year shall apply.

         "Maximum General Revolving Commitment Amount" shall mean the principal amount of One Hundred Twenty Million Dollars ($120,000,000) (including the Dollar Equivalent of each Alternate Currency Loan), or such other amount as shall be determined pursuant to Section 2.7 hereof.

         "Maximum Quarterly Dividend Amount" shall mean, for any fiscal quarter of the Companies, an amount equal to twenty-five percent (25%) of the Maximum Annual Dividend Amount.

         "Minimum Borrowing Amount" shall mean with respect to (a) a Base Rate Loan, an amount of not less than One Million Dollars ($1,000,000), increased by increments of One Hundred Thousand Dollars ($100,000), (b) a Fixed Rate Loan, an amount of not less than Five Million Dollars ($5,000,000) (or, with respect to an Alternate Currency Loan, the Dollar Equivalent thereof), increased by increments of One Million Dollars ($1,000,000) (or, with respect to an Alternate Currency Loan, such approximately comparable amount as shall result in a rounded number of the applicable Alternate Currency), and (iii) a Swing Loan, an amount of not less than One Million Dollars ($1,000,000).

* DENOTES CONFIDENTIAL INFORMATION THAT HAS BEEN OMITTED FROM THIS EXHIBIT AND FILED SEPARATELY, ACCOMPANIED BY A CONFIDENTIAL TREATMENT REQUEST, WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

         "Minimum Required Consolidated EBITDA Amount" shall mean, for the fiscal period set forth in the table below, the amount set forth opposite such period:


         ---------------------------------------------------------------------------------------------------
                                      PERIOD                                            AMOUNT
         ---------------------------------------------------------------------------------------------------
         For the * period  *                                                              $*
         ---------------------------------------------------------------------------------------------------
         For the * period ending *                                                        $*
         ---------------------------------------------------------------------------------------------------
         For the * period ending *                                                        $*
         ---------------------------------------------------------------------------------------------------
         For the * period ending *                                                        $*
         ---------------------------------------------------------------------------------------------------
         For the * period ending *                                                        $*
         ---------------------------------------------------------------------------------------------------
         For the * period ending *                                                        $*
         ---------------------------------------------------------------------------------------------------
         For the * period ending *                                                        $*
         ---------------------------------------------------------------------------------------------------

         "Moody's" shall mean Moody's Investors Service, Inc., or any successor to such company.

         "Moody's Rating" means the rating accorded to Borrower's senior credit facilities by Moody's.

         "Moody's Senior Rating" shall mean the senior implied rating accorded to Borrower by Moody's.

         "Mortgage" shall mean a Mortgage, Deed of Trust or other instrument, in form and substance reasonably satisfactory to the Global Agent, executed by a Company on or after the Closing Date, with respect to a Mortgaged Real Property, as the same may from time to time be amended, restated or otherwise modified.

         "Mortgaged Real Property" shall mean each of the parcels of real property as set forth on SCHEDULE 3 hereto, or interests therein, owned or leased by a Company, together with each other parcel of real property that shall become subject to a Mortgage on or after the Closing Date, in each case together with all of such Company's right, title and interest in the improvements and buildings thereon and all appurtenances, easements or other rights belonging thereto.

         "Multiemployer Plan" shall mean a Pension Plan that is subject to the requirements of Subtitle E of Title IV of ERISA.

         "Note" shall mean any General Revolving Note, any 364 Day Note, the Swing Line Note, any Term Note or any other note delivered pursuant to this Agreement.

         "Notice of Loan" shall mean a Notice of Loan in the form of the attached EXHIBIT E.

         "Obligor" shall mean (a) a Person whose credit or any of whose property is pledged to the payment of the Debt and includes, without limitation, any Guarantor, and (b) any signatory to a Related Writing.

         "Organizational Documents" shall mean, with respect to any Person (other than an individual), such Person's Articles (Certificate) of Incorporation, or equivalent formation documents, and Regulations (Bylaws), or equivalent governing documents, and any amendments to any of the foregoing.

         "Other Assets" shall have the meaning assigned to such term in the applicable Consolidated balance sheet for the Companies determined in conformity with the historical accounting practices of the Companies in effect as of the date of the financial statements for the fiscal year ended February 28, 2001.

         "Other Liabilities" shall have the meaning assigned to such term in the applicable Consolidated balance sheet for the Companies determined in conformity with the historical accounting practices of the Companies in effect as of the date of the financial statements for the fiscal year ended February 28, 2001.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or its successor.

         "Pension Plan" shall mean an ERISA Plan that is a "pension plan" (within the meaning of ERISA Section 3(2)).

         "Permitted Foreign Subsidiary Loans and Investments" shall mean (a) the investments, existing as of the Closing Date, by a Domestic Company (other than the Receivables Subsidiary) in Foreign Subsidiaries, as set forth on SCHEDULE
5.11 hereto; (b) loans and investments by a Domestic Company (other than the Receivables Subsidiary) to or in a Foreign Subsidiary made on or after the Closing Date in the ordinary course of business, so long as the aggregate amount of all such loans and investments by all Domestic Companies shall not, at any time, exceed (i) Ten Million Dollars ($10,000,000) (or the Dollar Equivalent thereof), minus (ii) the Dollar Equivalent of the amount of Indebtedness of Foreign Subsidiaries guaranteed by a Domestic Company pursuant to subpart (c) of this definition; and (c) loans to a Foreign Subsidiary by any Person (other than a Company), and any guaranty of such loans by a Domestic Subsidiary (other than the Receivables Subsidiary), so long as the aggregate principal amount of all such loans shall not exceed the Dollar Equivalent of Fifteen Million Dollars ($15,000,000) at any time.

         "Permitted Holders" shall mean Morry Weiss, Judith A. Weiss, Harry H. Stone, Gary Weiss, Jeffrey Weiss, Zev Weiss, Elie Weiss, the Irving I. Stone Limited Liability Co. and the American Greetings Corporation Retirement Profit Sharing and Savings Plan or any Person controlled by any of the foregoing.

         "Permitted Investment" shall mean an investment of a Company in the stock (or other debt or equity instruments) of a Person (other than a Company), so long as (a) the Company making the investment shall be Borrower or a Guarantor of Payment; and (b) the aggregate amount of all such investments of all Companies shall not exceed, at any time, the Dollar Equivalent of Fifteen Million Dollars ($15,000,000).

         "Permitted Receivables Facility" shall mean the accounts receivable facility established pursuant to the Receivables Facility Documents whereby certain of the Companies shall have sold or transferred, or hereafter sell or transfer, the accounts receivables of the Companies directly or indirectly to the Receivables Subsidiary which in turn transfers to a buyer, purchaser or lender undivided fractional interests in such accounts receivable, so long as (a) no portion of the Indebtedness or any other obligation (contingent or otherwise) under such Permitted Receivables Facility shall be guaranteed by any Company, (b) there shall be no recourse or obligation to any Company (other than the Receivables Subsidiary) whatsoever other than pursuant to customary representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with such Permitted Receivables Subsidiary, and (c) no Company (other than the Receivables Subsidiary) shall have provided, either directly or indirectly, any other credit support of any kind in connection with such Permitted Receivables Facility, other than as set forth in subpart (b) of this definition.

         "Permitted Receivables Facility Certificate" shall mean a certificate executed by a Financial Officer of Borrower and delivered to the Global Agent, certifying (a) the Prior Seasonal Peak Drawing Level for purposes of complying with Section 5.27 hereof, (b) that the provider of the Permitted Receivables Facility has informed Borrower in writing that such provider has confirmed the amount of the Prior Seasonal Peak Drawing Level as specified in the foregoing subpart (a) and that there has not been and is not anticipated to be any change or condition in the existing or expected Eligible Receivables as compared to those used in the calculation of the Prior Seasonal Peak Drawing Level that could reasonably be expected to have a material adverse impact on the amount available for drawing under the Permitted Receivables Facility, and (c) that all credit enhancements in effect as of the date of the Permitted Receivables Facility Certificate shall remain in full force and effect for the term of the Permitted Receivables Facility.

         "Person" shall mean any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

         "Pledge Agreement" shall mean a Pledge Agreement, in the form of the attached Exhibit J, executed and delivered to the Collateral Agent by a Company on or after the Closing Date, as the same may from time to time be amended, restated or otherwise modified.

         "Prepayment Proceeds" shall mean the proceeds of any Mandatory Prepayment Event minus taxes, fees and expenses actually paid in connection with such Mandatory Prepayment Event; provided, however, that, with respect to a Mandatory Prepayment Event relating to the issuance of equity securities by any Company, Prepayment Proceeds shall be limited to an amount equal to eight percent (80%) of such Prepayment Proceeds.

         "Prime Rate" shall mean the interest rate established from time to time by the Global Agent as the Global Agent's prime rate, whether or not such rate is publicly announced; the Prime Rate may not be the lowest interest rate charged by the Global Agent for commercial or other extensions of credit. Each change in the Prime Rate shall be effective immediately from and after such change.

         "Prior Seasonal Peak Drawing Level" shall mean, as of any date of calculation, the amount that Borrower could have drawn as of the most recent November 30 prior to the date of calculation pursuant to the terms of the Permitted Receivables Facility in effect on the date of calculation, as determined by applying the criteria (after giving effect to the existence of any credit enhancements in effect as of the date of calculation) for Eligible Receivables of any Receivables Facility Participant to the accounts receivable of such Receivables Facility Participant as of the prior November 30, excluding for purposes of making such calculation (a) twenty percent (20%) of any accounts receivable owed by Wal-Mart, Kmart or their respective affiliates as of November 30, 2000 (other than any such accounts receivable owed to Plus Mark, Inc. which shall not be subject to such twenty percent (20%) exclusion), and (b) the entire amount of any accounts receivable owed by any other Person that, as of the date of calculation, does not satisfy the credit standards of Borrower or the provider of the Permitted Receivables Facility.

         "Pro Rata Basis" or "pro rata basis" shall mean, as appropriate, (a) distribution to the applicable Lenders by the Global Agent in accordance with the Applicable Commitment Percentages, or (b) distribution among the Commitments in accordance with the Credit Exposure thereunder.

         "Pro Rata Share" or "pro rata share" shall mean, with respect to the Applicable Debt, a Lender's share in accordance with such Lender's Applicable Commitment Percentage.

         "Ratable Account" or "ratable account" shall mean each Lender's share of the Applicable Debt in accordance with such Lender's Applicable Commitment Percentage.

         "Ratable Share" or "ratable share" shall mean each Lender's share of the Applicable Debt in accordance with such Lender's Applicable Commitment Percentage.

         "Ratably" or "ratably" shall mean in accordance with each Lender's Ratable Share.

         "Real Property" shall mean any one of the parcels of real property, or interests therein, owned or leased by a Company (including, but not limited to, the Mortgaged Real Property), together with all improvements and buildings thereon and all appurtenances, easements or other rights belonging thereto.

         "Receivables Facility Documents" shall mean, collectively, the Receivables Purchase Agreement, dated as of August 7, 2001, among the Receivables Subsidiary, the members of various purchase groups, as Purchasers, American Greetings Corp., as Servicer, and PNC Bank, National Association, as Administrator, together with each other document, instrument or agreement executed in connection with the foregoing, as any of the foregoing may, in accordance with Section 5.24(b) hereof, be amended, restated or otherwise modified or replaced from time to time.

         "Receivables Facility Participant" shall mean Borrower, Gibson Greetings, Inc. or Plus Mark, Inc.

         "Receivables Related Assets" shall mean (a) any indebtedness and other obligations owed to any Receivables Facility Participant by, or any right of such Receivables Facility Participant to payment from or on behalf of, the Person obligated with respect to such indebtedness or other obligations, arising in connection with the sale of goods or the rendering of services by any Receivables Facility Participant (in each case, an "Account Receivable") that is subject to the Permitted Receivables Facility, and the following to the extent that they are proceeds of or relate to the Accounts Receivable that are subject to the Permitted Receivables Financing: (i) accounts, (ii) instruments, (iii) chattel paper, (iv) general intangibles, (v) the merchandise or goods (including returned goods), the sale or lease of which gave rise to such Accounts Receivable, and the insurance proceeds thereof, (vi) contractual rights (including any agreement, lease, invoice or other writing), guaranties, insurance, claims and indemnities, (vii) books and records, (viii) all documentation of title evidencing the shipment or storage of any goods (including returned goods), (ix) guaranties and collections of such Accounts Receivable, (x) any security interest or liens and property thereto from time to time purporting to secure payment of such Accounts Receivable, (xi) lock-box accounts and amounts on deposit therein, (xii) monies due or to become due, and
(xiii) all proceeds and products of and all amounts received or receivable under any of the foregoing; (b) the Purchase and Sale Agreement (as defined in the Permitted Receivables Facility Documents) and all rights of AGSC thereunder; and
(c) the Receivables Sale Agreement (as defined in the Receivables Facility Documents) and all rights of Borrower thereunder.

         "Receivables Subsidiary" shall mean AGC Funding Corporation, a Delaware corporation, and a Wholly-Owned Subsidiary of Borrower that shall have been established as a "bankruptcy remote" Subsidiary for the sole purpose of acquiring accounts receivable under the Permitted Receivables Facility and that shall not engage in any activities other than in connection with the Permitted Receivables Facility.

         "Related Expenses" shall mean any and all costs, liabilities and expenses (including, without limitation, losses, damages, penalties, claims, actions, reasonable attorneys' fees, legal expenses, judgments, suits and disbursements) incurred by, imposed upon, or asserted against, the Global Agent, Collateral Agent or any Lender in any attempt by the Global Agent or Collateral Agent (a) to obtain, preserve, perfect or enforce any security interest evidenced by any Security Document or any other Loan Document or any Related Writing; (b) to obtain payment, performance or observance of any and all of the Debt; (c) to maintain, insure, audit, collect, preserve, repossess or dispose of any of the collateral securing the Debt or any thereof, including, without limitation, costs and expenses for appraisals, assessments and audits of any Company or any such collateral; or (d) incidental or related to (a) through (c) above, including, without limitation, interest thereupon from the date incurred, imposed or asserted until paid at the Default Rate.

         "Related Writing" shall mean each Loan Document and any other assignment, mortgage, security agreement, guaranty agreement, subordination agreement, financial statement, audit report or other writing furnished by Borrower, Subsidiary or Obligor, or any of their respective officers, to the Global Agent or the Lenders pursuant to or otherwise in connection with this Agreement.

         "Reportable Event" shall mean a reportable event as that term is defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of such Act.

         "Required Lenders" shall mean the holders of at least fifty-one percent (51%) of the Total Commitment Amount, or, if there shall be any borrowing hereunder, the holders (including such Lender's risk participation with respect to outstanding Swing Loans and Letters of Credit) of at least fifty-one percent (51%) of the sum of the Dollar Equivalent of (a) the aggregate amount of the Loans outstanding (other than Swing Loans), (b) the Letter of Credit Exposure, and (c) the Swing Line Exposure.

         "Restricted Payment" shall mean (a) any Capital Distribution; (b) any amount paid by a Company in repayment, redemption, retirement, repurchase, direct or indirect, of any Subordinated Indebtedness, including, but not limited to, the Indebtedness incurred pursuant to the notes issued in connection with the Subordinated Indenture or the Subordinated Convertible Indenture; (c) any amount paid by a Company in repayment, redemption, retirement, repurchase, direct or indirect, of any the Indebtedness incurred pursuant to the notes or securities issued in connection with the Senior Indenture; or (d) the exercise by a Company of any right of defeasance or covenant defeasance or similar right with respect to (i) any Subordinated Indebtedness, including, but not limited to the Indebtedness incurred pursuant to the notes issued in connection with the Subordinated Indenture or the Subordinated Convertible Indenture, or (ii) the Indebtedness incurred pursuant to the notes or securities issued in connection with the Senior Indenture.

         "Restructuring Charges" shall mean the restructuring charges, write-downs and reserves taken by Borrower in accordance with GAAP in connection with the restructuring of the Companies to the extent such restructuring charges, write-downs and reserves were deducted in determining Consolidated Net Earnings; provided, however, that (a) the aggregate amount of all such charges shall not exceed Three Hundred Fifty Million Six Hundred Thousand Dollars ($350,600,000), which amount shall include no more than (i) Thirty Two Million Six Hundred Thousand Dollars ($32,600,000) related to the write-down of Borrower's investment in Egreetings Network, Inc., (ii) Eighteen Million Dollars ($18,000,000) related to changes in contractual relationships with strategic partners of americangreetings.com, (iii) Ninety Million Dollars ($90,000,000) related to the implementation of scan-based trading at select retailers, or (iv) Two Hundred Ten Million Dollars ($210,000,000) related to corporate restructuring, and (b) only those charges that shall have been taken during Borrower's fiscal year ending February 28, 2002 shall be deemed to be Restructuring Charges for purposes of this Agreement.

         "SEC" shall mean the United States Securities and Exchange Commission, or any governmental body or agency succeeding to any of its principal functions.

         "Security Agreement" shall mean a Security Agreement, in the form of EXHIBIT J hereto, executed and delivered by a Company to the Collateral Agent in connection with this Agreement, as the same may from time to time be amended, restated or otherwise modified.

         "Security Documents" shall mean each Security Agreement, each Pledge Agreement, each Collateral Assignment and Security Agreement, each Mortgage, each Landlord's Agreement, each U.C.C. financing statement executed in connection herewith or securing any interest created in any of the foregoing documents, and any other documents relating to any of the foregoing, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

         "Senior Indenture" shall mean the Indenture between Borrower and NBD Bank, as trustee, dated as of July 27, 1998, as the same may, in accordance with
Section 5.24(b) hereof, from time to time be amended, supplemented, restated or otherwise modified or replaced.

         "Significant Asset Disposition" shall mean a Disposition or Dispositions in which the aggregate fair market value or book value, whichever is greater, of the assets sold, leased, transferred or otherwise disposed of shall be greater than or equal to One Million Dollars ($1,000,000).

         "Standard & Poor's" shall mean Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or any successor to such company.

         "S&P Rating" means the rating accorded to Borrower's senior credit facilities by Standard & Poor's.

         "S&P Senior Rating" shall mean the corporate credit rating accorded to Borrower by S&P.

         "Split Rating" shall exist at any time there shall be a difference in level between the Moody's Rating and the S&P Rating that correlates with the Moody's Rating.

         "Subordinated", as applied to Indebtedness, shall mean that the Indebtedness shall have been subordinated (by written terms or written agreement being, in either case, in form and substance satisfactory to the Global Agent and the Required Lenders) in favor of the prior payment in full of the Debt.

         "Subordinated Convertible Indenture" shall mean the Indenture between Borrower and National City Bank, as trustee, dated as of June 29, 2001, as the same may, in accordance with Section 5.24(b) hereof, from time to time be amended, supplemented, restated or otherwise modified or replaced, pursuant to which Borrower shall have issued the 7.00% Convertible Subordinated Notes Due July 15, 2006.

         "Subordinated Indenture" shall mean the Indenture between Borrower and The Huntington National Bank, as trustee, dated as of June 29, 2001, as the same may, in accordance with Section 5.24(b) hereof, from time to time be amended, supplemented, restated or otherwise modified or replaced, pursuant to which Borrower shall have issued the 11.75% Senior Subordinated Notes Due 2008.

         "Subsidiary" of Borrower or any of its Subsidiaries shall mean (a) a corporation more than fifty percent (50%) of the Voting Power of which is owned, directly or indirectly, by Borrower or by one or more other subsidiaries of Borrower or by Borrower and one or more subsidiaries of Borrower, (b) a partnership or limited liability company of which Borrower, one or more other subsidiaries of Borrower or Borrower and one or more subsidiaries of Borrower, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has the power to direct the policies, management and affairs thereof, or (c) any other Person (other than a corporation) in which Borrower, one or more other subsidiaries of Borrower or Borrower and one or more subsidiaries of Borrower, directly or indirectly, has at least a majority interest in the Voting Power or the power to direct the policies, management and affairs thereof.

         "Swing Line" shall mean the credit facility established by the Swing Line Lender for Borrower in accordance with Section 2.1(a)(iii) hereof.

         "Swing Line Commitment" shall mean the commitment of the Swing Line Lender to make Swing Loans to Borrower up to the maximum aggregate amount at any time outstanding of Ten Million Dollars ($10,000,000), in accordance with the terms and conditions of the Swing Line.

         "Swing Line Exposure" shall mean, at any time, the aggregate principal amount of all Swing Loans outstanding.

         "Swing Line Lender" shall mean the Global Agent, as holder of the Swing Line Commitment.

         "Swing Line Note" shall mean the Swing Line Note in the form of the attached EXHIBIT B, executed and delivered pursuant to Section 2.1(a)(iii) hereof.

         "Swing Loan" shall mean a loan granted to Borrower by the Swing Line Lender under the Swing Line.

         "Swing Loan Maturity Date" shall mean, with respect to any Swing Loan, the earlier of (a) the last day of the period for such Swing Loan as established by the Swing Line Lender and agreed to be Borrower but in no event later than thirty (30) days after the date such Swing Loan is made, or (b) the last day of the applicable Commitment Period.

         "Term Loan" shall mean the Term Loan made by the Term Loan Lenders pursuant to Section 2.1(c) hereof.

         "Term Loan Commitment" shall mean the obligation hereunder of each Term Loan Lender to participate in the making of the Term Loan, up to the amount set forth opposite such Term Loan Lender's name under the column headed "Term Loan Commitment Amount", as set forth on SCHEDULE 1 hereto.

         "Term Loan Commitment Amount" shall mean One Hundred Twenty-Five Million Dollars ($125,000,000).

         "Term Loan Exposure" shall mean, at any time, the outstanding principal amount of the Term Loan.

         "Term Loan Lender" shall mean a Lender with a Term Loan Commitment.

         "Term Loan Maturity Date" shall mean June 15, 2006.

         "Term Loan Prepayment Fee" shall mean (a) for the period from the Closing Date through the first anniversary of the Closing Date, an amount equal to five percent (5%) of the principal amount to be prepaid, (b) for the period from the second anniversary of the Closing Date through the third anniversary of the Closing Date, an amount equal to three percent (3%) of the principal amount to be prepaid, and (c) for the period from the third anniversary of the Closing Date through the fourth anniversary of the Closing Date, an amount equal to one percent (1%) of the principal amount to be prepaid; provided, however, that, notwithstanding the foregoing, the Term Loan Prepayment Fee with respect to a prepayment of the Term Loan pursuant to Section 2.8(b) or subdivision (vi) of Section 5.12(f) hereof, shall be an amount equal to one percent (1%) of the principal amount to be prepaid.

         "Term Note" shall mean a Term Note in the form of the attached EXHIBIT D, executed and delivered pursuant to Section 2.1(c) hereof.

         "Total Commitment Amount" shall mean the Dollar Equivalent of the amount of the Commitment.

         "Voting Power" shall mean, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person, and the holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

         "Welfare Plan" shall mean an ERISA Plan that is a "welfare plan" within the meaning of ERISA Section 3 (l).

         "Wholly-Owned Subsidiary" shall mean, with respect to any Person, any corporation, limited liability company or other entity, all of the securities or other ownership interest of which having ordinary voting power to elect a majority of the board of directors, or other persons performing similar functions, are at the time directly or indirectly owned by such Person.

         Any accounting term not specifically defined in this Article I shall have the meaning ascribed thereto by GAAP.

         The foregoing definitions shall be applicable to the singular and plurals of the foregoing defined terms.


                     ARTICLE II. AMOUNT AND TERMS OF CREDIT

         Section 2.1. AMOUNT AND NATURE OF CREDIT. Subject to the terms and conditions of this Agreement, each Lender shall participate, to the extent hereinafter provided, in making Loans to Borrower, and issuing Letters of Credit at the request of Borrower, in such aggregate amount as Borrower shall request pursuant to the Commitment.

         Each Lender, for itself and not one for any other, agrees to participate in Loans made and Letters of Credit issued hereunder during the Commitment Period on such basis that (i) immediately after the completion of any borrowing by Borrower, the Dollar Equivalent of the aggregate principal amount then outstanding on each Note (other than any Swing Line Note) issued to such Lender or, if there is no Note, outstanding from such Lender, when combined with the Dollar Equivalent of such Lender's Pro Rata Share of any Letter of Credit Exposure or Swing Line Exposure, shall not be in excess of the respective amounts of any of such Lender's 364 Day Commitment, General Revolving Commitment or Term Loan Commitment; and (ii) the Dollar Equivalent of the principal amount outstanding on each Note issued to such Lender (other than any Swing Line Note) or, if there is no Note, outstanding from such Lender, shall represent, respectively that percentage of the aggregate principal amount of Loans (other than Swing Loans) then outstanding under each of the 364 Day Commitments, General Revolving Commitments and Term Loan Commitments that shall be such Lender's Applicable Commitment Percentage.

         Within each Commitment, each borrowing (other than Swing Loans) from the Lenders hereunder shall be made Pro Rata according to the respective Applicable Commitment Percentages of the Lenders. The Loans may be made and Letters of Credit may be issued as follows:

         (a) GENERAL REVOLVING COMMITMENTS.

         (i) GENERAL REVOLVING LOANS. Subject to the terms and conditions of this Agreement, during the applicable Commitment Period, the General Revolving Lenders shall make a General Revolving Loan or General Revolving Loans to Borrower in such amount or amounts as Borrower may from time to time request, but not exceeding in aggregate principal amount at any time outstanding hereunder the Maximum General Revolving Commitment Amount, when such General Revolving Loans are combined with the Letter of Credit Exposure and the Swing Line Exposure; provided, however, that Borrower shall not request a General Revolving Loan hereunder (and the General Revolving Lenders shall not be obligated to make a General Revolving Loan) if, after giving effect thereto, (A) the Alternate Currency Exposure would exceed the Alternate Currency Maximum Amount or (B) the General Revolving Commitment Exposure would exceed the Maximum General Revolving Commitment. Borrower shall have the option, subject to the terms and conditions set forth herein, to borrow General Revolving Loans, maturing on the last day of the applicable Commitment Period, by means of any combination of Base Rate Loans, Eurodollar Loans, or Alternate Currency Loans. With respect to each Alternate Currency Loan, subject to the other provisions of this Agreement, Borrower shall have the right to receive all of the proceeds of such Alternate Currency Loan in an Alternate Currency. Each Alternate Currency Loan shall be made in a single Alternate Currency.

         Borrower shall pay interest on the unpaid principal amount of Base Rate Loans outstanding from time to time under the General Revolving Commitment from the date thereof until paid at the Derived Base Rate from time to time in effect. Interest on such Base Rate Loans shall be payable, commencing September 30, 2001, and on the last day of each succeeding December, March, June and September thereafter and at the maturity thereof.

         Borrower shall pay interest on the unpaid principal amount of each Fixed Rate Loan outstanding from time to time under the General Revolving Commitment, fixed in advance on the first day of the Interest Period applicable thereto through the last day of the Interest Period applicable thereto (but subject to changes in the Applicable Margin) at the Derived Fixed Rate. Interest on such Fixed Rate Loan shall be payable on each Interest Adjustment Date (provided that if an Interest Period shall exceed three months, the interest shall be paid every three months, commencing three months from the beginning of such Interest Period).

         At the request of Borrower to the Global Agent, subject to the notice and other provisions of Section 2.2 hereof, the General Revolving Lenders shall convert, under the General Revolving

Commitment, (A) Base Rate Loans to Eurodollar Loans at any time and (B) Eurodollar Loans to Base Rate Loans on any Interest Adjustment Date. No General Revolving Loan may be converted to or from an Alternate Currency Loan.

         The obligation of Borrower to repay the Base Rate Loans and Fixed Rate Loans made by the General Revolving Lenders pursuant to the General Revolving Commitment and to pay interest thereon shall be evidenced by a General Revolving Note, payable to the order of each General Revolving Lender in the principal amount of its General Revolving Commitment, or, if less, the aggregate unpaid principal amount of General Revolving Loans made hereunder by such General Revolving Lender. Subject to the provisions of this Agreement, Borrower shall be entitled under this Section 2.1(a)(i) to borrow funds, repay the same in whole or in part and re-borrow hereunder at any time and from time to time during the applicable Commitment Period.

         (ii) LETTERS OF CREDIT. Subject to the terms and conditions of this Agreement, during the applicable Commitment Period, the Fronting Lender, shall, in its own name, but only as agent for the General Revolving Lenders, issue such Letters of Credit for the account of Borrower, as Borrower may from time to time request. Borrower shall not request any Letter of Credit (and the Fronting Lender shall not be obligated to issue any Letter of Credit) if, after giving effect thereto, (A) the Letter of Credit Exposure would exceed the Letter of Credit Commitment, (B) the General Revolving Commitment Exposure would exceed the Maximum General Revolving Commitment Amount, or (C) the Alternate Currency Exposure would exceed the Alternate Currency Maximum Amount. Borrower may request that a Letter of Credit be issued in Dollars or an Alternate Currency. The issuance of each Letter of Credit shall confer upon each General Revolving Lender the benefits and liabilities of a participation consisting of an undivided pro rata interest in the Letter of Credit to the extent of the Applicable Commitment Percentage of such General Revolving Lender.

         Each request for a Letter of Credit shall be delivered to the Global Agent and the Fronting Lender not later than 11:00 A.M. (Cleveland, Ohio time) three Business Days prior to the day upon which the Letter of Credit is to be issued (or such shorter time period as may be agreed to by the Fronting Lender). Each such request shall be in a form acceptable to the Global Agent and the Fronting Lender and specify the face amount thereof, whether such Letter of Credit shall be a commercial documentary or a standby Letter of Credit, the type of currency, the account party, the beneficiary, the intended date of issuance, the expiry date thereof, and the nature of the transaction to be supported thereby. Concurrently with each such request, Borrower, shall execute and deliver to the Fronting Lender an appropriate application and agreement, being in the standard form of the Fronting Lender for such letters of credit, as amended to conform to the provisions of this Agreement if required by the Global Agent. Global Agent shall give each General Lender notice of each such request for a Letter of Credit.

         In respect of each Letter of Credit that shall be a commercial documentary letter of credit and the drafts thereunder, if any, Borrower agrees
(1) to pay to the Global Agent, for the pro rata benefit of the General Revolving Lenders, a non-refundable commission based upon the Dollar Equivalent of the face amount of such Letter of Credit, which shall be paid on the date that any draw shall have been made on such Letter of Credit, at a rate equal to
(y) one-half (1/2) of the Applicable Margin (in effect on the date such payment is to be made, times (z) the Dollar Equivalent amount drawn under such Letter of Credit, and (2) to pay to the Fronting Lender such issuance, amendment, negotiation, draw, acceptance, telex, courier, postage and similar transactional fees as shall be generally charged by the Fronting Lender under its fee schedule as in effect from time to time.

         In respect of each Letter of Credit that shall be a standby letter of credit and the drafts thereunder, if any, Borrower agrees (a) to pay to the Global Agent, for the pro rata benefit of the Lenders, a non-refundable commission based upon the Dollar Equivalent of the face amount of such Letter of Credit, which shall be paid quarterly in arrears, at a rate per annum equal to
(i) the then current Applicable Margin (and specifically including any additional amount payable pursuant to subpart (c) of the definition of Derived Fixed Rate) for Eurodollar Loans (i.e., the Applicable Margin for Eurodollar Loans in effect on the date such Letter of Credit shall be issued and, as to each quarterly payment thereafter, the Applicable Margin for Eurodollar Loans in effect on the date of such quarterly payment), times (ii) the Dollar Equivalent of the average undrawn face amount of such Letter of Credit during such fiscal quarter, (b) to pay to the Fronting Lender, for its sole account, an additional Letter of Credit fee, which shall be paid on each date that such Letter of Credit shall be issued or renewed at the rate of one-eighth percent (1/8 of 1%) of the face amount of such Letter of Credit, and (c) to pay to the Fronting Lender for its sole account, such other issuance, amendment, negotiation, draw, acceptance, telex, courier, postage and similar transactional fees as shall be generally charged by the Fronting Lender under its fee schedule as in effect from time to time.

         Whenever a Letter of Credit shall have been drawn, Borrower shall immediately reimburse the Fronting Lender for the amount drawn in Dollars or in the Alternate Currency in which such Letter of Credit shall have been issued, as the case may be. If the amount drawn in Dollars shall not be reimbursed by Borrower within one Business Day of the drawing of such Letter of Credit, at the sole option of the Fronting Lender, Borrower shall be deemed to have requested a General Revolving Loan, subject to the provisions of Section 2.1(a)(i), in the amount drawn. Such General Revolving Loan shall be evidenced by the General Revolving Notes. Each General Revolving Lender agrees to make a General Revolving Loan on the date of such notice, subject to no conditions precedent whatsoever. Each General Revolving Lender acknowledges and agrees that its obligation to make a General Revolving Loan pursuant to Section 2.1(a)(i) hereof, when required by this Section 2.1(a)(ii) shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that its payment to the Global Agent, for the account of the Fronting Lender, of the proceeds of such General Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the General Revolving Commitment of such General Revolving Lender shall have been reduced or terminated. Borrower irrevocably authorizes and instructs the Global Agent to apply the proceeds of any borrowing pursuant to this paragraph to reimburse, in full, the Fronting Lender for the amount drawn on such Letter of Credit. Each such General Revolving Loan shall be deemed to be a Base Rate Loan. Each General Revolving Lender is hereby authorized to record on its records relating to its General Revolving Note such Lender's Pro Rata Share of the amounts paid and not reimbursed on the Letters of Credit.

         If, for any reason, the Fronting Lender shall be unable to or, in the opinion of the Global Agent, it shall be impracticable to, convert any Letter of Credit to a General Revolving Loan pursuant to the preceding paragraph, the Fronting Lender shall have the right to request that each General Revolving Lender purchase a participation in the amount due with respect to such Letter of Credit, and the Global Agent shall promptly notify each General Revolving Lender thereof

(by facsimile or telephone, confirmed in writing). Upon such notice, but without further action, the Fronting Lender hereby agrees to grant to each General Revolving Lender, and each General Revolving Lender hereby agrees to acquire from the Fronting Lender, an undivided participation interest in the amount due with respect to such Letter of Credit in an amount equal to such General Revolving Lender's Applicable Commitment Percentage of the Dollar Equivalent of the aggregate principal amount of the amount due with respect to such Letter of Credit. In consideration and in furtherance of the foregoing, each General Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay in Dollars to the Global Agent, for the account of the Fronting Lender, such General Revolving Lender's ratable share of the Dollar Equivalent of the amount due with respect to such Letter of Credit (determined in accordance with the Applicable Commitment Percentage of such General Revolving Lender). Each General Revolving Lender acknowledges and agrees that its obligation to acquire participations in the amount due under any Letter of Credit that shall have been drawn but not reimbursed by Borrower pursuant to this Section 2.1(a)(ii) shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that each such payment shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the General Revolving Commitment of such General Revolving Lender shall have been reduced or terminated. Each General Revolving Lender shall comply with its obligation under this Section 2.1 (a)(ii) by wire transfer of immediately available funds, in the same manner as provided in Section 2.2 hereof with respect to General Revolving Loans. Each General Revolving Lender is hereby authorized to record on its records such General Revolving Lender's Pro Rata Share of the amounts paid and not reimbursed on the Letters of Credit.

         (iii) SWING LOANS. Subject to the terms and conditions of this Agreement, during the Commitment Period applicable to the General Revolving Commitment, the Swing Line Lender shall make a Swing Loan or Swing Loans to Borrower in such amount or amounts as Borrower may from time to time request; provided that Borrower shall not request any Swing Loan hereunder if, after giving effect thereto, (A) the General Revolving Commitment Exposure would exceed the Maximum General Revolving Commitment Amount, or (B) the Swing Line Exposure would exceed the Swing Line Commitment. Each Swing Loan shall be due and payable on the Swing Loan Maturity Date applicable thereto. Each Swing Loan shall be made in Dollars.

         Borrower shall pay interest, for the sole benefit of the Swing Line Lender (and any General Revolving Lender that shall have purchased a participation in such Swing Loan), on the unpaid principal amount of each Swing Loan outstanding from time to time from the date thereof until paid, at the Derived Swing Loan Rate applicable to such Swing Loan. Interest on each Swing Loan shall be payable on the Swing Loan Maturity Date applicable thereto. Each Swing Loan shall bear interest for a minimum of one day.

         The obligation of Borrower to repay the Swing Loans and to pay interest thereon shall be evidenced by a Swing Line Note of Borrower payable to the order of the Swing Line Lender in the principal amount of the Swing Line Commitment, or, if less, the aggregate unpaid principal amount of Swing Loans made hereunder by the Swing Line Lender. Subject to the provisions of this Agreement, Borrower shall be entitled under this Section 2.1(a)(iii) to borrow funds, repay the same in whole or in part and reborrow hereunder at any time and from time to time during the Commitment Period applicable to the General Revolving Commitment.

         If the Swing Line Lender shall so elect, by giving notice to Borrower and the Lenders, Borrower agrees that the Swing Line Lender shall have the right, in its sole discretion, to require that any Swing Loan be refinanced as a General Revolving Loan. Such General Revolving Loan shall be a Base Rate Loan unless and until converted by Borrower to a Eurodollar Loan pursuant to Section 2.1(a)(i) and Section 2.2 hereof. Upon receipt of such notice by Borrower, Borrower shall be deemed, on such day, to have requested a General Revolving Loan in the principal amount of the Swing Loan in accordance with Section 2.1(a)(i) hereof. Each General Revolving Lender agrees to make a General Revolving Loan on the date of such notice, subject to no conditions precedent whatsoever. Each General Revolving Lender acknowledges and agrees that such General Revolving Lender's obligation to make a General Revolving Loan pursuant to Section 2.1(a)(i) hereof when required by this Section 2.1(a)(iii) shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that its payment to the Swing Line Lender, for the account of the Swing Line Lender, of the proceeds of such General Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not such General Revolving Lender's General Revolving Commitment shall have been reduced or terminated. Borrower irrevocably authorizes and instructs the Swing Line Lender to apply the proceeds of any borrowing pursuant to this paragraph to repay in full such Swing Loan.

         If, for any reason, the Swing Line Lender shall be unable or, in the opinion of the Swing Line Lender, it shall be impracticable, to convert any Swing Loan to a General Revolving Loan pursuant to the preceding paragraph, then, on any day that a Swing Loan shall be outstanding (whether before or after the maturity thereof), the Swing Line Lender shall have the right to request that each General Revolving Lender purchase a participation in such Swing Loan, and the Swing Line Lender shall promptly notify each General Revolving Lender thereof (by facsimile or telephone, confirmed in writing). Upon such notice, but without further action, the Swing Line Lender hereby agrees to grant to each General Revolving Lender, and each General Revolving Lender hereby agrees to acquire from the Swing Line Lender, an undivided participation interest in such Swing Loan in an amount equal to such General Revolving Lender's Applicable Commitment Percentage of the aggregate principal amount of such Swing Loan. In consideration and in furtherance of the foregoing, each General Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Swing Line Lender, for its sole account, such General Revolving Lender's ratable share of such Swing Loan (determined in accordance with such General Revolving Lender's Applicable Commitment Percentage). Each General Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swing Loans pursuant to this Section 2.1(a)(iii) shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not such General Revolving Lender's General Revolving Commitment shall have been reduced or terminated. Each General Revolving Lender shall comply with its obligation under this Section 2.1(a)(iii) by wire transfer of immediately available funds, in the same manner as provided in Section 2.2 hereof with respect to General Revolving Loans to be made by such General Revolving Lender. Each

General Revolving Lender is hereby authorized to record on its records such General Revolving Lender's Pro Rata Share of the amounts paid and not reimbursed on the Swing Loans.

         (b) 364 DAY COMMITMENTS.

         Subject to the terms and conditions of this Agreement, during the applicable Commitment Period, the 364 Day Lenders shall make a 364 Day Revolving Loan or 364 Day Revolving Loans to Borrower in such amount or amounts as Borrower may from time to time request, but not exceeding in aggregate principal amount at any time outstanding hereunder the Maximum 364 Day Commitment Amount. Borrower shall have the option, subject to the terms and conditions set forth herein, to borrow 364 Day Revolving Loans, maturing on the last day of the applicable Commitment Period, by means of any combination of Base Rate Loans or Eurodollar Loans.

         Borrower shall pay interest on the unpaid principal amount of Base Rate Loans outstanding from time to time under the 364 Day Commitment from the date thereof until paid at the Base Rate from time to time in effect. Interest on such Base Rate Loans shall be payable, commencing September 30, 2001, and on the last day of each succeeding December, March, June and September thereafter and at the maturity thereof.

         Borrower shall pay interest on the unpaid principal amount of each Eurodollar Loan outstanding from time to time under the 364 Day Commitment, fixed in advance on the first day of the Interest Period applicable thereto through the last day of the Interest Period applicable thereto (but subject to changes in the Applicable Margin) at the Derived Fixed Rate applicable to Eurodollar Loans. Interest on such Eurodollar Loan shall be payable on each Interest Adjustment Date (provided that if an Interest Period shall exceed three months, the interest shall be paid every three months, commencing three months from the beginning of such Interest Period).

         At the request of Borrower to the Global Agent, subject to the notice and other provisions of Section 2.2 hereof, the 364 Day Lenders shall convert, under the 364 Day Commitment, (i) Base Rate Loans to Eurodollar Loans at any time and (ii) Eurodollar Loans to Base Rate Loans on any Interest Adjustment Date.

         The obligation of Borrower to repay the Base Rate Loans and Eurodollar Loans made by the 364 Day Lenders pursuant to the 364 Day Commitment and to pay interest thereon shall be evidenced by a 364 Day Note, payable to the order of each 364 Day Lender in the principal amount of its 364 Day Commitment, or, if less, the aggregate unpaid principal amount of 364 Day Revolving Loans made hereunder by such 364 Day Lender. Subject to the provisions of this Agreement, Borrower shall be entitled under this Section 2.1(b) to borrow funds, repay the same in whole or in part and re-borrow hereunder at any time and from time to time during the applicable Commitment Period.

         (c) TERM LOAN COMMITMENTS.

         Subject to the terms and conditions of this Agreement, the Term Loan Lenders shall make the Term Loan to Borrower on the Closing Date in the Term Loan Commitment Amount. To evidence the Term Loan, Borrower shall, upon request of any Term Loan Lender, execute and deliver to such Term Loan Lender a Term Note. The Term Loan shall be payable in twenty (20) quarter-annual installments, commencing November 30, 2001, and continuing on the last day of each succeeding February, May, August and November thereafter until paid in full. From November 30, 2001 through February 28, 2006, each payment shall be in the principal amount of Three Hundred Twelve Thousand Five Hundred Dollars ($312,500), with the last payment to be paid on the Term Loan Maturity Date in the amount of the then remaining balance of the Term Loan.

         Borrower shall notify the Global Agent, in accordance with the notice provisions of Section 2.2 hereof, whether the Term Loan will be a Base Rate Loan or a Eurodollar Loan. The Term Loan may be a mixture of a Base Rate Loan and Eurodollar Loans. The Term Loan Lenders, at the request of Borrower to the Global Agent, subject to the applicable notice and other provisions of Section
2.2 hereof, shall convert a Base Rate Loan to a Eurodollar Loan at any time and shall convert a Eurodollar Loan to a Base Rate Loan on any Interest Adjustment Date.

         With respect to any portion of the Term Loan that shall be a Base Rate Loan, Borrower shall pay interest on the unpaid principal amount thereof outstanding from time to time from the date thereof until paid, commencing September 30, 2001, and continuing on the last day of each succeeding December, March, June and September thereafter and at the maturity thereof, at the Derived Term Loan Base Rate from time to time in effect.

         With respect to any portion of the Term Loan that shall be a Eurodollar Loan, Borrower shall pay interest on the unpaid principal amount of each Eurodollar Loan outstanding from time to time, fixed in advance on the first day of the Interest Period applicable thereto through the last day of the Interest Period applicable thereto (but subject to changes in the Applicable Term Loan Margin), the Derived Term Loan Eurodollar Rate. Interest on such Eurodollar Loan shall be payable on each Interest Adjustment Date (provided that if an Interest Period shall exceed three months, the interest shall be paid every three months, commencing three months from the beginning of such Interest Period).

         Section 2.2. CONDITIONS TO CREDIT EVENTS. The obligation of the Global Agent, the Swing Line Lender, the Fronting Lender or any Lender to participate in any Credit Event shall be conditioned, in the case of each such Credit Event, upon:

         (a) all conditions precedent as listed in Article IV hereof shall have been satisfied;

         (b) for General Revolving Loans, 364 Day Revolving Loans or the Term Loan, (i) in respect of Base Rate Loans, receipt by the Global Agent of a Notice of Loan by 11:00 A.M. (Cleveland, Ohio time) on the proposed date of borrowing or conversion, and (ii) in respect of Fixed Rate Loans, receipt by the Global Agent by 11:00 A.M. (Cleveland, Ohio time) three Business Days (or, with respect to Alternate Currency Loans, four Business Days) prior to the proposed date of borrowing, conversion or continuation. The Global Agent shall notify each Lender of the date, amount and Interest Period (if applicable) promptly upon the receipt of such notice, and, in any event, by 2:00 P.M. (Cleveland, Ohio time) on the date such notice is received. On the date such Loan is to be made, each Lender shall provide the Global Agent, not later than 3:00 P.M. (Cleveland, Ohio time), with the amount of Dollars or, if applicable, Alternate Currency required of it, in federal or other immediately available funds;

         (c) for Swing Loans, receipt by the Global Agent of a Notice of Loan, such notice to be received by 11:00 A.M. (Cleveland, Ohio time) on the proposed date of borrowing;

         (d) with respect to Letters of Credit, satisfaction of the notice provisions set forth in Section 2.1(a)(ii) hereof;

         (e) Borrower's request for a Loan shall have been for no less than the Minimum Borrowing Amount for such Loan;

         (f) the fact that no Default or Event of Default shall then exist or immediately after such Credit Event would exist; and

         (g) the fact that each of the representations and warranties contained in Article VI hereof shall be true and correct with the same force and effect as if made on and as of the date of such Credit Event, except to the extent that any thereof expressly relate to an earlier date.

         At no time shall Borrower request that Fixed Rate Loans be outstanding for more than six different Interest Periods at any time, and, if Base Rate Loans are outstanding, then Fixed Rate Loans shall be limited to five different Interest Periods at any time.

         Each request by Borrower with respect to any Credit Event hereunder shall be deemed to be a representation and warranty by Borrower as of the date of such request as to the facts specified in (f) and (g) above.

         Each request for a Fixed Rate Loan shall be irrevocable and binding on Borrower and Borrower shall indemnify the Global Agent and the applicable Lenders against any loss or expense incurred by the Global Agent or such Lenders as a result of any failure by Borrower to consummate such transaction including, without limitation, any loss (including loss of anticipated profits) or expense incurred by reason of liquidation or re-employment of deposits or other funds acquired by such Lenders to fund such Fixed Rate Loan. A certificate as to the amount of such loss or expense submitted by such Lenders to Borrower shall be conclusive and binding for all purposes, absent manifest error.

         If the Global Agent shall elect to advance the proceeds of a Loan prior to receiving funds from the applicable Lenders, the Global Agent shall have the right, upon prior notice to Borrower, to debit any account of Borrower or otherwise receive from Borrower, on demand, such amount, in the event that any such Lender shall fail to reimburse the Global Agent in accordance with this subsection. The Global Agent shall also have the right to receive interest from any such Lender at the Federal Funds Effective Rate in the event that such Lender shall fail to provide its portion of the Loan on the date requested and the Global Agent shall elect to provide such funds.

         Section 2.3. PAYMENT ON NOTES, ETC.

         (a) PAYMENTS WITHOUT SET-OFF. Each payment made hereunder by Borrower shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever.

         (b) PAYMENTS IN ALTERNATE CURRENCY. With respect to any Alternate Currency Loan, all payments (including prepayments) to any Lender of the principal of or interest on such Alternate Currency Loan shall be made in the same Alternate Currency as the original Loan. All such payments shall be remitted by Borrower to the Global Agent at the Designated Lending Office for the account of the Lenders not later than 11:00 A.M. (Cleveland, Ohio time) on the due date thereof in same day funds. Any payments received by the Global Agent after 11:00 A.M. (Cleveland, Ohio time) shall be deemed to have been made and received on the next following Business Day.

         (c) PAYMENTS IN DOLLARS. With respect to (i) any Loan (other than as set forth in subparts (b) above), or (ii) any other payment to the Global Agent or the Lenders that shall not be covered by subsection (b) above, all such payments (including prepayments) of the principal of or interest on such Loan or other payment, including but not limited to principal, interest, fees or any other amount owed by Borrower under this Agreement, shall be made in Dollars. All payments described in this subsection (c) shall be remitted to the Global Agent at its Designated Lending Office for the account of the appropriate Lenders not later than 11:00 A.M. (Cleveland, Ohio time) on the due date thereof in immediately available funds. Any such payments received by the Global Agent after 11:00 A.M. (Cleveland, Ohio time) shall be deemed to have been made and received on the next following Business Day.

         (d) PAYMENTS TO LENDERS. Upon the Global Agent's receipt of payments hereunder, the Global Agent shall immediately distribute to the appropriate Lenders their respective Ratable Shares, if any, of the amount of principal, interest, and facility and other fees received by the Global Agent for the account of such Lenders. Payments received by the Global Agent in Dollars shall be delivered to the appropriate Lenders in Dollars in immediately available funds. Payments received by the Global Agent in any Alternate Currency shall be delivered to the appropriate Lenders in such Alternate Currency in same day funds. Each Lender shall record any principal, interest or other payment, the principal amounts of Base Rate Loans and Fixed Rate Loans, the type of currency for each Loan, all prepayments and the applicable dates, including Interest Periods, with respect to the Loans made, and payments received by such Lender, by such method as such Lender may generally employ; provided, however, that failure to make any such entry shall in no way detract from the obligations of Borrower under this Agreement or the Notes. The aggregate unpaid amount of Loans, types of Loans, Interest Periods and similar information with respect to such Loans and Letters of Credit set forth on the records of the Global Agent shall be rebuttably presumptive evidence with respect to such information, including the amounts of principal and interest owing to each Lender.

         (e) TIMING OF PAYMENTS. Whenever any payment to be made hereunder, including, without limitation, any payment to be made on any Note, shall be stated to be due on a day that shall not be a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in each case be included in the computation of the interest payable on such Note; provided, however, that, with respect to any Fixed Rate Loan, if the next succeeding Business Day shall fall in the succeeding calendar month, such payment shall be made on the preceding Business Day and the relevant Interest Period shall be adjusted accordingly.

         Section 2.4. PAYMENTS NET OF TAXES.

         (a) GENERAL PROVISIONS. All payments under this Agreement shall be made absolutely net of, without deduction or offset for, and altogether free and clear of, any and all present and future taxes, levies, deductions, charges and withholdings and all liabilities with respect thereto, under the laws of the United States of America or any foreign jurisdiction (or any state or political subdivision thereof), excluding income and franchise taxes imposed on any Lender (and withholding relating thereto) under the laws of the United States of America, Australia or any other foreign jurisdiction (or any state or political subdivision thereof). If Borrower shall be compelled by law to deduct any such taxes or levies (other than such excluded taxes) or to make any such other deductions, charges or withholdings, then Borrower shall pay such additional amounts as may be necessary in order that the net payments after such deduction, and after giving effect to any United States or foreign jurisdiction (or any state or political subdivision thereof) income taxes required to be paid by the Lenders in respect of such additional amounts, shall equal the amount of interest, and other fees and amounts payable as provided in Section 2.1 and
Section 2.6 hereof for each Loan or Letter of Credit, plus any principal then due.

         (b) ALTERNATE CURRENCY TRANSACTIONS. All payments on account of principal, if any, interest and other fees and amounts payable hereunder shall be made without set-off or counterclaim and, unless otherwise required by law, shall be made free and clear of and without deduction for withholding tax or similar tax, present or future, imposed by any taxing authority in any jurisdiction (in this subsection (b) hereof, a "Tax"). If Borrower shall be required to withhold or pay any Tax, it shall make the required withholding and payment in accordance with and within the time allowed by law, and shall nonetheless pay to the appropriate Lender such additional amounts as shall be necessary to cause such Lender actually to receive in full all amounts (after taking account of any further deduction or withholding that is required to be made as a consequence of the payment of such additional amounts) on account of principal and interest or other fees or amounts owing to it hereunder, as if such Tax had not been paid. As soon as practicable after the date that any Tax shall become due and payable, (i) Borrower shall give to such Lender the original or a copy of a receipt for the payment of the Tax, or, if such receipts are not issued by or received from the taxing authority to which the Tax was paid, a certificate of an officer of Borrower, confirming the date and amount of the payment so made and reasonable details of the calculation of the amount due; and (ii) Borrower shall indemnify and save such Lender harmless from and against any claim, liability, loss, cost, expense (including without limitation legal, accounting and other professional fees, and interest and penalty charges or fines imposed by any taxing authority in respect of or arising from non-payment of such Tax) to which such Lender may be exposed or that it may incur, by reason of Borrower's failure to make punctual payment of any amount required to be paid to a taxing authority pursuant to subsection (b) hereof.

         Section 2.5. VOLUNTARY PREPAYMENT; PREPAYMENT FEES.

         (a) RIGHT TO PREPAY. Borrower shall have the right, at any time or from time to time, to prepay, on a Pro Rata Basis for all of the applicable Lenders (or, with respect to Swing Loans, the applicable Swing Line Lender), all or any part of the principal amount of the Notes of Borrower then outstanding, as designated by Borrower, plus interest accrued on the amount so prepaid to the date of such prepayment.

         (b) PREPAYMENT FEES.

                  (i) Prepayments of Base Rate Loans shall be without any premium or penalty;

                  (ii) In any case of prepayment of a Fixed Rate Loan, Borrower agrees that if the reinvestment rate with respect to Eurodollars or the Alternate Currency, as the case may be, of such Fixed Rate Loan, as quoted by the money desk of the Global Agent (the "Reinvestment Rate"), shall be lower than the Adjusted LIBOR Rate applicable to the Fixed Rate Loan that is intended to be prepaid (hereinafter, "Last LIBOR"), then Borrower shall, upon written notice from the Global Agent, promptly pay to the Global Agent, for the account of the applicable Lenders, in immediately available funds, a prepayment fee equal to the product of (A) a rate (the "Prepayment Rate") which shall be equal to the difference between the Last LIBOR and the Reinvestment Rate, times
         (B) the prepayment principal amount of the Fixed Rate Loan that is to be prepaid, times (C) (1) the number of days remaining in the Interest Period of the Fixed Rate Loan that is to be prepaid divided by (2) three hundred sixty (360). In addition, Borrower shall immediately pay directly to the Global Agent, for the account of the applicable Lenders, the amount of any additional costs or expenses (including, without limitation, cost of telex, wires, or cables) incurred by the Global Agent or the Lenders in connection with the prepayment, upon Borrower's receipt of a written statement from the Global Agent; and

                  (iii) In the case of prepayment of any Swing Loan, Borrower agrees to pay to the Swing Line Lender, on demand, for any resulting loss, cost or expense of the Swing Line Lender as a result thereof, including, without limitation, any loss incurred in obtaining, liquidating or employing deposits.

         (c) TERM LOAN PREPAYMENT FEES. In addition to any fees payable pursuant to subpart (b) above, in the case of any prepayment of the Term Loan, whether in whole or in part, Borrower shall pay to the Global Agent, for the account of the Term Loan Lenders, on the date of such prepayment, a fee equal to the Term Loan Prepayment Fee and if, as a result of such prepayment, any Fixed Rate Loan shall be prepaid prior to the Interest Adjustment Date applicable thereto, Borrower shall pay to the Term Loan Lenders the prepayment fees set forth in subsection
(b) hereof.

         (d) NOTICE OF PREPAYMENT. Borrower shall give the Global Agent written notice of prepayment of any Base Rate Loan by not later than 11:00 A.M. (Cleveland, Ohio time) on the Business Day such prepayment is to be made and written notice of the prepayment of any Fixed Rate Loan not later than 1:00 P.M. (Cleveland, Ohio time) three Business Days prior to the Business Day on which such prepayment is to be made.

         (e) MINIMUM AMOUNT. Except in the case of a mandatory prepayment in connection with Section 2.8 or Article III hereof, each prepayment of a Fixed Rate Loan by Borrower shall be in the aggregate principal amount of not less than Five Million Dollars ($5,000,000) (or, with respect to an Alternate Currency Loan, the Dollar Equivalent of such amount).

         Section 2.6. FACILITY AND OTHER FEES.

         (a) GENERAL FACILITY FEE. Borrower shall pay to the Global Agent, for the ratable account of the General Revolving Lenders, as a consideration for the General Revolving Commitments, a facility fee from the Closing Date to and including the last day of the applicable Commitment Period, payable quarterly, at a rate per annum equal to (i) the Applicable Facility Fee Rate in effect on the date that such facility fee shall be due, times (ii) the average daily Maximum General Revolving Commitment Amount during such quarter. The facility fee with respect to the General Revolving Commitments shall be payable in arrears, on September 30, 2001 and on the last day of each succeeding December, March, June and September thereafter, and on the last day of the applicable Commitment Period.

         (b) 364 DAY FACILITY FEE. Borrower shall pay to the Global Agent, for the ratable account of the 364 Day Lenders, as a consideration for the 364 Day Commitments, a facility fee from the Closing Date to and including the last day of the applicable Commitment Period, payable quarterly, at a rate per annum equal to (i) the Applicable Facility Fee Rate in effect on the date that such facility fee shall be due, times (ii) the average daily Maximum 364 Day Commitment Amount during such quarter. The facility fee with respect to the 364 Day Commitments shall be payable in arrears, on September 30, 2001 and on the last day of each succeeding December, March, June and September thereafter, and on the last day of the applicable Commitment Period.

         (c) GLOBAL AGENT FEES. Borrower shall pay to the Global Agent, for its sole benefit, the fees set forth in the Global Agent Fee Letter.

         Section 2.7. MODIFICATION OF COMMITMENT.

         (a) REDUCTION OF GENERAL REVOLVING COMMITMENTS. Borrower may at any time or from time to time permanently reduce in whole, or ratably in part, the General Revolving Commitments to an amount not less than the then existing General Revolving Commitment Exposure by giving the Global Agent not fewer than three Business Days' notice of such reduction, provided that any such partial reduction shall be in an aggregate amount, for all of the General Revolving Lenders, of not less than Five Million Dollars ($5,000,000), increased by increments of One Million Dollars ($1,000,000). The Global Agent shall promptly notify each General Revolving Lender of the date of each such reduction and such General Revolving Lender's proportionate share thereof. After each such reduction, the facility fees payable hereunder shall be calculated upon the General Revolving Commitments as so reduced in accordance with Section 2.6(a) hereof. If Borrower shall reduce in whole the General Revolving Commitments, on the effective date of such reduction (Borrower having prepaid in full the unpaid principal balance, if any, of the General Revolving Notes and the Swing Line Note, together with all interest and facility and other fees accrued and unpaid, and so long as there shall exist no Letter of Credit Exposure), all of the General Revolving Notes shall be delivered to the Global Agent marked "Canceled" and the Global Agent shall redeliver such General Revolving Notes to Borrower. Any partial reduction in the General Revolving Commitments shall be effective during the remainder of the applicable Commitment Period.

         (b) REDUCTION OF 364 DAY COMMITMENTS. Borrower may at any time or from time to time permanently reduce in whole, or ratably in part, the 364 Day Commitments to an amount not less than the then existing 364 Day Exposure by giving the Global Agent not fewer than three Business Days' notice of such reduction, provided that any such partial reduction shall be in an aggregate amount, for all of the 364 Day Lenders, of not less than Five Million Dollars ($5,000,000), increased by increments of One Million Dollars ($1,000,000). The Global Agent shall promptly notify each 364 Day Lender of the date of each such reduction and such 364 Day Lender's proportionate share thereof. After each such reduction, the facility fees payable hereunder shall be calculated upon the 364 Day Commitments as so reduced in accordance with Section 2.6(b) hereof. If Borrower shall reduce in whole the 364 Day Commitments, on the effective date of such reduction (Borrower having prepaid in full the unpaid principal balance, if any, of the 364 Day Notes, together with all interest and facility and other fees accrued and unpaid), all of the 364 Day Notes shall be delivered to the Global Agent marked "Canceled" and the Global Agent shall redeliver such 364 Day Notes to Borrower. Any partial reduction in the 364 Day Commitments shall be effective during the remainder of the applicable Commitment Period.

         (c) INCREASE IN COMMITMENT. At any time during the Commitment Increase Period, Borrower may request that the Global Agent proportionally increase the Maximum 364 Day Commitment Amount and Maximum General Revolving Commitment Amount from the Combined Closing Commitment Amount to the Combined Maximum Commitment Amount by either (i) proportionally increasing, for one or more Lenders, with their prior written consent, their 364 Day Commitment and General Revolving Commitment, or (ii) including one or more Additional Lenders, each with a new 364 Day Commitment and a new General Revolving Commitment (with the same Commitment Percentage for the 364 Day Commitment and the General Revolving Commitment), as a party to this Agreement (collectively, the "Additional Commitment"). During the Commitment Increase Period, the Lenders agree that the Global Agent, in its sole discretion, may permit one or more Additional Commitments upon satisfaction of the following requirements: (A) each Additional Lender, if any, shall execute an Additional Lender Assumption Agreement, (B) the Global Agent shall provide to each Lender a revised SCHEDULE 1 to this Agreement at least three Business Days prior to the effectiveness of such Additional Commitments (each an "Assumption Effective Date"), and (C) Borrower shall execute and deliver to the Global Agent and the Lenders such replacement or additional 364 Day Notes and General Revolving Notes as shall be required by the Global Agent. The Lenders hereby authorize the Global Agent to execute each Additional Lender Assumption Agreement on behalf of the Lenders. On each Assumption Effective Date, the 364 Day Lenders and the General Revolving Lenders shall make adjustments among themselves with respect to the 364 Day Loans and General Revolving Loans then outstanding and amounts of principal, interest, facility fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of the Global Agent, in order to reallocate among such Lenders such outstanding amounts, based on the revised Applicable Commitment Percentages and to otherwise carry out fully the terms of this Section 2.7(c). Borrower shall not request any increase in the Commitment pursuant to this
Section 2.7(c) if a Default or an Event of Default shall then exist or immediately after giving effect to any such increase would exist.

         Section 2.8. MANDATORY PAYMENT.

         (a) COMMITMENTS. If (i) the General Revolving Commitment Exposure at any time shall exceed the Maximum General Commitment Amount as then in effect, Borrower shall, as promptly as practicable, but in no event later than the next Business Day, prepay an aggregate principal amount of the General Revolving Loans sufficient to bring the General Revolving Commitment Exposure within the Maximum General Revolving Commitment Amount, (ii) the 364 Day Exposure at any time shall exceed the Maximum 364 Day Commitment Amount as then in effect, Borrower shall, as promptly as practicable, but in no event later than the next Business Day, prepay an aggregate principal amount of the 364 Day Revolving Loans sufficient to bring the 364 Day Exposure within the Maximum 364 Day Commitment Amount, or (iii) the Alternate Currency Exposure shall at any time exceed the Alternate Currency Maximum Amount, then Borrower shall, as promptly as practicable, but in no event later than the next Business Day, prepay an aggregate principal amount of Alternate Currency Loans sufficient to bring the Alternate Currency Exposure within the Alternate Currency Maximum Amount.

         (b) EXCESS CASH FLOW. Within one hundred (100) days after the end of each fiscal year of the Companies, commencing with the fiscal year ending February 28, 2002, Borrower shall make a prepayment in an amount of not less than fifty percent (50%) of Excess Cash Flow, if any, based on the financial statements of the Companies for the most recently completed fiscal year (each such prepayment an "Excess Cash Flow Prepayment"). Each Excess Cash Flow Prepayment shall be applied (i) first, to the principal payments of the Term Loan (to be applied in the inverse order of maturity), and (ii) second, on a Pro Rata Basis, to (1) the General Revolving Commitment Exposure (with payments to be made in the following order: General Revolving Loans, Swing Loans, and to be held by the Global Agent in a special account as security for any Letter of Credit Exposure pursuant to subpart (f) hereof) and (2) the 364 Day Exposure. If there shall be Credit Exposure under the General Revolving Commitments or Credit Exposure under the 364 Day Commitments, the then remaining Prepayment Proceeds shall be paid to whichever such General Revolving Commitments or 364 Day Commitments as shall then have Credit Exposure. The General Revolving Commitments and the 364 Day Commitments shall be permanently reduced by the amount of such Prepayment Proceeds allocated thereto, respectively.

         (c) MANDATORY PREPAYMENT EVENT.

                  (i) INVOLVING A COMPANY PRIOR TO AN EVENT OF DEFAULT. If any Company shall effect a Mandatory Prepayment Event (which Mandatory Prepayment Event shall only be permitted in accordance with the terms of this Agreement), then the Prepayment Proceeds of such Mandatory Prepayment Event shall be paid, on the date of such Mandatory Prepayment Event, by Borrower (or Company) to the Global Agent to be applied, (A) first, to the outstanding principal balance of the Term Loan (to be applied to the principal payments thereof in the inverse order of maturity), and (B) second, on a Pro Rata Basis, to (1) the General Revolving Commitment Exposure (with payments to be made in the following order: General Revolving Loans, Swing Loans, and to be held by the Global Agent in a special account as security for any Letter of Credit Exposure pursuant to subpart (d) hereof) and (2) the 364 Day Exposure. If there shall be Credit Exposure under the General Revolving Commitments or Credit Exposure under the 364 Day Commitments, the then remaining Prepayment Proceeds shall be paid to whichever such General Revolving Commitments or 364 Day Commitments as shall then have Credit Exposure. The General Revolving Commitments and the 364 Day Commitments shall be permanently reduced by the amount of such Prepayment Proceeds allocated thereto, respectively, whether or not there shall be any Credit Exposure thereunder. Any remaining Prepayment Proceeds shall be distributed in accordance with subpart (ii) hereof;

                  (ii) INVOLVING ANY COMPANY AFTER AN EVENT OF DEFAULT. If any Company shall effect a Mandatory Prepayment Event (which Mandatory Prepayment Event shall only be permitted in accordance with the terms of this Agreement) after an Event of Default shall have occurred (and whether or not such Event of Default shall have been waived), then the Prepayment Proceeds of such Mandatory Prepayment Event shall be paid, on the date of such Prepayment Event, by Borrower (or the appropriate Company) to the Global Agent to be applied to the following, on a Pro Rata Basis among the Commitments: (A) the General Revolving Commitment Exposure (with payments to be made in the following order: General Revolving Loans, Swing Loans, and to be held by the Global Agent in a special account as security for any Letter of Credit Exposure pursuant to subpart (d) hereof), (B) the 364 Day Exposure, and (C) the unpaid principal balance of the Term Loan (with any prepayment of the Term Loan to be applied to the principal payments thereof in the inverse order of maturity). The General Revolving Commitments and 364 Day Commitments shall be permanently reduced by the amount of such Prepayment Proceeds allocated thereto, respectively, whether or not there shall not be any Credit Exposure thereunder. If there shall be no Credit Exposure under any Commitment, the then remaining Prepayment Proceeds shall be reallocated among the other Commitments on a Pro Rata Basis.

         (d) RIGHT OF TERM LOAN LENDERS TO FOREGO PROCEEDS. Each Term Loan Lender shall have the right to forego the application of any mandatory prepayment of the Term Loan required to be made to such Term Loan Lender pursuant to subparts (c) or (d) above in accordance with the following provisions:

                  (i) the Global Agent shall, on or prior to 3:00 P. M. (Cleveland, Ohio time) on the date it shall have received immediately available funds from Borrower in respect of a mandatory prepayment of Loans pursuant to subpart (c) or (d) above, give each Term Loan Lender written or telephonic notice of (A) the amount of such mandatory prepayment, (B) the portion thereof proposed to be paid to such Term Loan Lender, and (C) such Term Loan Lender's right to forego its portion of such mandatory prepayment, which notice shall request such Term Loan Lender to confirm to the Global Agent whether or not such Term Loan Lender shall forego such mandatory prepayment;

                  (ii) If any Term Loan Lender shall indicate its desire to forego its portion of such mandatory prepayment by giving the Global Agent written or telephonic notice to such effect by 5:00 P. M. (Cleveland, Ohio time) on the date that is two (2) Business Days after such Term Loan Lender shall have received such written or telephonic notice from the Global Agent, the amount of the applicable prepayment that would otherwise have been paid to such Term Loan Lender shall, notwithstanding anything in this Section 2.8 to the contrary, be applied, on a Pro Rata Basis, in accordance with subpart (c)(ii) above. The General Revolving Commitments and the 364 Day Commitments shall be permanently reduced by the amount of such prepayment;

                  (iii) the Global Agent may act without liability upon the basis of any such telephonic notice or written notice believed by the Global Agent in good faith to be from an authorized representative of a Term Loan Lender. In the case of each such telephonic notice, the Global Agent's record of the terms of such telephonic notice shall be conclusive absent manifest error;

                  (iv) any Term Loan Lender that shall not have responded to the Global Agent, within the time period specified above, to a notice from the Global Agent requesting such Term Loan Lender to confirm whether or not such Term Loan Lender wishes to exercise its right to forego the application of its portion of such mandatory prepayment pursuant to this Section 2.8, shall be deemed to have waived such right to forego such application; and

                  (v) notwithstanding anything to the contrary contained in this Agreement, the Global Agent may defer, until the next Business Day, the distribution to the Term Loan Lenders of any portion of any mandatory prepayment of Loans received by the Global Agent pursuant to this
         Section 2.8 as to which the Global Agent shall be determining whether or not the Term Loan Lenders wish to exercise their rights under this subpart (d).

         (e) APPLICATION OF PROCEEDS. Unless otherwise designated by Borrower, each prepayment pursuant to this Section 2.8 shall be applied in the following order (i) first, on a pro rata basis among all of the outstanding Base Rate Loans of Borrower, and (ii) second, on a pro rata basis among all of the outstanding Fixed Rate Loans of Borrower, provided that if the outstanding principal amount of any Fixed Rate Loan shall reduced to an amount less than the applicable Minimum Borrowing Amount as a result of such prepayment, then such Fixed Rate Loan shall be converted into a Base Rate Loan on the date of such prepayment. Any prepayment of a Fixed Rate Loan or Swing Loan pursuant to this
Section 2.8 shall be subject to the prepayment penalties set forth in Section
2.5 hereof.

         (f) LETTER OF CREDIT EXPOSURE. Any amounts to be distributed for application to a Lender's liabilities with respect to any Letter of Credit Exposure shall be held by the Collateral Agent in an interest bearing trust account (the "SPECIAL TRUST ACCOUNT") as collateral security for such liabilities until a drawing on any Letter of Credit, at which time such amounts, together with interest accrued thereon, shall be released by the Collateral Agent and applied to such liabilities. If any such Letter of Credit shall expire without having been drawn upon in full, the amounts held in the Special Trust Account with respect to the undrawn portion of such Letter of Credit, together with interest accrued thereon, shall be applied by the Collateral Agent in accordance with the provisions of subpart (c) above.

         Section 2.9. COMPUTATION OF INTEREST AND FEES; DEFAULT RATE.

         (a) With the exception of Base Rate Loans, interest on Loans, Related Expenses and facility and other fees and charges hereunder shall be computed on the basis of a year having three hundred sixty (360) days and calculated for the actual number of days elapsed. With respect to Base Rate Loans, interest shall be computed on the basis of a year having three hundred sixty-five (365) days or three hundred sixty-six (366) days, as the case may be, and calculated for the actual number of days elapsed.

         (b) Anything herein to the contrary notwithstanding, if an Event of Default shall have occurred hereunder, at the option of the Required Lenders,
(i) the principal of each Loan and the
unpaid interest thereon shall bear interest, until paid, at the Default Rate; and (ii) the fees for the aggregate undrawn face amount of all issued and outstanding Letters of Credit shall be increased to two percent (2%) in excess of the rate otherwise applicable thereto; provided, however, that in no event shall the rate of interest hereunder exceed the maximum rate allowable by law.

         Section 2.10. FIXED CHARGE COVERAGE RATIO CONDITION. Borrower shall provide immediate written notice to the Global Agent and the Lenders at any time that the Fixed Charge Coverage Ratio Condition shall exist or, within the next three months, shall be likely to exist, and, so long as the Fixed Charge Coverage Ratio Condition shall exist, Borrower shall not request any Credit Event, and the Fronting Lender, the Swing Line Lender and any Lender shall not be obligated to make or participate in any Credit Event, unless (a) the proceeds of such Credit Event shall constitute, in the sole opinion of the Global Agent, Designated Senior Indebtedness (as defined in the Subordinated Indenture), and
(b) upon request of the Global Agent, Borrower shall have provided to the Global Agent and the Lenders such opinion of counsel with respect to the Subordinated Indenture, as the Global Agent may require in its reasonable discretion.

         Section 2.11. EXTENSION OF COMMITMENT. Not more than sixty (60) days (but not less than thirty (30) days) prior to the last day of the Commitment Period applicable to the 364 Day Commitments, Borrower may request that the Lenders extend the maturity of the 364 Day Commitments for an additional year. Such request shall be made in writing to the Global Agent and the Lenders shall not respond to such request earlier than thirty (30) days prior to the last day of the Commitment Period applicable to the 364 Day Commitments. Any such extension shall require the unanimous written consent of all of the Lenders with a 364 Day Commitment and shall be upon such terms and conditions as may be agreed to by the Global Agent, Borrower and the Lenders. Borrower shall pay any attorneys' fees or other expenses of the Global Agent in connection with the documentation of any such extension, as well as such other fees as may be agreed upon between Borrower and the Global Agent.


            ARTICLE III. ADDITIONAL PROVISIONS RELATING TO FIXED RATE
                        LOANS; INCREASED CAPITAL; TAXES.

         Section 3.1. RESERVES OR DEPOSIT REQUIREMENTS, ETC. If, at any time, any law, treaty or regulation (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the interpretation thereof by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority shall impose (whether or not having the force of law), modify or deem applicable any reserve or special deposit requirement (other than reserves included in the eurocurrency reserve percentage, the effect of which is reflected in the interest rates of the Fixed Rate Loans in question) against assets held by, or deposits in or for the amount of any Fixed Rate Loan by, any Lender, and the result of the foregoing shall be to increase the cost (whether by incurring a cost or adding to a cost) to such Lender of making or maintaining hereunder such Fixed Rate Loan or to reduce the amount of principal or interest received by such Lender with respect to such Fixed Rate Loan, then, upon demand by such Lender, Borrower shall pay to such Lender from time to time on Interest Adjustment Dates with respect to such Fixed Rate Loan, as additional consideration hereunder, additional amounts sufficient to fully compensate and indemnify such Lender for such increased cost or reduced amount, assuming (which assumption such Lender need not corroborate) such additional cost or reduced amount was allocable to such Fixed Rate Loan. A certificate as to the increased cost or reduced amount as a result of any event mentioned in this Section 3.1, setting forth the calculations therefor, shall be promptly submitted by such Lender to Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof. Notwithstanding any other provision of this Agreement, after any such demand for compensation by any Lender, Borrower, upon at least three Business Days' prior written notice to such Lender through the Global Agent, may prepay any affected Fixed Rate Loan in full or, if such Fixed Rate Loan shall be a Eurodollar Loan, convert such Eurodollar Loan to a Base Rate Loan regardless of the Interest Period thereof. Any such prepayment or conversion shall be subject to the prepayment fees set forth in Section 2.5 hereof. Each Lender shall notify Borrower as promptly as practicable (with a copy thereof delivered to the Global Agent) of the existence of any event that will likely require the payment by Borrower of any such additional amount under this Section.

         Section 3.2. TAX LAW, ETC. In the event that, by reason of any law, regulation or requirement or in the interpretation thereof by an official authority, or the imposition of any requirement of any central bank whether or not having the force of law, any Lender shall, with respect to this Agreement or any transaction under this Agreement, be subjected to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever (other than any tax imposed upon the total net income of such Lender) and if any such measures or any other similar measure shall result in an increase in the cost to such Lender of making or maintaining any Fixed Rate Loan or in a reduction in the amount of principal, interest or commitment fee receivable by such Lender in respect thereof, then such Lender shall promptly notify Borrower stating the reasons therefor. Borrower shall thereafter pay to such Lender, upon demand from time to time on Interest Adjustment Dates with respect to such Fixed Rate Loan, as additional consideration hereunder, such additional amounts as shall fully compensate such Lender for such increased cost or reduced amount. A certificate as to any such increased cost or reduced amount, setting forth the calculations therefor, shall be submitted by such Lender to Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

         If any Lender shall receive such additional consideration from Borrower pursuant to this Section 3.2, such Lender shall use reasonable efforts to obtain the benefits of any refund, deduction or credit for any taxes or other amounts on account of which such additional consideration has been paid and shall reimburse Borrower to the extent, but only to the extent, that such Lender shall have received a refund of such taxes or other amounts together with any interest thereon or an effective net reduction in taxes or other governmental charges (including any taxes imposed on or measured by the total net income of such Lender) of the United States or any state or subdivision thereof (or any applicable foreign jurisdiction) by virtue of any such deduction or credit, after first giving effect to all other deductions and credits otherwise available to such Lender. If, at the time any audit of such Lender's income tax return is completed, such Lender determines, based on such audit, that it was not entitled to the full amount of any refund reimbursed to Borrower as aforesaid or that its net income taxes are not reduced by a credit or deduction for the full amount of taxes reimbursed to Borrower as aforesaid, Borrower, upon demand of such Lender, shall promptly pay to such Lender the amount so refunded to which such Lender was not so entitled, or the amount by which the net income taxes of such Lender were not so reduced, as the case may be.

         Notwithstanding any other provision of this Agreement, after any such demand for compensation by any Lender, Borrower, upon at least three Business Days' prior written notice to such Lender through the Global Agent, may prepay any affected Fixed Rate Loan in full or, if such Fixed Rate Loan shall be a Eurodollar Loan, convert such Eurodollar Loan to a Base Rate Loan regardless of the Interest Period of any thereof. Any such prepayment or conversion shall be subject to the prepayment fees set forth in Section 2.5 hereof.

         Section 3.3. EURODOLLAR OR ALTERNATE CURRENCY DEPOSITS UNAVAILABLE OR INTEREST RATE UNASCERTAINABLE. In respect of any Fixed Rate Loan, in the event that the Global Agent shall have determined that Dollar deposits or deposit of the applicable Alternate Currency of the relevant amount for the relevant Interest Period for such Fixed Rate Loan shall not be available to the applicable Lender in the applicable Eurodollar or Alternate Currency market or that, by reason of circumstances affecting such market, adequate and reasonable means shall not exist for ascertaining the Derived Fixed Rate applicable to such Interest Period, as the case may be, the Global Agent shall promptly give notice of such determination to Borrower and (a) any notice of a new Fixed Rate Loan (or conversion of an existing Loan to a Fixed Rate Loan) previously given by Borrower and not yet borrowed (or converted, as the case may be) shall be deemed to be a notice to make a Base Rate Loan, and (b) Borrower shall be obligated either to prepay, or to convert to a Base Rate Loan, any outstanding Eurodollar Loan on the last day of the then current Interest Period applicable thereto.

         Section 3.4. INDEMNITY. Without prejudice to any other provisions of this Article III, Borrower hereby agrees to indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of any default by Borrower in payment when due of any amount hereunder in respect of any Fixed Rate Loan, including, but not limited to, any loss of profit, premium or penalty incurred by such Lender in respect of funds borrowed by it for the purpose of making or maintaining such Fixed Rate Loan, as determined by such Lender in the exercise of its sole but reasonable discretion. A certificate as to any such loss or expense shall be promptly submitted by such Lender to Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

         Section 3.5. CHANGES IN LAW RENDERING FIXED RATE LOANS UNLAWFUL. If, at any time, any new law, treaty or regulation, or any change in any existing law, treaty or regulation, or any interpretation thereof by any governmental or other regulatory authority charged with the administration thereof, shall make it unlawful for any Lender to fund any Fixed Rate Loan that it is committed to make hereunder with moneys obtained in the eurodollar market, the commitment of such Lender to fund such Fixed Rate shall, upon the happening of such event forthwith be suspended for the duration of such illegality, and such Lender shall by written notice to the affected Borrowers and the Global Agent declare that its commitment with respect to such Fixed Rate Loan shall have been so suspended and, if and when such illegality shall cease to exist, such suspension shall cease and such Lender shall similarly notify Borrower and the Global Agent. If any such change shall make it unlawful for any Lender to continue in effect the funding in the applicable eurodollar market of any Fixed Rate Loan previously made by it hereunder, such Lender shall, upon the happening of such event, notify Borrower, the Global Agent and the other appropriate Lenders thereof in writing, stating the reasons therefor, and Borrower shall, on the earlier of (a) the last day of the then current Interest Period or (b) if required by such law, regulation or interpretation, on such date as shall be specified in such notice, either convert such Fixed Rate Loan, if such Fixed Rate Loan shall be a Eurodollar Loan, to a Base Rate Loan or prepay such Fixed Rate Loan to the appropriate Lenders in full. Any such prepayment or conversion shall be subject to the prepayment fees described in
Section 2.5 hereof.

         Section 3.6. FUNDING. Each Lender may, but shall not be required to, make Fixed Rate Loans hereunder with funds obtained outside of the United States or, if applicable, outside of the country in which such Lender is located or domiciled.

         Section 3.7. CAPITAL ADEQUACY. If any Lender shall have determined, after the Closing Date, that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital (or the capital of its holding company) as a consequence of its obligations hereunder to a level below that which such Lender (or its holding company) could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies or the policies of its holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within fifteen (15) days after demand by such Lender (with a copy to the Global Agent), the applicable Borrowers shall pay to such Lender such additional amount or amounts as shall compensate such Lender (or its holding company) for such reduction. Each Lender shall designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of any Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. Failure on the part of any Lender to demand compensation for any reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's rights to demand compensation for any reduction in return on capital in such period or in any other period. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, regulation or other condition which shall have been imposed.


                        ARTICLE IV. CONDITIONS PRECEDENT

         The obligation of the Fronting Lender, the Swing Line Lender or the Lenders to make, issue or participate in the first Credit Event shall be subject to Borrower satisfying each of the following conditions:

         Section 4.1. NOTES. (a) Borrower shall have executed and delivered to each Lender a General Revolving Note and a 364 Day Note and shall have executed and delivered to the Swing Line Lender the Swing Line Note, and (b) Borrower shall have executed and delivered a Term Note to each Term Loan Lender that shall have requested a Term Note.

         Section 4.2. GUARANTIES OF PAYMENT. Each Guarantor of Payment shall have executed and delivered to the Global Agent a Guaranty of Payment.

         Section 4.3. SECURITY DOCUMENTS. Borrower and each Guarantor of Payment shall have executed and delivered to the Collateral Agent:

                  (a) a Security Agreement;

                  (b) a Collateral Assignment and Security Agreement;

                  (c) a Pledge Agreement, together with delivery of the share certificates or other evidence of equity interest referenced therein;

                  (d) as appropriate, a Mortgage with respect to the Mortgaged Real Property;

                  (e) a Landlord's Agreement, duly executed by the appropriate lessor or lessors, with respect to such locations as the Global Agent shall request; and

                  (f) such U.C.C. financing statements, in form and substance satisfactory to the Collateral Agent and the Lenders, as the Collateral Agent and the Lenders shall deem necessary or appropriate.

         Section 4.4. OFFICER'S CERTIFICATE, RESOLUTIONS, ORGANIZATIONAL DOCUMENTS. Borrower and each Guarantor of Payment shall have delivered to the Global Agent an officer's certificate certifying the names of the officers of Borrower or such Guarantor of Payment authorized to sign the Loan Documents to which Borrower or such Guarantor of Payment is a party, together with the true signatures of such officers and certified copies of (a) the resolutions (or other authorization documents) of the board of directors (or equivalent governing body) of Borrower and such Guarantor of Payment evidencing approval of the execution and delivery of the Loan Documents and the other Related Writings to which Borrower or such Guarantor of Payment shall be a party, and (b) the Organizational Documents of Borrower and such Guarantor of Payment.

         Section 4.5. LEGAL OPINIONS. Borrower shall have delivered to the Global Agent and the Lenders the following opinions of counsel (each of which shall be in form and substance satisfactory to the Global Agent and the Lenders and shall contain such opinions as the Global Agent shall deem necessary or appropriate): (a) an opinion of Brouse McDowell LPA as special counsel to Borrower and each other Company; and (b) an opinion of special local counsel acceptable to the Global Agent with respect to each Mortgage.

         Section 4.6. GOOD STANDING CERTIFICATES AND ARTICLES OF INCORPORATION. Borrower shall have delivered to the Global Agent and the Lenders (a) a good standing certificate or full force and effect certificate (or foreign equivalent) for Borrower and each Guarantor of Payment, issued on or about the Closing Date by the Secretary of State (or other appropriate governmental authority) in the state or jurisdiction where Borrower or such Guarantor of Payment is incorporated, organized or formed and in each state or other jurisdiction where Borrower or such Guarantor of Payment is qualified or authorized to do business as a foreign entity and where the failure to so qualify would have a Material Adverse Effect, and (b) a copy of the current Articles (or Certificate) of Incorporation or Organization (or equivalent formation documents), together with all amendments thereto, for each Domestic Company, certified by the Secretary of State of the appropriate jurisdiction, on or about the Closing Date, as being true and correct.

         Section 4.7. CLOSING AND LEGAL FEES; FEE LETTERS. Borrower shall have
(a) executed and delivered to the Global Agent, the Global Agent Fee Letter and paid to the Global Agent, for its sole benefit, the fees set forth therein, (b) executed and delivered to the Global Agent, for the benefit of the Lenders, the Closing Fee Letter and paid to each of the Lenders the fees set forth therein, and (c) paid all legal fees and expenses of the Lead Arrangers in connection with the preparation and negotiation of the Loan Documents.

         Section 4.8. LIEN SEARCHES. With respect to the property owned or leased by each Domestic Company, Borrower shall have caused to be delivered to the Global Agent (a) the results of U.C.C. lien searches, satisfactory to the Global Agent and the Lenders; (b) the results of federal and state tax lien and judicial lien searches, satisfactory to the Global Agent and the Lenders; and
(c) U.C.C. termination statements or other appropriate releases reflecting the termination or release of all U.C.C. financing statements or other evidence of a Lien previously filed or recorded by any Person having a security interest or Lien in any part of the Collateral and not expressly permitted pursuant to
Section 5.9 hereof.

         Section 4.9. INSURANCE CERTIFICATES. Borrower shall have delivered to the Global Agent and the Lenders evidence of insurance on ACORD 27 form, and otherwise satisfactory to the Global Agent, of adequate personal and real property and liability insurance of each Company, with the Collateral Agent listed as loss payee and additional insured and with a standard mortgagee's endorsement in favor of the Collateral Agent.

         Section 4.10. SENIOR INDENTURE. With respect to the Senior Indenture, Borrower shall have provided to the Global Agent and the Lenders (a) a copy of the Senior Indenture, together with any amendments or supplements thereto, certified by an officer of Borrower as being true and complete; and (b) an officer's certificate, signed by a Financial Officer, and otherwise in form and substance satisfactory to the Global Agent and the Lenders, certifying that no Event of Default (as defined in the Senior Indenture), or event or condition that, with the passage of time or giving of notice or both, would constitute an Event of Default (as defined in the Senior Indenture), exists under the Senior Indenture, nor will exist after the first Credit Event occurs hereunder.

         Section 4.11. SUBORDINATED INDENTURE. With respect to the Subordinated Indenture, Borrower shall have provided to the Global Agent and the Lenders (a) a copy of the Subordinated Indenture, together with any amendments or supplements thereto, certified by an officer of Borrower as being true and complete; and (b) an officer's certificate, signed by a Financial Officer, and otherwise in form and substance satisfactory to the Global Agent and the Lenders, certifying (i) that no Default (as defined in the Subordinated Indenture) or Event of Default (as defined in the Subordinated Indenture) exists under the Indenture, nor will exist after the making of the first Credit Event hereunder, (ii) the Fixed Charge Coverage Ratio Condition does not exist, nor will it exist after the first Credit Event occurs hereunder, (iii) that all of the Debt constitutes Senior Indebtedness (as defined in the Subordinated Indenture), Designated Senior Indebtedness (as defined in the Subordinated Indenture), and Permitted Debt (as defined in the Subordinated Indenture), and
(iv) as to such other matters with respect to the Subordinated Indenture as the Global Agent shall deem necessary or appropriate.

         Section 4.12. SUBORDINATED CONVERTIBLE INDENTURE. With respect to the Subordinated Convertible Indenture, Borrower shall have provided to the Global Agent and the Lenders (a) a copy of the Subordinated Convertible Indenture, together with any amendments or supplements thereto, certified by an officer of Borrower as being true and complete; and (b) an officer's certificate, signed by a Financial Officer, and otherwise in form and substance satisfactory to the Global Agent and the Lenders, certifying (i) that no Default (as defined in the Subordinated Convertible Indenture) or Event of Default (as defined in the Subordinated Convertible Indenture) exists under the Subordinated Convertible Indenture, nor will exist after the making of the first Credit Event hereunder,
(ii) that all of the Debt constitutes Senior Indebtedness (as defined in the Subordinated Convertible Indenture), Designated Senior Indebtedness (as defined in the Subordinated Convertible Indenture), and Permitted Debt (as defined in the Subordinated Convertible Indenture), and (iii) as to such other matters with respect to the Subordinated Convertible Indenture as the Global Agent shall deem necessary or appropriate.

         Section 4.13. PERMITTED RECEIVABLES FACILITY. With respect to the Permitted Receivables Facility, Borrower shall have (a) provided to the Global Agent and the Lenders a copy of the Receivables Facility Documents, certified by an officer of Borrower as being true and complete; and (b) provided to the Global Agent and the Lenders an officer's certificate, signed by a Financial Officer, and otherwise in form and substance satisfactory to the Global Agent and the Lenders, certifying that (i) Borrower shall have satisfied all conditions precedent to funding as set forth in the Receivables Facility Documents, and (ii) no default or event of default, or event or condition that, with the passage of time or giving of notice or both, would constitute a default or event of default, shall exist under the Receivables Facility Documents, nor will exist after the making of the first Credit Event hereunder.

         Section 4.14. EXISTING CREDIT AGREEMENT. Borrower shall have delivered to the Global Agent evidence, in form and substance satisfactory to the Global Agent, that, after giving effect to the first Credit Events hereunder, that Borrower shall have terminated the Second Amended and Restated Credit Agreement among Borrower, the other borrowers named therein, the financial institutions named therein, and Bank of America, N.A., as Global Agent, dated as of August 3, 2000.

         Section 4.15. FINANCIAL PROJECTIONS. Borrower shall have delivered to the Global Agent and the Lenders the Financial Projections which shall be in form and substance satisfactory to the Lead Arrangers.

         Section 4.16. REGULATORY APPROVALS. Borrower shall have delivered to the Global Agent and the Lenders a certificate of an officer, in form and substance satisfactory to the Global Agent, that (a) Borrower have obtained any necessary regulatory approvals and licenses in connection with the transactions contemplated by this Agreement and the other Loan Documents, and (b) there exists no legal, regulatory or other restrictions or prohibitions to the Companies entering into the Loan Documents to which each is a party and consummating the transactions contemplated by this Agreement and the other Loan Documents.

         Section 4.17. CLOSING CERTIFICATE. Borrower shall have delivered to the Global Agent and the Lenders an officer's certificate certifying that, as of the Closing Date, (a) all conditions precedent set forth in this Article IV have been satisfied, (b) no Default or Event of Default exists nor immediately after the occurrence of the first Credit Event will exist, and (c) each of the representations and warranties contained in Article VI hereof are true and correct as of the Closing Date.

         Section 4.18. NO MATERIAL ADVERSE CHANGE. No material adverse change, in the opinion of the Global Agent, shall have occurred in the financial condition, operations or prospects of the Companies since May 31, 2001.

         Section 4.19. MISCELLANEOUS. Borrower shall have provided to the Global Agent and the Lenders such other items and shall have satisfied such other conditions as may be reasonably required by the Global Agent or the Lenders.


                              ARTICLE V. COVENANTS

         Borrower agrees that, so long as the Commitment remains in effect and thereafter until all of the Debt shall have been paid in full, Borrower shall perform and observe, and shall cause each other Company to perform and observe, each of the following provisions:

         Section 5.1. INSURANCE. Each Company shall at all times maintain insurance upon its real and personal property in such form, written by such companies, in such amounts, for such period, and against such risks as may be acceptable to the Global Agent, with provisions (with respect to each Domestic Company) satisfactory to the Global Agent for payment of all losses thereunder to the Collateral Agent and such Company as their interests may appear (loss payable endorsement in favor of the Collateral Agent). Any such policies of insurance shall provide for no fewer than thirty (30) days prior written notice of cancellation to the Collateral Agent. Any sums received by the Collateral Agent in payment of insurance losses, returns, or unearned premiums under the policies shall be applied in accordance with the terms of this Agreement. The Collateral Agent is hereby authorized to act as attorney-in-fact for each Domestic Company in obtaining, adjusting, settling and canceling such insurance and indorsing any drafts. In the event of failure to provide such insurance as herein provided, the Collateral Agent, acting at the direction of the Global Agent, may provide such insurance and Borrower shall pay to the Collateral Agent, upon demand, the cost thereof. Should Borrower fail to pay such sum to the Collateral Agent upon demand, interest shall accrue thereon, from the date of demand until paid in full, at the Default Rate. Within ten (10) days of the Global Agent's written request, Borrower shall furnish to the Global Agent such information about any Company's insurance as the Global Agent may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to the Global Agent and certified by a Financial Officer of Borrower or Company.

         Section 5.2. MONEY OBLIGATIONS. Each Company shall pay in full (a) prior in each case to the date when penalties would attach, all taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings and for which adequate reserves have been established in accordance with GAAP) for which it may be or become liable or to which any or all of its properties may be or become subject; (b) all of its wage obligations to its employees in compliance with the Fair Labor Standards Act (29 U.S.C. 206-207) or any comparable provisions; and (c) all of its other obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith and for which adequate reserves have been established in accordance with
GAAP) before such payment becomes overdue.

         Section 5.3. FINANCIAL STATEMENTS. Borrower shall furnish to each Lender or, with respect to subpart (a) below, only to the Global Agent:

         (a) within twenty (20) days after the end of each month, monthly balance sheets, a statement of cash flow and an income statement for the month then ended (and including the appropriate adjusted financial statements to reflect the Restructuring Charges), in form and substance satisfactory to the Global Agent, prepared on a year-to-date basis and on a comparative basis to the previous year, and on a Consolidated basis; the Global Agent shall provide copies of the foregoing information to any Lender upon such Lender's written request;

         (b) within sixty (60) days after the end of each of the first three quarter-annual periods of each fiscal year of the Companies, balance sheets of the Companies as of the end of such period and statements of income (loss), stockholders' equity and cash flow for the quarter and fiscal year to date periods, all prepared on a Consolidated and consolidating basis, in accordance with GAAP, and in form and detail satisfactory to the Lenders (and including the appropriate adjusted financial statements to reflect the Restructuring Charges) and certified by a Financial Officer;

         (c) within one hundred (100) days after the end of each fiscal year of the Companies, an annual audit report of the Companies for that year prepared on a Consolidated and consolidating basis, in accordance with GAAP, and in form and detail satisfactory to the Global Agent and certified by an independent public accountant satisfactory to the Required Lenders, which report shall include balance sheets and statements of income (loss), stockholders' equity and cash-flow for that period, together with a certificate by the accountant setting forth the Defaults or Events of Default coming to its attention during the course of its audit or, if none, a statement to that effect;

         (d) concurrently with the delivery of the financial statements set forth in (b) and (c) above, a Compliance Certificate;

         (e) with the delivery of the quarterly and annual financial statements in (b) and (c) above, a copy of any management report, letter or similar writing furnished to the Companies by the accountants in respect of the Companies' systems, operations, financial condition or properties;

         (f) within one hundred (100) days after the end of each fiscal year of the Companies, annual pro-forma projections of the Companies for the then current fiscal year and the next two succeeding fiscal years, to be in form acceptable to the Global Agent;

         (g) as soon as available, copies of all notices, reports, definitive proxy or other statements and other documents sent by Borrower to its shareholders, to the holders of any of its debentures or bonds or the trustee of any indenture securing the same or pursuant to which they are issued, or sent by Borrower (in final form) to any securities exchange or over the counter authority or system, or to the SEC or any similar federal agency having regulatory jurisdiction over the issuance of Borrower's securities; and

         (h) within ten (10) days of the written request of the Global Agent or any Lender, such other information about the financial condition, properties and operations of any Company as the Global Agent or Lender may from time to time reasonably request, which information shall be submitted in form and detail satisfactory to the Global Agent or any Lender and certified by a Financial Officer of the Company or Companies in question.

         Section 5.4. FINANCIAL RECORDS. Each Company shall at all times maintain true and complete records and books of account, including, without limiting the generality of the foregoing, appropriate reserves for possible losses and liabilities, all in accordance with GAAP (except with respect to certain Foreign Subsidiaries, which shall maintain such records in accordance with generally accepted accounting principles of the country in which such Foreign Subsidiary has its principal place of business), and at all reasonable times (during normal business hours and upon notice to such Company) permit the Global Agent or any Lender, or any representative of the Global Agent or such Lender, to examine that Company's books and records and to make excerpts therefrom and transcripts thereof.

         Section 5.5. FRANCHISES. Each Company shall preserve and maintain at all times its existence, rights and franchises, except as otherwise permitted pursuant to Section 5.12 hereof.

         Section 5.6. ERISA COMPLIANCE. No Company shall incur any material accumulated funding deficiency within the meaning of ERISA, or any material liability to the PBGC, established thereunder in connection with any ERISA Plan. Borrower shall furnish to the Lenders (a) as soon as possible and in any event within thirty (30) days after any Company knows or has reason to know that any Reportable Event with respect to any ERISA Plan has occurred, a statement of the Financial Officer of such Company, setting forth details as to such Reportable Event and the action that such Company proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if a copy of such notice is available to such Company, and (b) promptly after receipt thereof a copy of any notice such Company, or any member of the Controlled Group may receive from the PBGC or the Internal Revenue Service with respect to any ERISA Plan administered by such Company; provided, that this latter clause shall not apply to notices of general application promulgated by the PBGC or the Internal Revenue Service. Borrower shall promptly notify the Lenders of any material taxes assessed, proposed to be assessed or that Borrower has reason to believe may be assessed against a Company by the Internal Revenue Service with respect to any ERISA Plan. As used in this Section "material" means the measure of a matter of significance that shall be determined as being an amount equal to five percent (5%) of the Consolidated Net Worth of Borrower. As soon as practicable, and in any event within twenty (20) days, after any Company becomes aware that an ERISA Event shall have occurred, such Company shall provide the Global Agent with notice of such ERISA Event with a certificate by a Financial Officer of such Company setting forth the details of the event and the action such Company or another Controlled Group member proposes to take with respect thereto. Borrower shall, at the request of the Global Agent or any Lender, deliver or cause to be delivered to the Global Agent or such Lender, as the case may be, true and correct copies of any documents relating to the ERISA Plan of any Company.

* DENOTES CONFIDENTIAL INFORMATION THAT HAS BEEN OMITTED FROM THIS EXHIBIT AND FILED SEPARATELY, ACCOMPANIED BY A CONFIDENTIAL TREATMENT REQUEST, WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.


         Section 5.7. FINANCIAL COVENANTS.

         (a) CAPITALIZATION RATIO. The Companies shall not suffer or permit at any time the Capitalization Ratio to exceed (i) * to 1.00 on the Closing Date through *, (ii) * to 1.00 on * through *, and (iii) * to 1.00 on * and thereafter.

         (b) INTEREST COVERAGE RATIO. The Companies shall not suffer or permit at any time the Interest Coverage Ratio to be less than (i) * to 1.00 on the Closing Date through *, (ii) * to 1.00 on * through *, (iii) * to 1.00 on * through *, (iv) * to 1.00 on * through *, and (v) * to 1.00 on * and thereafter.

         (c) NET WORTH. The Companies shall not suffer or permit at any time the Consolidated Adjusted Net Worth, for the most recently completed fiscal quarter of the Companies, to be less than (i) * ($*) for the period from the Closing Date through *, (ii) * ($*) on * through *, (iii) * ($*) on * through *, (iv) * ($*) on * through *, and (v) * ($*) on * and thereafter *.

         (d) MINIMUM EBITDA. The Companies shall not suffer or permit at any time Consolidated EBITDA, for the most recently completed four fiscal quarters of the Companies, to be less than (i) * ($*) for the period from the Closing Date through *, (ii) * ($* ) on *, through *, (iii) * ($*) on * through *, (iv)
* ($*) on * through *, (v) * ($*) on * through *, (vi) * ($*) on * through *,
(vii) *($*) on * through *, and (viii) * ($*) on * and thereafter.

         (e) LEVERAGE RATIO. The Companies shall not suffer or permit at any time the Leverage Ratio to be greater than (i) * to 1.00 on the Closing Date through *, (ii) * to 1.00 on * through *, (iii) * to 1.00 on * through *, (iv) * to 1.00 on * through *, and (v) * to 1.00 on * and thereafter.

         Section 5.8. BORROWING. No Company shall create, incur or have outstanding any obligation for borrowed money or any Indebtedness of any kind; provided, that this Section shall not apply to:

         (a) the Loans, Letters of Credit or any other Indebtedness under this Agreement;

         (b) in addition to the Indebtedness permitted pursuant to the other subparts of this Section, the Indebtedness that shall exist as of the Closing Date as set forth in SCHEDULE 5.8 hereto, but not any extensions, renewals or replacements of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement and (ii) refinancings and extensions of any such Indebtedness if the terms and conditions thereof are not less favorable to the obligor thereon or to the Global Agent and the Lenders taken as a whole in the reasonable judgment of the Global Agent than the Indebtedness being refinanced or extended and the average life to maturity thereof shall be greater than or equal to that of the Indebtedness being refinanced or extended; provided that such Indebtedness permitted under the immediately preceding clause (i) or (ii) above shall not (A) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced (other than the Companies), (B) exceed in a principal amount the Indebtedness being renewed, extended or refinanced plus the costs of refinancing (including consent fees), accrued interest and premiums or (C) be incurred, created or assumed if any Default or Event of Default shall have occurred and be continuing or would result therefrom);

         (c) the unsecured Indebtedness of Borrower in connection with the notes (including any replacement notes) issued pursuant to the Subordinated Indenture, so long as (i) all of such Indebtedness shall be Subordinated at all times to the Debt, and (ii) the aggregate principal amount of such Indebtedness shall not exceed Two Hundred Sixty Million Dollars ($260,000,000) at any time;

         (d) the unsecured Indebtedness of Borrower in connection with the notes issued pursuant to the Subordinated Convertible Indenture, so long as (i) all of such Indebtedness shall be Subordinated at all times to the Debt, and (ii) the aggregate principal amount of such Indebtedness shall not exceed One Hundred Seventy-Five Million Dollars ($175,000,000) at any time;

         (e) the Indebtedness of Borrower in connection with the notes or securities issued pursuant to the Senior Indenture, so long as the aggregate principal amount of such Indebtedness shall not exceed Three Hundred Million Dollars ($300,000,000) at any time;

         (f) loans or capital leases to any Company for the purchase or lease of fixed assets, which loans or leases shall be secured by the assets being purchased or leased, so long as the aggregate principal amount of all such loans and leases for all Companies shall not exceed Twenty-Five Million Dollars ($25,000,000) at any time;

         (g) loans by a Domestic Company (other than the Receivables Subsidiary) to another Domestic Company (other than the Receivables Subsidiary) so long as each such Company shall be Borrower or a Guarantor of Payment;

         (h) loans by a Foreign Subsidiary to a Domestic Company (other than the Receivables Subsidiary);

         (i) Permitted Foreign Subsidiary Loans and Investments;

         (j) Indebtedness under any Hedge Agreement, so long as such Hedge Agreement shall have been entered into in the ordinary course of business and not for speculative purposes;

         (k) the Indebtedness of Borrower with respect to the Other Lender Obligations, as defined in Article X hereof, listed on SCHEDULE 10.1 hereto;

         (l) (i) Indebtedness of the Receivables Subsidiary under the Permitted Receivables Facility, so long as the funded amount shall not exceed Two Hundred Fifty Million Dollars

($250,000,000) at any time, or (ii) Indebtedness of the Receivables Subsidiary or AGSC to any other Company in connection with the Permitted Receivables Facility in accordance with the Receivables Facility Documents;

         (m) the Indebtedness of Borrower to AGSC pursuant to the AGSC Note so long as (i) all of such Indebtedness is Subordinated, and (ii) the aggregate principal amount of such Indebtedness shall not exceed One Hundred Thirty Million Dollars ($130,000,000) at any time; or

         (n) in addition to the Indebtedness permitted pursuant to subparts (a) through (m) above, other unsecured Indebtedness of Borrower so long as (i) all of such Indebtedness is Subordinated, (ii) no Default or Event of Default shall then exist or immediately after incurring any of such Indebtedness will exist,
(iii) the documentation with respect to such Indebtedness shall be in form and substance satisfactory to the Global Agent, and (iv) the Companies shall be in compliance with the financial covenants set forth in Section 5.7 hereof both immediately before and after giving pro forma effect to the incurrence of such Indebtedness.

         Section 5.9. LIENS. No Company shall create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired; provided that this Section shall not apply to the following:

         (a) Liens for taxes not yet due or that are being actively contested in good faith by appropriate proceedings and for which adequate reserves shall have been established in accordance with GAAP;

         (b) other statutory Liens incidental to the conduct of its business or the ownership of its property and assets that (i) were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and (ii) do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

         (c) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to Borrower or a Guarantor of Payment;

         (d) purchase money Liens on fixed assets securing the loans and capital leases pursuant to Section 5.8(f) hereof, provided that such Lien shall be limited to the purchase (or lease) price and only attaches to the property being acquired or leased;

         (e) the Liens existing on the Closing Date as set forth in SCHEDULE 5.9 hereto;

         (f) easements or other minor defects or irregularities in title of real property not interfering in any material respect with the use of such property in the business of any Company; or

         (g) any Lien granted to the Global Agent or the Collateral Agent securing the Debt or Liens granted to the Collateral Agent to secure the Obligations, as defined in Article X hereof, so long as any such Lien granted to the Collateral Agent that secures any obligations of any Person (other than the Global Agent and the Lenders in connection with this Agreement) shall be at all times subject to the intercreditor provisions set forth in Article X hereof.

No Company shall enter into any contract or agreement that would prohibit the Global Agent or the Lenders from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of a Company.

         Section 5.10. REGULATIONS U AND X. No Company shall take any action that would result in any non-compliance of the Loans with Regulations U and X, or any other applicable regulation, of the Board of Governors of the Federal Reserve System.

         Section 5.11. INVESTMENTS AND LOANS. No Company shall (a) create, acquire or hold any Subsidiary, (b) make or hold any investment in any stocks, bonds or securities of any kind, (c) be or become a party to any joint venture or other partnership, (d) make or keep outstanding any advance or loan to any Person, or (e) be or become a Guarantor of any kind; provided, that this Section shall not apply to:

         (i) investments by the Companies in Cash Equivalents;

         (ii) any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or similar transaction in the normal course of business;

         (iii) the holding of Subsidiaries listed on SCHEDULE 6.1 hereto and the creation, acquisition and holding of any new Subsidiary (other than by the Receivables Subsidiary) after the Closing Date so long as such new Subsidiary shall be created, acquired or held in accordance with the terms and conditions of this Agreement and, if required, shall comply with Section 5.21 hereof;

         (iv) loans to or investments in a Domestic Company by another Domestic Company so long as each such Company shall be Borrower or a Guarantor of Payment;

         (v) loans to or investments in a Domestic Company by a Foreign Subsidiary;

         (vi) Permitted Foreign Subsidiary Loans and Investments;

         (vii) any advance or loan to an officer or employee of a Company made in the ordinary course of such Company's business, so long as all such advances and loans from all Companies shall aggregate not more than the maximum principal sum of Five Hundred Thousand Dollars ($500,000) at any time outstanding;

         (viii) any Permitted Investment;

         (ix) guarantees of Indebtedness of the Companies incurred or permitted pursuant to this Agreement;

         (x) Indebtedness of the Receivables Subsidiary to Borrower or AGSC and Indebtedness of AGSC to Borrower in connection with Permitted Receivables Facility in accordance with the Receivables Facility Documents; or

         (xi) the Indebtedness of Borrower to AGSC pursuant to the AGSC Note so long as (i) all of such Indebtedness is Subordinated, and (ii) the aggregate principal amount of such Indebtedness shall not exceed One Hundred Thirty Million Dollars ($130,000,000) at any time.

         Section 5.12. MERGER AND SALE OF ASSETS. No Company shall merge or consolidate with any other Person, or effect any Disposition other than in the ordinary course of business, except that, if no Default or Event of Default shall then exist or immediately thereafter shall begin to exist:

         (a) any Subsidiary (other than the Receivables Subsidiary) may merge with (i) Borrower (provided that Borrower shall be the continuing or surviving Person), or (ii) any one or more Guarantors of Payment;

         (b) any Subsidiary (other than the Receivables Subsidiary) may sell, lease, transfer or otherwise dispose of any of its assets to (i) Borrower, or
(ii) any one or more Guarantors of Payment;

         (c) in addition to any merger permitted pursuant to subpart (a) above, any Foreign Subsidiary may merge with any one or more Foreign Subsidiaries;

         (d) in addition to any Disposition permitted pursuant to subpart (b) above, any Foreign Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to any one or more Foreign Subsidiaries;

         (e) in addition to any Disposition permitted pursuant to subparts (a) through (d) above, AGSC or any Receivables Facility Participant may sell the Receivables Related Assets in connection with the Permitted Receivables Facility; and

         (f) in addition to any Disposition permitted pursuant to subparts (a) through (e) above, any Company may effect a Disposition so long as (i) the Companies shall be in full compliance with the Loan Documents both prior to and subsequent to the transaction, (ii) no Default or Event of Default shall then exist or immediately after such Disposition will exist, (iii) the Companies shall be in compliance with the financial covenants set forth in Section 5.7 hereof both immediately before and after giving pro forma effect to such Disposition, (iv) the Companies shall receive consideration equivalent to the fair market value (as determined by the Board of Directors of Borrower) of the assets disposed of in connection with such Disposition, (v) at least seventy-five percent (75%) of the consideration received in connection with such Disposition shall be in the form of cash (other than the Disposition of substantially all of the non-core greeting card assets comprising the party goods and candle business of Borrower, the non-cash portion of which shall not at any one time exceed Fifty Million Dollars ($50,000,000)), (vi) an amount equal to at least fifty percent (50%) of the proceeds in excess of Ten Million Dollars ($10,000,000) in the aggregate with respect to all such Dispositions shall have been applied in accordance with Section 2.8(c) hereof, and (vii) unless the Companies shall use the remaining proceeds of such Disposition to effect an Acquisition permitted pursuant to Section 5.13 hereof within one hundred eighty (180) days after the receipt of the proceeds of such Disposition, then such remaining proceeds of such Disposition shall be applied in accordance with Section 2.8(c) hereof.

* DENOTES CONFIDENTIAL INFORMATION THAT HAS BEEN OMITTED FROM THIS EXHIBIT AND FILED SEPARATELY, ACCOMPANIED BY A CONFIDENTIAL TREATMENT REQUEST, WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

         Section 5.13. ACQUISITIONS. No Company shall effect any Acquisition; provided, however, that, subject to Section 5.27 hereof, Borrower or a Guarantor of Payment may effect an Acquisition so long as:

         (a)    *

         (b)    *

         (c)    *

         (d)    *

         (e)    *

         (f)    *

         (g)    *

         Section 5.14. CAPITAL EXPENDITURES. The Companies shall not invest in Consolidated Capital Expenditures (a) more than an aggregate amount equal to * ($*) during *, (b) more than an amount equal to * ($*) during *, and (c) more than an amount equal to * ($*) during *.

         Section 5.15. NOTICE.

         (a) Borrower shall cause a Financial Officer of Borrower to promptly notify the Global Agent and the Lenders in writing whenever any Default or Event of Default may occur hereunder or any representation or warranty made in Article VI hereof or elsewhere in this Agreement or in any Related Writing may for any reason cease in any material respect to be true and complete.

         (b) Borrower shall provide written notice to the Global Agent, contemporaneously with any notice being provided by any Company or to any Company in connection with the Senior Indenture, the Subordinated Indenture or the Subordinated Convertible Indenture.

         (c) Borrower shall provide the Global Agent and the Lenders with immediate written notice upon any change in the S&P Rating, the S&P Senior Rating, the Moody's Rating or the Moody's Senior Rating.

         Section 5.16. ENVIRONMENTAL COMPLIANCE. Each Company shall comply in all respects with any and all Environmental Laws including, without limitation, all Environmental Laws in jurisdictions in which any Company owns or operates a facility or site, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property or otherwise. Borrower shall furnish to the Lenders, promptly after receipt thereof, a copy of any notice any Company may receive from any governmental authority or private Person or otherwise that any material litigation or proceeding pertaining to any environmental, health or safety matter has been filed or is threatened against such Company, any real property in which such Company holds any interest or any past or present operation of such Company. No Company shall allow the release or disposal of hazardous waste, solid waste or other wastes on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this Section, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity action, administrative action, investigation or inquiry whether brought by any governmental authority or private Person or otherwise. Borrower shall defend, indemnify and hold the Global Agent and the Lenders harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including attorneys' fees) arising out of or resulting from the noncompliance of any Company with any Environmental Law. Such indemnification shall survive any termination of this Agreement.

         Section 5.17. AFFILIATE TRANSACTIONS. No Company shall, or shall permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of a Company on terms that are less favorable to such Company or such Subsidiary, as the case may be, than those that might be obtained at the time in a transaction with a non-Affiliate; provided, however, that the foregoing shall not prohibit (a) the payment of customary and reasonable directors' fees to directors who are not employees of a Company or employees of any Affiliate of a Company, (b) any transaction between Borrower and an Affiliate (if Borrower or a Guarantor of Payment) that Borrower reasonably determines in good faith is beneficial to Borrower and its Affiliates as a whole and that is not entered into for the purpose of hindering the exercise by the Global Agent or the Lenders of their rights or remedies under this Agreement, (c) the transactions pursuant to the Permitted Receivables Facility, or (d) the transactions pursuant to the AGSC Note.

         Section 5.18. USE OF PROCEEDS. Borrower's use of the proceeds of the Notes shall be solely for the refinancing of existing Indebtedness, working capital and other general corporate purposes of the Companies.

         Section 5.19. CORPORATE NAMES; LOCATION OF COLLATERAL. Borrower shall, and shall cause each other Company to, comply with the following provisions:

         (a) no Company shall change its corporate name, unless, in each case, such Company shall have provided the Global Agent and the Lenders with at least thirty (30) days prior written notice thereof;

         (b) except as set forth on SCHEDULE 6.19 hereto, no Company shall use trade names, assumed names or fictitious names, unless, in each case, such Company shall have provided the Global Agent and the Lenders with at least thirty (30) days prior written notice thereof;

         (c) Borrower shall provide the Global Agent with written notification no later than ten (10) days after (i) any change in the location of the office where any records of any Company pertaining to its accounts shall be kept; (ii) the closing of any existing places of business; and (iii) any change in the chief executive office of any Company;

         (d) Borrower shall provide the Global Agent with at least twenty (20) days prior written notice of any new location where any inventory or equipment of any Domestic Company is to be maintained; and

         (e) in the event of any of the foregoing, the appropriate Company shall promptly execute and deliver to the Collateral Agent (and each Company agrees that the Collateral Agent may execute and deliver the same as such Company's irrevocable attorney-in-fact) new U.C.C. financing or other registration statements describing any collateral securing the Debt and otherwise in form and substance sufficient for recordation wherever necessary or appropriate, as determined in the Global Agent's sole discretion, to perfect or continue perfected the security interest of the Collateral Agent in such collateral, based upon such new places of business or names, and Borrower shall pay all filing and recording fees and taxes in connection with the filing or recordation of such U.C.C financing or other registration statements and shall immediately reimburse the Global Agent or the Collateral Agent therefor if the Global Agent or the Collateral Agent pays the same. Such amounts shall be Related Expenses hereunder.

         Section 5.20. RESTRICTED PAYMENTS. No Company shall make or commit itself to make any Restricted Payment, except that:

         (a) subject to Section 5.27 hereof, Borrower may make Cash Dividends so long as (i) no Default or Event of Default shall then exist or immediately thereafter shall begin to exist, (ii) at all times prior to February 28, 2003, the Companies shall have achieved the Minimum Required Consolidated EBITDA Amount, and (iii) the aggregate amount of all Cash Dividends made during any fiscal quarter of Borrower shall not exceed the Maximum Quarterly Dividend Amount for such fiscal quarter; provided, however, that, if the Companies shall have failed to achieve the Minimum Required Consolidated EBITDA Amount for any fiscal quarter, then Borrower shall not be permitted to make any Cash Dividends for such fiscal quarter and shall make no further Cash Dividends unless and until the Companies shall have achieved the Minimum Required Consolidated EBITDA Amount for a fiscal quarter, in which case Borrower shall be permitted to make Cash Dividends at the end of such fiscal quarter in an amount equal to the Maximum Quarterly Dividend Amount for such fiscal quarter, but not the fiscal quarter or fiscal quarters in which the Companies shall have failed to achieve the Minimum Required Consolidated EBITDA Amount;

         (b) if no Event of Default shall then exist or immediately thereafter shall begin to exist, Borrower may make regularly scheduled payments of interest with respect to the Indebtedness outstanding under the Subordinated Indenture;

         (c) if no Event of Default shall then exist or immediately thereafter shall begin to exist, Borrower may make regularly scheduled payments of interest with respect to the Indebtedness outstanding under the Subordinated Convertible Indenture;

         (d) Borrower may make regularly scheduled payments of interest with respect to the Indebtedness outstanding under the Senior Indenture; and

         (e) any Company may pay or commit itself to pay a Capital Distribution at any time to Borrower or a Guarantor of Payment.

         Section 5.21. SUBSIDIARIES ACQUIRED OR HELD SUBSEQUENT TO THE CLOSING DATE.

         (a) Subject to subpart (b) of this Section, each Subsidiary created, acquired or held subsequent to the Closing Date (i) shall immediately execute and deliver to the Global Agent a Guaranty of Payment and such Security Documents as the Global Agent shall require, and shall deliver to the Global Agent and the Lenders certified copies of such Organizational Documents and authorization documents, and an opinion of counsel, as may be deemed necessary or appropriate by the Global Agent; and (ii) the appropriate Company shall deliver to the Collateral Agent the share certificates, or other evidence of equity interest, of such Subsidiary pursuant to the terms of the Pledge Agreement executed by such Company; provided, however, that (A) no Company shall be required to pledge more than sixty-five percent (65%) of the outstanding shares of stock or other equity interest of any first tier Foreign Subsidiary as security for the obligations of Borrower under this Agreement and no Company shall be obligated to pledge any of the outstanding shares of stock or other equity interest in any Foreign Subsidiary other than a first tier Foreign Subsidiary, and (B) neither the Receivables Subsidiary nor American Greetings Service Corp. shall be required to be a Guarantor of Payment hereunder (and no Company shall be obligated to pledge the shares of stock of the Receivables Subsidiary) so long as the Permitted Receivables Facility shall not have been terminated.

         (b) Notwithstanding anything in subpart (a) above to the contrary, a Subsidiary shall not be required to execute and deliver a Guaranty of Payment or any Security Documents to the Global Agent and the Lenders so long as (i) the total assets of such Subsidiary shall be less than the amount of One Hundred Thousand Dollars ($100,000), and (ii) the aggregate of the total assets of all such Subsidiaries with total asset values of less than One Hundred Thousand Dollars ($100,000) shall not exceed the aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000); provided that, in the event that the total assets of any Subsidiary that shall not have complied with the requirements of Section 5.21(a) above shall be at any time equal to or greater than One Hundred Thousand Dollars ($100,000), Borrower shall provide the Global Agent and the Lenders with prompt written notice of such asset value and comply with Section 5.21(a) above with respect to such Subsidiary.

         Section 5.22. AMENDMENT OF ORGANIZATIONAL DOCUMENTS. No Company shall amend its Organizational Documents without the prior written consent of the Global Agent; provided, however, that any Company that is not Borrower or a Guarantor of Payment may amend its Organizational Documents so long as any such amendment shall not have a material impact on the rights or remedies of the Global Agent or the Lenders hereunder.

         Section 5.23. REAL PROPERTY MATTERS.

         (a) At the request of the Global Agent, Borrower or a Guarantor of Payment shall, with respect to any Real Property acquired or held by a Company subsequent to the Closing Date with a fair market value in excess of One Hundred Thousand Dollars ($100,000), provide, or cause such Company to provide, to the Collateral Agent (i) a Mortgage, (ii) such other information, documents or agreements as may be deemed necessary or advisable by the Global Agent in connection with such Mortgage, including, but not limited to, the items set forth in subpart (b) hereof, and (iii) such corporate governance and authorization documents and an opinion of counsel as may be deemed necessary or appropriate by the Global Agent.

         (b) With respect to each Mortgaged Real Property, within thirty (30) days of the Global Agent's written request, Borrower shall deliver to the Collateral Agent:

                  (i) a Loan Policy of title insurance, ALTA 1970 Form B (amended 10/17/70 and 10/17/84) (unless such form is unavailable in any particular state, in which case Borrower shall have provided such other form of a Loan Policy of title insurance as may reasonably requested by the Global Agent) issued by a title company satisfactory to the Global Agent and the Required Lenders (collectively, the "Loan Policies" and individually, a "Loan Policy") in an amount equal to the fair market value of such Mortgaged Real Property insuring each Mortgage to be a valid first priority Lien on such Mortgaged Real Property, free and clear of all defects and encumbrances except such matters of record as permitted pursuant to this Agreement, with such endorsements and affirmative insurance as the Global Agent and the Required Lenders, in their reasonable discretion, may require;

                  (ii) environmental reports or studies prepared by environmental engineering firms acceptable to the Global Agent and the Required Lenders (the "Reports"), which Reports shall be in form acceptable to the Global Agent and the Required Lenders;

                  (iii) a current (certified not more than sixty (60) days prior to the date of such request) "as-built" survey of the such Mortgaged Real Property, prepared by a licensed surveyor acceptable to the Global Agent and the Required Lenders, certified to the Global Agent, the Collateral Agent and the Lenders and the title company pursuant to certificate of survey acceptable to the Global Agent and the Required Lenders; such survey shall be in form and substance acceptable to the Global Agent and the Required Lenders, in their sole discretion, shall be made in accordance with the "Minimum Standard Detail Requirements for Land Title Surveys" adopted by the American Land Title Association in 1999;

                  (iv) a copy of the certificate of occupancy for each building located on each such Mortgaged Real Property;

                  (v) evidence of compliance with all building and zoning codes applicable to the Mortgaged Real Property and evidence of the availability and adequacy of utilities for the buildings located on the Mortgaged Real Property; and

                  (vi) evidence, satisfactory to the Global Agent and the Required Lenders, that no portion of any of the Mortgaged Real Property is located in a Special Flood Hazard Area or is otherwise classified as Class A or Class BX on the Flood Maps maintained by the Federal Emergency Management Agency.

         Section 5.24. RESTRICTIVE AGREEMENTS; MATERIAL INDEBTEDNESS AGREEMENTS.

         (a) Except as set forth in this Agreement or the Receivables Facility Documents, Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or


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otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) make, directly or indirectly, any Capital Distribution to Borrower; (ii) make, directly or indirectly, loans or advances or capital contributions to Borrower; or (iii) transfer, directly or indirectly, any of the properties or assets of such Subsidiary to Borrower, except for such encumbrances or restrictions existing under or by reason of (A) applicable law, (B) customary non-assignment provisions in leases or other agreements entered in the ordinary course of business and consistent with past practices, or (C) customary restrictions in security agreements or mortgages securing Indebtedness of a Company to the extent such restrictions only restrict the transfer of the property subject to such security agreement or mortgage.

         (b) No Company shall amend, restate, supplement or otherwise modify or replace in any respect the Senior Indenture, the Subordinated Indenture, the Subordinated Convertible Indenture, the Receivables Facility Documents or any other Material Indebtedness Agreement without the prior written consent of the Required Lenders; provided, however, that any Company may amend, supplement or otherwise modify any of the foregoing agreements with the prior written consent of the Global Agent, so long as any such amendment or modification does not, in the opinion of the Global Agent, materially impact the rights or remedies of the Global Agent and the Lenders hereunder.

         (c) No Company shall be or become a Guarantor of the Indebtedness incurred pursuant to the Subordinated Indenture, the Subordinated Convertible Indenture, the Senior Indenture or any other Material Indebtedness Agreement (other than this Agreement).

         Section 5.25. OTHER COVENANTS. In the event that any Company shall enter into, or shall have entered into, any Material Indebtedness Agreement, wherein the covenants and agreements contained therein shall be more restrictive than the covenants and agreements set forth herein, then such Company shall be bound hereunder by such covenants and agreements with the same force and effect as if such covenants and agreements were written herein.

         Section 5.26. PARI PASSU RANKING. The Debt shall, and Borrowers shall take all necessary action to ensure that the Debt shall, at all times rank at least pari passu in right of payment (to the fullest extent permitted by law) with all other senior Indebtedness of the Companies (other than the Indebtedness incurred in connection with the Permitted Receivables Facility).

         Section 5.27. PERMITTED RECEIVABLES FACILITY CERTIFICATION. Notwithstanding anything to the contrary set forth in this Agreement, (a) unless and until Borrower shall have delivered a Permitted Receivables Facility Certificate to the Global Agent pursuant to which Borrower shall have certified that the Permitted Receivables Facility is in effect providing for not less than Two Hundred Fifty Million Dollars ($250,000,000) of aggregate permitted borrowings by the Receivables Subsidiary thereunder and that the Prior Seasonal Peak Drawing Level as of the most recent November 30 is at least Two Hundred Twenty-Five Million Dollars ($225,000,000), Borrower shall not make any Cash Dividends or effect any Acquisitions; (b) in the event Borrower shall have delivered a Permitted Receivables Facility Certificate to the Global Agent pursuant to which Borrower shall have certified that a Permitted Receivables Facility is in effect providing for not less than Two Hundred Fifty Million Dollars ($250,000,000) of aggregate permitted borrowings thereunder and that the Prior Seasonal Peak Drawing Level as of the most recent November 30 is at least Two Hundred Twenty-Five Million Dollars ($225,000,000) but


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


less than Two Hundred Fifty Million Dollars ($250,000,000), Borrower may either
(i) make any Cash Dividend otherwise permitted to be made under Section 5.20(a) hereof or, (ii) in lieu of making such Cash Dividend, effect Acquisitions in accordance with Section 5.13 hereof; provided, however, that any election by Borrower not to pay Cash Dividends pursuant to this Section 5.27, shall not be calculated as part of the Dividend Reduction Amount; and (c) at any time that Borrower shall have delivered to the Global Agent a Permitted Receivables Facility Certificate pursuant to which Borrower shall have certified that a Permitted Receivables Facility is in effect providing for not less than Two Hundred Fifty Million Dollars ($250,000,000) of aggregate permitted borrowings thereunder and that the Prior Seasonal Peak Drawing Level as of the most recent November 30 is at least Two Hundred Fifty Million Dollars ($250,000,000), the foregoing provisions of this Section 5.27 shall not apply.


                   ARTICLE VI. REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants that the statements set forth in this
Article VI are true, correct and complete.

         Section 6.1. CORPORATE EXISTENCE; SUBSIDIARIES; FOREIGN QUALIFICATION. Each Company is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation and is duly qualified and authorized to do business and is in good standing as a foreign corporation in the jurisdictions set forth opposite its name on SCHEDULE 6.1 hereto, which are all of the states or jurisdictions where the character of its property or its business activities makes such qualification necessary, except where the failure to so qualify will not cause or result in a Material Adverse Effect. SCHEDULE
6.1 hereto sets forth each Subsidiary of Borrower, its state of incorporation, its relationship to Borrower, including the percentage of each class of stock owned by a Company or the percentage of stock of Borrower owned by it, the location of its chief executive offices and its principal place of business. Except as set forth on SCHEDULE 6.1 hereto, Borrower owns all of the capital stock of each of its Subsidiaries.

         Section 6.2. CORPORATE AUTHORITY. Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver the Loan Documents to which it is a party and to perform and observe the provisions of the Loan Documents. The Loan Documents to which Borrower is a party have been duly authorized and approved by Borrower's Board of Directors and are the valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms. The execution, delivery and performance of the Loan Documents will not conflict with nor result in any breach in any of the provisions of, or constitute a default under, or result in the creation of any Lien (other than Liens permitted under Section 5.9 of this Agreement) upon any assets or property of any Company under the provisions of, such Company's Organizational Documents or any agreement.

         Section 6.3. COMPLIANCE WITH LAWS. Each Company:

         (a) holds permits, certificates, licenses, orders, registrations, franchises, authorizations, and other approvals from federal, state, local, and foreign governmental and regulatory bodies necessary for the conduct of its business and is in compliance with all applicable laws relating thereto, except where the failure to do so would not have or result in a Material Adverse Effect;

         (b) is in compliance with all federal, state, local, or foreign applicable statutes, rules, regulations, and orders including, without limitation, those relating to environmental protection, occupational safety and health, and equal employment practices except where the failure to do so would not have or result in a Material Adverse Effect; and

         (c) is not in violation of or in default under any agreement to which it is a party or by which its assets are subject or bound, except where such violation or default would not have or result in a Material Adverse Effect.

         Section 6.4. LITIGATION AND ADMINISTRATIVE PROCEEDINGS. There are (a) no lawsuits, actions, investigations, or other proceedings pending or threatened against any Company, or in respect of which any Company may have any liability, in any court or before any governmental authority, arbitration board, or other tribunal, (b) no orders, writs, injunctions, judgments, or decrees of any court or government agency or instrumentality to which any Company is a party or by which the property or assets of any Company are bound, and (c) no grievances, disputes, or controversies outstanding with any union or other organization of the employees of any Company, or threats of work stoppage, strike, or pending demands for collective bargaining, that, as to subparts (a) through (c) above, if determined adversely, would have a Material Adverse Effect.

         Section 6.5. TITLE TO ASSETS. Each Company has good title to and ownership of all property it purports to own, which property is free and clear of all Liens, except those permitted under Section 5.9 hereof.

         Section 6.6. LIENS AND SECURITY INTERESTS. On and after the Closing Date, except for Liens permitted pursuant to Section 5.9 hereof, (a) there is no financing statement, registration statement or other evidence of a Lien outstanding covering any personal property of any Company, other than a financing statement in favor of the Collateral Agent; (b) there is no mortgage, deed of trust or other encumbrance with respect to any Real Property outstanding covering any such Real Property, other than a mortgage in favor of the Collateral Agent; and (c) no real or personal property of any Company is subject to any security interest or Lien of any kind other than any security interest or Lien that may be granted to the Collateral Agent. No Company has entered into any contract or agreement that exists on or after the Closing Date that would prohibit the Collateral Agent, the Global Agent or the Lenders from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of any Company.

         Section 6.7. TAX RETURNS. Except as set forth on SCHEDULE 6.7 hereto, all federal, state, local and foreign tax returns and other reports required by law to be filed in respect of the income, business, properties and employees of each Company have been filed and all taxes, assessments, fees and other governmental charges which are due and payable have been paid, except as otherwise permitted herein or the failure to do so does not and will not cause or result in a Material Adverse Effect. The provision for taxes on the books of each Company is adequate for all years not closed by applicable statutes and for the current fiscal year.


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


         Section 6.8. ENVIRONMENTAL LAWS. Each Company is in compliance with any and all Environmental Laws, including, without limitation, all Environmental Laws in all jurisdictions in which any Company owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise. No litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the best knowledge of each Company, threatened, against any Company, any real property in which any Company holds or has held an interest or any past or present operation of any Company. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or has occurred (other than those that are currently being cleaned up in accordance with Environmental Laws), on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this Section, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority or private Person or otherwise.

         Section 6.9. CONTINUED BUSINESS. There exists no actual, pending, or, to Borrower's knowledge, any threatened termination, cancellation or limitation of, or any modification or change in the business relationship of any Company and any customer or supplier, or any group of customers or suppliers, whose purchases or supplies, individually or in the aggregate, are material to the business of any Company, and there exists no present condition or state of facts or circumstances that would have a Material Adverse Effect or prevent a Company from conducting such business or the transactions contemplated by this Agreement in substantially the same manner in which it was previously conducted.

         Section 6.10. EMPLOYEE BENEFITS PLANS. No ERISA Event has occurred or is expected to occur with respect to an ERISA Plan. Full payment has been made of all amounts which a Controlled Group member is required, under applicable law or under the governing documents, to have been paid as a contribution to or a benefit under each ERISA Plan. The liability of each Controlled Group member with respect to each ERISA Plan has been fully funded based upon reasonable and proper actuarial assumptions, has been fully insured, or has been fully reserved for on its financial statements. No changes have occurred or are expected to occur that would cause a material increase in the cost of providing benefits under the ERISA Plan. With respect to each ERISA Plan that is intended to be qualified under Code Section 401(a), (a) the ERISA Plan and any associated trust operationally comply with the applicable requirements of Code Section 401(a);
(b) the ERISA Plan and any associated trust have been amended to comply with all such requirements as currently in effect, other than those requirements for which a retroactive amendment can be made within the "remedial amendment period" available under Code Section 401(b) (as extended under Treasury Regulations and other Treasury pronouncements upon which taxpayers may rely); (c) the ERISA Plan and any associated trust have received a favorable determination letter from the Internal Revenue Service stating that the ERISA Plan qualifies under Code
Section 401(a), that the associated trust qualifies under Code Section 501(a) and, if applicable, that any cash or deferred arrangement under the ERISA Plan qualifies under Code Section 401(k), unless the ERISA Plan was first adopted at a time for which the above-described "remedial amendment period" has not yet expired; (d) the ERISA Plan currently satisfies the requirements of Code Section 410(b), without regard to any retroactive amendment that may be made within the above-described "remedial amendment period"; and (e) no contribution made to


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


the ERISA Plan is subject to an excise tax under Code Section 4972. With respect to any Pension Plan, the "accumulated benefit obligation" of Controlled Group members with respect to the Pension Plan (as determined in accordance with Statement of Accounting Standards No. 87, "Employers' Accounting for Pensions") does not exceed the fair market value of Pension Plan assets.

         Section 6.11. CONSENTS OR APPROVALS. No consent, approval or authorization of, or filing, registration or qualification with, any governmental authority or any other Person is required to be obtained or completed by any Company in connection with the execution, delivery or performance of any of the Loan Documents, that has not already been obtained or completed, except where the failure to so would not have or result in a Material Adverse Effect.

         Section 6.12. SOLVENCY. Borrower has received consideration that is the reasonable equivalent value of the obligations and liabilities that Borrower has incurred to the Lenders. Borrower is not insolvent as defined in any applicable state or federal statute, nor will Borrower be rendered insolvent by the execution and delivery of the Loan Documents to the Global Agent and the Lenders. Borrower is not engaged or about to engage in any business or transaction for which the assets retained by it are or will be an unreasonably small amount of capital, taking into consideration the obligations to the Global Agent and the Lenders incurred hereunder. Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature.

         Section 6.13. FINANCIAL STATEMENTS. The Consolidated financial statements of the Companies for the fiscal year ended February 28, 2001, furnished to the Global Agent and the Lenders, are true and complete, have been prepared in accordance with GAAP, and fairly present the financial condition of the Companies as of the date of such financial statements and the results of their operations for the period then ending. Since the Closing Date there has been no material adverse change in any Company's financial condition, properties or business nor any change in any Company's accounting procedures.

         Section 6.14. REGULATIONS. Borrower is not engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States of America). Neither the granting of any Loan (or any conversion thereof) or the issuance of any Letter of Credit nor the use of the proceeds of any Loan or Letter of Credit will violate, or be inconsistent with, the provisions of Regulation U or X or any other Regulation of such Board of Governors.

         Section 6.15. MATERIAL AGREEMENTS. Except as disclosed on SCHEDULE 6.15 hereto, no Company is a party to any (a) debt instrument; (b) lease (capital, operating or otherwise), whether as lessee or lessor thereunder; (c) contract, commitment, agreement, or other arrangement involving the purchase or sale of any inventory by it, or the license of any right to or by it; (d) contract, commitment, agreement, or other arrangement with any of its "Affiliates" (as such term is defined in the Securities Exchange Act of 1934, as amended); (e) management or employment contract or contract for personal services with any of its Affiliates which is not otherwise terminable at will or on less than ninety
(90) days' notice without liability; (f) collective bargaining agreement; or (g) other contract, agreement, understanding, or arrangement


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


which, as to subsections (a) through (g), above, if violated, breached, or terminated for any reason, would have or would be reasonably expected to have a Material Adverse Effect.

         Section 6.16. INTELLECTUAL PROPERTY. Each Company owns, possesses or has the right to use all of such Company's Intellectual Property, and the rights with respect to such Intellectual Property necessary for the conduct of its business without any known conflict with the rights of any other Person.
SCHEDULE 1 to each Collateral Assignment and Security Agreement sets forth all of the Intellectual Property of each Domestic Company.

         Section 6.17. INSURANCE. Each Company maintains with financially sound and reputable insurers insurance with coverage and limits as required by law and as is customary with Persons engaged in the same businesses as the Companies.
SCHEDULE 6.17 hereto sets forth all insurance carried by the Companies, describing in detail the amount and type of such insurance.

         Section 6.18. ACCURATE AND COMPLETE STATEMENTS. Neither the Loan Documents nor any written statement made by any Company in connection with any of the Loan Documents contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or in the Loan Documents not misleading. After due inquiry by Borrower, there is no known fact which any Company has not disclosed to the Global Agent and the Lenders that has or would have a Material Adverse Effect.

         Section 6.19. LOCATION; TRADE NAMES. SCHEDULE 6.19 hereto sets forth all of the following with respect to Borrower and each Domestic Subsidiary: (a) the places of business of Borrower and such Domestic Subsidiary and the locations where Borrower and such Domestic Subsidiary maintains any inventory or equipment or other fixed assets, (b) the chief executive office of Borrower and such Domestic Subsidiary, and (c) the office where Borrower and such Domestic Subsidiary keeps records of its accounts. Except as set forth on SCHEDULE 6.19, or otherwise permitted pursuant to this Agreement, no Domestic Company uses any trade name, assumed name or fictitious name.

         Section 6.20. INVESTMENT COMPANY; HOLDING COMPANY. No Company is (a) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, each as amended, or any foreign, federal, state or local statute or regulation limiting its ability to incur Indebtedness.

         Section 6.21. SENIOR INDENTURE. No Event of Default (as defined in the Senior Indenture) or event or condition that, with the passage of time or giving of notice or both, would constitute an Event of Default (as defined in the Senior Indenture), exists under the Senior Indenture, nor will any such Event of Default or event or condition that, with the passage of time or giving of notice or both, would constitute an Event of Default, exist under the Senior Indenture immediately after the occurrence of any Credit Event.

         Section 6.22. SUBORDINATED INDENTURE AND SUBORDINATED CONVERTIBLE INDENTURE.

         (a) (i) no Event of Default (as defined in the Subordinated Indenture) or Default (as defined in the Subordinated Indenture) exists, nor will any such Event of Default or Default exist under the Subordinated Indenture (or note or other agreement executed in connection therewith) immediately after the occurrence of any Credit Event; (ii) SCHEDULE 6.22 hereto sets forth all Indebtedness of any Company that constitutes Indebtedness under Credit Facilities (as defined in the Subordinated Indenture); and (iii) all of the Debt constitutes Senior Indebtedness (as defined in the Subordinated Indenture), Designated Senior Indebtedness (as defined in the Subordinated Indenture) and Permitted Debt (as defined in the Subordinated Indenture).

         (b) (i) no Event of Default (as defined in the Subordinated Convertible Indenture) or Default (as defined in the Subordinated Convertible Indenture) exists, nor will any such Event of Default or Default exist under the Subordinated Convertible Indenture (or note or other agreement executed in connection therewith) immediately after the occurrence of any Credit Event; and
(ii) all of the Debt constitutes Senior Indebtedness (as defined in the Subordinated Convertible Indenture), Designated Senior Indebtedness (as defined in the Subordinated Convertible Indenture) and Permitted Debt (as defined in the Subordinated Convertible Indenture).

         Section 6.23. DEFAULTS. No Default or Event of Default exists hereunder, nor will any Default or Event of Default begin to exist immediately after the execution and delivery hereof.


                         ARTICLE VII. EVENTS OF DEFAULT

         Each of the following shall constitute an Event of Default hereunder:

         Section 7.1. PAYMENTS. If the principal of or interest on any Note or any facility or other fee shall not be paid in full punctually when due and payable.

         Section 7.2. SPECIAL COVENANTS. If any Company or Obligor shall fail or omit to perform and observe Sections 5.7, 5.8, 5.9, 5.11, 5.12, 5.13, 5.14,
5.18, 5.19, 5.20, 5.21, 5.22, 5.23, 5.24, 5.25 or 5.26 hereof.

         Section 7.3. OTHER COVENANTS. If any Company or Obligor shall fail or omit to perform and observe any agreement or other provision (other than those referred to in Sections 7.1 or 7.2 hereof) contained or referred to in this Agreement or any Related Writing that is on such Company's or Obligor's part, as the case may be, to be complied with, and that Default shall not have been fully corrected within fifteen (15) days after the giving of written notice thereof to Borrower by the Global Agent or any Lender that the specified Default is to be remedied.

         Section 7.4. REPRESENTATIONS AND WARRANTIES. If any representation, warranty or statement made in or pursuant to this Agreement or any Related Writing or any other material information furnished by any Company or Obligor to the Global Agent or the Lenders, or any thereof, or any other holder of any Note, shall be false or erroneous.

         Section 7.5. CROSS DEFAULT. If any Company or Obligor shall default in the payment of principal or interest due and owing upon any other obligation for borrowed money in excess of the aggregate, for all such obligations for all such Companies and Obligors, of Ten Million Dollars ($10,000,000) beyond any period of grace provided with respect thereto or in the performance or observance of any other agreement, term or condition contained in any agreement under which such obligation is created, if the effect of such default is to allow the acceleration of the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity.

         Section 7.6. ERISA DEFAULT. The occurrence of one or more ERISA Events which (a) the Required Lenders determine in good faith could have a Material Adverse Effect, or (b) results in a Lien on any of the assets of any Company.

         Section 7.7. CHANGE IN CONTROL. If any Change in Control shall occur.

         Section 7.8. MONEY JUDGMENT. A final judgment or order for the payment of money shall be rendered against any Company or Obligor by a court of competent jurisdiction, which remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of thirty (30) days after the date on which the right to appeal shall have expired, provided that the aggregate of all such judgments, for all such Companies and Obligors, shall exceed Ten Million Dollars ($10,000,000).

         Section 7.9. MATERIAL ADVERSE CHANGE. There shall have occurred any condition or event that the Global Agent or the Required Lenders shall determine in good faith has or is reasonably likely to have a Material Adverse Effect.

         Section 7.10. SENIOR INDENTURE. If any Event of Default (as defined in the Senior Indenture) shall occur under the Senior Indenture.

         Section 7.11. SUBORDINATED INDENTURE AND SUBORDINATED CONVERTIBLE INDENTURE. If (a) (i) any Event of Default (as defined in the Subordinated Indenture) shall occur under the Subordinated Indenture; (ii) without the prior written consent of the Global Agent and the Required Lenders, any Company shall incur any Indebtedness that shall constitute, in whole or in part, Credit Facilities (as defined in the Subordinated Indenture) other than the Indebtedness set forth on SCHEDULE 6.22 hereto; or (iii) the Debt, or any part thereof, shall cease to constitute Senior Indebtedness (as defined in the Subordinated Indenture), Designated Senior Indebtedness (as defined in the Subordinated Indenture) or Permitted Debt (as defined in the Subordinated Indenture); or (b) (i) any Event of Default (as defined in the Subordinated Convertible Indenture) shall occur under the Subordinated Convertible Indenture;
(ii) the Debt, or any part thereof, shall cease to constitute Senior Indebtedness (as defined in the Subordinated Convertible Indenture), Designated Senior Indebtedness (as defined in the Subordinated Convertible Indenture) or Permitted Debt (as defined in the Subordinated Convertible Indenture); or (iii) Borrower shall designate any Indebtedness as Designated Senior Indebtedness (as defined in the Subordinated Convertible Indenture) without the prior written consent of the Global Agent.

         Section 7.12. VALIDITY OF LOAN DOCUMENTS. If (a) any material provision, in the sole opinion of the Global Agent, of any Loan Document shall at any time for any reason cease to be valid, binding and enforceable against Borrower or any Guarantor of Payment; (b) the validity, binding effect or enforceability of any Loan Document against Borrower or any Guarantor of Payment shall be contested by any Company or Obligor; (c) Borrower or any Guarantor of Payment shall deny that it has any or further liability or obligation thereunder; or (d) any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to the Global Agent and the Lenders the benefits purported to be created thereby.

         Section 7.13. SOLVENCY. If any Company with total assets the market value of which shall exceed One Million Dollars ($1,000,000) shall (a) except as permitted pursuant to Section 5.12 hereof, discontinue business, (b) generally not pay its debts as such debts become due, (c) make a general assignment for the benefit of creditors, (d) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of all or a substantial part of its assets, (e) be adjudicated a debtor or have entered against it an order for relief under Title 11 of the United States Code, as the same may be amended from time to time, (f) file a voluntary petition in bankruptcy, or have an involuntary proceeding filed against it and the same shall continue undismissed for a period of thirty (30) days from commencement of such proceeding or case or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state) relating to relief of debtors, (g) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, which approves a petition seeking its reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator of all or a substantial part of its assets, or (h) take, or omit to take, any action in order thereby to effect any of the foregoing.


                       ARTICLE VIII. REMEDIES UPON DEFAULT

         Notwithstanding any contrary provision or inference herein or elsewhere,

         Section 8.1. OPTIONAL DEFAULTS. If any Event of Default referred to in
Section 7.1, 7.2., 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.10, 7.11 or 7.12 hereof shall occur, the Global Agent may, with the consent of the Required Lenders, and shall, at the request of Required Lenders, give written notice to Borrower, to:

         (a) terminate the Commitment and the credits hereby established, if not previously terminated, and, immediately upon such election, the obligations of the Global Agent and the Lenders, and each thereof, to make any further Loan and the obligation of the Fronting Lender to issue any Letter of Credit hereunder immediately shall be terminated, and/or

         (b) accelerate the maturity of all of the Debt (if the Debt shall not already be due and payable), whereupon all of the Debt shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by Borrower.

         Section 8.2. AUTOMATIC DEFAULTS. If any Event of Default referred to in
Section 7.13 hereof shall occur:

         (a) all of the Commitment and the credits hereby established shall automatically and immediately terminate, if not previously terminated, and neither the Global Agent nor any


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Lender thereafter shall be under any obligation to grant any further Loan, nor shall the Fronting Lender be obligated to issue any Letter of Credit hereunder, and

         (b) the principal of and interest then outstanding on all of the Notes, and all of the other Debt, shall thereupon become and thereafter be immediately due and payable in full (if the Debt is not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived by Borrower.

         Section 8.3. LETTERS OF CREDIT. If the maturity of the Notes shall be accelerated pursuant to Sections 8.1 or 8.2 hereof, Borrower shall immediately deposit with the Collateral Agent, as security for the obligations of Borrower to reimburse the Fronting Lender and the Lenders for any then outstanding Letters of Credit, cash (in Dollars or the relevant Alternate Currency) equal to the sum of the aggregate undrawn (or unpaid) balance of any then outstanding Letters of Credit. The Global Agent and the Lenders are hereby authorized, at their option, to deduct any and all such amounts from any deposit balances then owing by any Lender to or for the credit or account of any Company, as security for the obligations of Borrower to reimburse the Fronting Lender and the Lenders for any then outstanding Letters of Credit.

         Section 8.4. OFFSETS. If there shall occur or exist any Event of Default referred to in Section 7.13 hereof or if the maturity of the Notes shall have been accelerated pursuant to Section 8.1 or 8.2 hereof, each Lender shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all Debt then owing by Borrower to that Lender (including, without limitation, any participation purchased or to be purchased pursuant to Section 2.1 or 8.5 hereof), whether or not the same shall then have matured, any and all deposit balances and all other indebtedness then held or owing by that Lender to or for the credit or account of Borrower or a Guarantor of Payment, all without notice to or demand upon Borrower or any other Person, all such notices and demands being hereby expressly waived by Borrower and each Guarantor of Payment.

         Section 8.5. EQUALIZATION PROVISION.

         (a) EQUALIZATION WITHIN COMMITMENTS. Subject to subpart (b) below, each Lender agrees with the other Lenders that if it, at any time, shall obtain any Advantage over the other Lenders, or any thereof, in respect of the Applicable Debt (except under Article III hereof), it shall purchase from the other Lenders, for cash and at par, such additional participation in the Applicable Debt as shall be necessary to nullify the Advantage.

         (b) EQUALIZATION AMONG COMMITMENTS. After the occurrence of a Sharing Event, as defined in Section 10.1 hereof, each Lender agrees with each other Lender that if it, at any time, shall obtain any Advantage over the other Lenders, or any thereof, in respect of the Debt (except under Article III hereof) then outstanding (as calculated, with respect to any amounts outstanding in an Alternate Currency, using the Dollar Equivalent in effect on the Equalization Date, as hereinafter defined), then such Lender having an Advantage shall purchase from the other Lenders, for cash and at par, such additional participation in the Debt as shall be necessary to nullify the Advantage. For purposes of determining whether or not, after a Sharing Event, an Advantage shall exist, the Global Agent shall, as of the date that the Sharing Event occurs (the "EQUALIZATION DATE"):


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


                  (i) add the General Revolving Commitment Exposure, the 364 Day Commitment Exposure and the Term Loan Exposure to determine the equalization maximum amount (the "EQUALIZATION MAXIMUM AMOUNT"); and

                  (ii) determine an equalization percentage (the "EQUALIZATION PERCENTAGE") for each Lender by dividing the aggregate amount of its Lender Credit Exposure by the Equalization Maximum Amount.

         (c) RECOVERY OF AMOUNT. If any such Advantage resulting in the purchase of an additional participation as set forth in subparts (a) or (b) hereof shall be recovered in whole or in part from the Lender receiving the Advantage, each such purchase shall be rescinded, and the purchase price restored (but without interest unless the Lender receiving the Advantage is required to pay interest on the Advantage to the Person recovering the Advantage from such Lender) ratably to the extent of the recovery.

         (d) APPLICATION AND SHARING OF SET-OFF AMOUNTS. Each Lender further agrees with the other Lenders that if it at any time shall receive any payment for or on behalf of Borrower or any Guarantor of Payment on any Indebtedness owing by Borrower or such Guarantor of Payment to that Lender by reason of offset of any deposit or other Indebtedness, it shall apply such payment first to any and all Indebtedness owing by Borrower or such Guarantor of Payment to that Lender pursuant to this Agreement (including, without limitation, any participation purchased or to be purchased pursuant to this Section or any other Section of this Agreement). Borrower and each Guarantor of Payment agree that any Lender so purchasing a participation from the other Lenders, or any thereof, pursuant to this Section may exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were a direct creditor of Borrower or such Guarantor of Payment in the amount of such participation.


                          ARTICLE IX. THE GLOBAL AGENT

         The Lenders authorize National City Bank, and National City Bank hereby agrees, to act as the administrative agent for the Lenders in respect of this Agreement. The Global Agent agrees to act in such capacity upon the terms and conditions set forth elsewhere in this Agreement, and upon the following terms and conditions:

         Section 9.1. APPOINTMENT AND AUTHORIZATION. Each Lender hereby irrevocably appoints and authorizes the Global Agent to take such action, as agent, on such Lender's behalf, and to exercise such powers hereunder as are delegated to the Global Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Neither the Global Agent nor any of its respective affiliates, directors, officers, attorneys or employees shall have any implied duties or any shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, respectively, except for its or their own respective gross negligence or willful misconduct. As of the Closing Date, Goldman Sachs, in its capacity as joint Lead Arranger, shall not have any obligations, but shall be entitled to all benefits of this Article IX.


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


         Section 9.2. NOTE HOLDERS. The Global Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with it, signed by such payee and in form satisfactory to the Global Agent.

         Section 9.3. CONSULTATION WITH COUNSEL. The Global Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the opinion of such counsel.

         Section 9.4. DOCUMENTS. The Global Agent shall be under no duty to examine into or pass upon the validity, effectiveness, genuineness or value of any Loan Documents or any other Related Writing furnished pursuant hereto or in connection herewith or the value of any collateral obtained hereunder, and the Global Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

         Section 9.5. THE GLOBAL AGENT AND AFFILIATES. With respect to the Loans and Letters of Credit, the Global Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not the Global Agent, and the Global Agent and its respective affiliates may accept deposits from, lend money to and generally engage in any kind of trust, debt, equity or other business with any Company or any affiliate thereof.

         Section 9.6. KNOWLEDGE OF DEFAULT. It is expressly understood and agreed that the Global Agent shall be entitled to assume that no Default or Event of Default shall have occurred, unless the Global Agent shall have been notified by a Lender in writing that such Lender believes that a Default or Event of Default shall have occurred and be continuing and specifying the nature thereof.

         Section 9.7. ACTION BY THE GLOBAL AGENT. Subject to the other terms and conditions hereof, so long as the Global Agent shall be entitled, pursuant to
Section 9.6 hereof, to assume that no Default or Event of Default shall have occurred and be continuing, the Global Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights that may be vested in it by, or with respect to taking or refraining from taking any action or actions that it may be able to take under or in respect of, this Agreement. The Global Agent shall incur no liability under or in respect of this Agreement by acting upon any notice, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything that it may do or refrain from doing in the reasonable exercise of its judgment, or which may seem to it to be necessary or desirable in the premises.

         Section 9.8. NOTICES; DEFAULT. In the event that the Global Agent shall have acquired actual knowledge of any Default or Event of Default, the Global Agent shall promptly notify the Lenders and shall take such action and assert such rights under this Agreement as the Required Lenders shall direct and the Global Agent shall inform the other Lenders in writing of the action taken. Subject to the other terms and conditions hereof, the Global Agent may take such action and assert such rights as it shall deem to be advisable, in its discretion, for the protection of the interests of the holders of the Notes.

         Section 9.9. INDEMNIFICATION OF THE GLOBAL AGENT. The Lenders agree to indemnify the Global Agent (to the extent not reimbursed by Borrower) ratably, according to their respective


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


Applicable Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Global Agent as agent in any way relating to or arising out of this Agreement or any Loan Document or any action taken or omitted by the Global Agent with respect to this Agreement or any Loan Document, provided that no Lender shall be liable to the Global Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements resulting from the Global Agent's gross negligence or willful misconduct, as determined by a court of competent jurisdiction, or from any action taken or omitted by the Global Agent in any capacity other than in its agency capacity under this Agreement.

         Section 9.10. SUCCESSOR AGENT. The Global Agent may resign from its respective agency capacity hereunder by giving not fewer than thirty (30) days prior written notice to Borrower and the Lenders. If the Global Agent (the "Resigning Agent") shall resign under this Agreement, then either (a) the Required Lenders shall appoint from among the Lenders a successor agent (a "Successor Agent") for the Lenders (with the consent of Borrower so long as an Event of Default shall not have occurred and which consent shall not be unreasonably withheld), or (b) if a Successor Agent shall not be so appointed and approved within the thirty (30) day period following the Resigning Agent's notice to the Lenders of its resignation, then the Resigning Agent, with the approval of the Global Agent, shall appoint a Successor Agent that shall serve in the same agency capacity as the Resigning Agent until such time as the Required Lenders shall appoint a Successor Agent. Upon its appointment, such Successor Agent shall succeed to the rights, powers and duties of the Resigning Agent, and all references to the Resigning Agent shall mean the Successor Agent, effective upon its appointment, and the Resigning Agent's rights, powers and duties as agent shall be terminated without any other or further act or deed on the part of such Resigning Agent or any of the parties to this Agreement.


                       ARTICLE X. INTERCREDITOR PROVISIONS

         Section 10.1. DEFINITIONS. For the purposes of this Article, the following terms shall have the following meanings:

         "Acceleration Event" shall have occurred if (a) after the occurrence of a Default Event with respect to the Lender Obligations, the maturity of the Lender Obligations shall have been accelerated, or (b) after the occurrence of a Default Event with respect to the Senior Indenture Obligations, the maturity of any of the Senior Indenture Obligations shall have been accelerated.

         "Administrative Expenses" shall mean (a) any and all reasonable costs, liabilities and expenses (including, without limitation, losses, damages, penalties, claims, actions, reasonable attorneys' fees, legal expenses, judgments, suits and disbursements) incurred by, imposed upon, or asserted against, the Collateral Agent in the performance of its duties under or otherwise in connection with this Agreement or the Collateral Documents, or in any attempt by the Collateral Agent to (i) obtain, preserve, perfect or enforce any security interest evidenced by this Agreement, any other Collateral Document or any other Lending Party Document; (ii) obtain payment, performance or observance of any and all of the Obligations; or (iii) maintain, insure, audit, collect, preserve, repossess or dispose of any of the Creditor Collateral or any other


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


collateral securing the Obligations, including, without limitation, costs and expenses for appraisals, assessments, and audits of any Company, or any such Creditor Collateral; (b) to the extent not covered in subpart (a) hereof, all costs and expenses payable to the Collateral Agent pursuant to Section 10.20 of this Agreement; or (c) all costs, liabilities and expenses incidental or related to (a) or (b) above, including, without limitation, interest thereupon from the date incurred, imposed or asserted until paid at the Default Rate.

         "Administrative Obligations" shall mean, collectively, all Administrative Expenses and all other Indebtedness or other obligations now owing or hereafter incurred by Borrower or any other Company to the Collateral Agent pursuant to this Agreement or any Collateral Document.

         "Collateral Documents" shall mean the Security Documents, together with all other documents, instruments or agreements executed in connection with the Security Documents, or in connection with any security interest or Lien granted, or otherwise obtained, on or in connection with the Creditor Collateral, or any part thereof.

         "Creditor" shall mean any Lender, Securities Holder or Other Lender.

         "Creditor Collateral" shall mean, collectively, (a) all of the Collateral, as defined in each of the respective Security Documents executed by any Company, (b) all of the Mortgaged Real Property, and (c) any other property, whether tangible or intangible, at any time securing the Obligations, or any part thereof, whether such Lien securing any of the Obligations shall have been granted to, or otherwise obtained by, the Collateral Agent or any Creditor.

         "Default Event" shall mean the occurrence of (a) an Event of Default, or (b) an "Event of Default", as defined in the Senior Indenture.

         "Hedge Agreement Obligations" shall mean the aggregate amount of Indebtedness under any Hedge Agreement entered into by Borrower with a Lender (or any of such Lender's affiliates) in connection with the Debt or any part thereof, provided that, in determining the amount of the Indebtedness under any Hedge Agreement, such amount shall be based upon the net termination obligation of Borrower under such Hedge Agreement, calculated as of any date as if such Hedge Agreement shall have been terminated as of such date.

         "Insolvency Event" shall mean (a) the pendency of any case against Borrower or any Guarantor of Payment arising under the United States Bankruptcy Code of 1978, as amended, or any successor statute, (b) the pendency of any case against Borrower or any Guarantor of Payment arising under any other bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution, liquidation or other similar law of any jurisdiction, (c) the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of Borrower or any Guarantor of Payment or any substantial assets of any of them, (d) any assignment for the benefit of creditors of Borrower or any Guarantor of Payment, or (e) the failure of Borrower or any Guarantor of Payment generally to pay its debts as they become due.

         "Lender Obligations" shall mean, collectively, (a) the Debt, and (b) all other Indebtedness or other obligations incurred by any Company to the Global Agent and the Lenders


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


pursuant to this Agreement or any other Loan Document, whether for principal, interest, fees, premiums, costs or indemnities, and whether now existing or hereafter arising.

         "Lending Parties" shall mean, collectively, (a) the Global Agent, on behalf of the Lenders, (b) each Securities Holder, and (c) each Other Lender.

         "Lending Party" shall mean (a) the Global Agent, on behalf of the Lenders, (b) any Securities Holder, or (c) any Other Lender.

         "Lending Party Documents" shall mean, collectively, (a) the Loan Documents, (b) the Senior Indenture and the Senior Securities, together with all other documents, instruments or agreements executed and delivered in connection with the foregoing, and (c) the Other Lender Documents.

         "Lending Party Pro Rata Share" shall mean, at the time of determination, with respect to any Lending Party, the percentage that shall be determined by dividing:

                  (a) (i) for the Global Agent and the Lenders, the Loan and Reimbursement Obligations, (ii) for each Securities Holder, the aggregate principal amount then outstanding to such Securities Holder pursuant to the Senior Indenture, and (iii) for each Other Lender, (A) the aggregate principal amount of the Other Lender Obligations (other than the Hedge Agreement Obligations owing to such Other Lender) then outstanding from such Other Lender, plus (B) the Hedge Agreement Obligations, if any, owing to such Other Lender; by

                  (b) the sum of (i) the aggregate outstanding principal Dollar Equivalent amount of all of the Obligations (other than the Administrative Obligations), (ii) the Letter of Credit Exposure, and
         (iii) the Hedge Agreement Obligations.

For all purposes under this Agreement or any of the Collateral Documents, Lending Party Pro Rata Share shall be determined on the date of the occurrence of the first Sharing Event.

         "Loan and Reimbursement Obligations" shall mean, at the time of determination, with respect to the Lender Obligations, the sum of (a) the aggregate principal Dollar Equivalent amount of the Loans then outstanding, plus
(b) the Letter of Credit Exposure.

         "Obligations" shall mean, collectively, (a) the Lender Obligations, (b) the Securities Holder Obligations, (c) the Other Lender Obligations, and (d) the Administrative Obligations.

         "Other Lender" shall mean (a) the financial institution set forth on
SCHEDULE 10.1 hereto; or (b) any Lender that shall have entered (or in the future enters) into a Hedge Agreement with Borrower; provided that, if any such Lender shall cease to be a Lender under this Agreement, then the Other Lender Obligations owing to such Lender shall no longer be secured by the Creditor Collateral.

         "Other Lender Documents" shall mean the promissory notes and other agreements evidencing or relating to the Other Lender Obligations.


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


         "Other Lender Obligations" shall mean (a) the Indebtedness and other obligations incurred by Borrower arising under the Other Lender Documents as described on SCHEDULE 10.1 hereto; provided, however, that the amount owing to such Other Lender with respect to such obligations and secured pursuant to the provisions of this Article X (other than with respect to Hedge Agreement Obligations) shall not exceed the amount set forth opposite such Other Lender's name on SCHEDULE 10.1 hereto, and (b) the Hedge Agreement Obligations.

         "Securities Holder" shall mean each Holder, as defined in the Senior Indenture, under the Senior Indenture.

         "Securities Holder Obligations" shall mean all Indebtedness or other obligations incurred by Borrower to the Securities Holders pursuant to the Senior Securities and the Senior Indenture, whether for principal, interest, fees, costs or indemnities, and whether now existing or hereafter arising.

         "Senior Securities" shall mean the securities or other instruments issued pursuant to the Senior Indenture, as the same may from time to time be amended, supplemented, restated or otherwise modified or replaced.

         "Sharing Event" shall mean the earlier of (a) the occurrence of an Insolvency Event, or (b) the occurrence of an Acceleration Event.

         Section 10.2. CREDITOR OBLIGATIONS TO BE RATABLY SECURED. In order to comply with the provisions of Section 1008 of the Senior Indenture, Borrower, the Global Agent and the Lenders agree that all of the Obligations shall be secured equally and ratably pursuant to the provisions of this Article X. In the event that the Securities Holders (or any trustee or designee acting on behalf of the Securities Holders) shall request the Global Agent, the Lenders, and the Collateral Agent to enter into a separate intercreditor agreement with respect to the Creditor Collateral, then (a) Borrower, (b) the Global Agent, acting on behalf of the Lenders (and each of the Lenders hereby authorizes the Global Agent to so act upon its behalf), (c) the Other Lenders, and (d) the Collateral Agent shall enter into an intercreditor agreement (containing terms and conditions substantially similar to those set forth in this Article X with the Securities Holders (or any trustee or designee acting on their behalf) to facilitate the terms and conditions of this Article X. The Global Agent is hereby authorized to sign any such intercreditor agreement on behalf of the Lenders, and the Lenders shall be bound by the terms of such intercreditor agreement as if they were parties thereto.

         Section 10.3. APPOINTMENT OF THE COLLATERAL AGENT. Each Creditor hereby appoints National City Bank (together with its successors and assigns) as the Collateral Agent under this Agreement and each Collateral Document, with such powers as are specifically delegated to the Collateral Agent by the terms of this Agreement and the Collateral Documents, together with such other powers as are reasonably incidental thereto in order to carry out the intent of this Agreement and the Collateral Documents, in the opinion of the Collateral Agent, and National City Bank hereby accepts such appointment as the Collateral Agent under this Agreement and the Collateral Documents. Neither the Collateral Agent nor any of its directors, officers, attorneys or employees shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct, as determined by a court of competent jurisdiction.


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


         Section 10.4. PRO RATA DISTRIBUTION OF THE CREDITOR COLLATERAL. The Collateral Agent shall be the secured party, beneficiary or mortgagee, as applicable, under the Collateral Documents. The Creditor Collateral shall be held for the benefit of the Lending Parties on a pari passu basis and shall serve as security for the Obligations. Subject to the terms of this Agreement, the Collateral Agent shall receive, hold, administer and enforce the Collateral Documents, and foreclose upon, collect, dispose of all or any part of the Creditor Collateral, for the benefit of the respective Lending Parties based upon the Lending Party Pro Rata Share of each such Lending Party, and deliver to the Lending Parties, the proceeds therefrom for the benefit of the respective Lending Parties, based upon the Lending Party Pro Rata Share of each respective Lending Party, in accordance with the terms of this Agreement. Each Creditor agrees that any security interest or Lien granted to any Creditor with respect to the Creditor Collateral, or any part thereof, whether granted prior to, or on or after, the date of this Agreement, shall be deemed to be held by such Creditor for the benefit of the Lending Parties pursuant to the terms of this Agreement. Each Creditor further agrees that, notwithstanding the relative priority or time of granting, creation, attachment or perfection under applicable law of any security interest or lien, if any, of the Collateral Agent or any Creditor, whether such security interest or lien shall arise now or hereafter be acquired, such security interest or lien shall be first a first priority security interest or lien in favor of the Collateral Agent to secure the Obligations on a pari passu basis for the benefit of the respective Lending Parties in accordance with the provisions of this Article X.

         Section 10.5. PAYMENTS OR PROCEED RECEIVED BY A CREDITOR PRIOR TO A SHARING EVENT. Prior to the occurrence of a Sharing Event, the Creditors agree that any Creditor may accept and apply payments made from any source (including proceeds of the Creditor Collateral) on or in respect of the Obligations owing to such Creditor without any responsibility to turn over to the Collateral Agent or share with any other Creditor such payments, except as otherwise specifically provided in this Agreement with respect to sharing among the Lenders.

         Section 10.6. PAYMENTS OR PROCEEDS RECEIVED BY THE COLLATERAL AGENT PRIOR TO A SHARING EVENT. If the Collateral Agent (in its capacity as the Collateral Agent and not in any other capacity) shall receive any payments from any source (including proceeds of the Creditor Collateral) on or in respect of the Obligations at any time prior to the occurrence of a Sharing Event, such payment or proceeds shall be delivered to the appropriate Lending Party or, so long as no Event of Default shall exist, to the appropriate Company, as the case may be. If an Event of Default shall have occurred, the Collateral Agent shall not deliver the proceeds of any of the Creditor Collateral to any Company unless the Required Lenders so direct.

         Section 10.7. PAYMENTS OR PROCEEDS RECEIVED AFTER A SHARING EVENT. After the occurrence of a Sharing Event, (a) any payment received (whether from the proceeds of the Creditor Collateral or otherwise) from any Company by any Creditor, shall be immediately forwarded to the Collateral Agent to be distributed in accordance with the provisions of Section 10.8 hereof, and (b) any payment received (whether from the proceeds of the Creditor Collateral or otherwise) by the Collateral Agent shall be distributed in accordance with the provisions of Section 10.8 hereof.


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



         Section 10.8. DISTRIBUTION OF PROCEEDS. Except as set forth in Section
10.6 hereof, any proceeds received by the Collateral Agent at any time shall be applied by the Collateral Agent as follows:

                  (a) first, to the payment of any Administrative Obligations, including, but not limited to, the costs and expenses of the Collateral Agent in connection with any sale, collection or other realization incurred by the Collateral Agent under the provisions of this Agreement, or any other fees (including attorneys' fees, accountants fees and other fees for special advisors or consultants retained by the Collateral Agent), expenses, liabilities (including rights to indemnification) or advances made or incurred by the Collateral Agent in connection with the administration or enforcement of the Collateral Documents;

                  (b) second, to each Lending Party in an amount equal to the Lending Party Pro Rata Share of the amount to be distributed, until all of the Obligations shall have been satisfied in full; and

                  (c) third, after all of the Obligations shall have been irrevocably satisfied in full, to Borrower or a Guarantor of Payment, as appropriate, or as a court of competent jurisdiction may direct or as otherwise required by law.

Notwithstanding the foregoing, any amounts to be distributed for application to a Creditor's liabilities with respect to any issued but undrawn (or unpaid) Letter of Credit shall be held by the Collateral Agent in an interest bearing trust account (the "COLLATERAL TRUST ACCOUNT") as collateral security for such liabilities until a drawing on such Letter of Credit, at which time such amounts, together with interest accrued thereon, shall be released by the Collateral Agent and applied to such liabilities. If any such Letter of Credit shall expire without having been drawn upon (or paid) in full, the amounts held in the Collateral Trust Account with respect to the undrawn (or unpaid) portion of such Letter of Credit, together with interest accrued thereon, shall be applied by the Collateral Agent in accordance with this Section 10.8.

         Section 10.9. DELIVERY OF CREDITOR COLLATERAL TO THE COLLATERAL AGENT. If any Creditor receives possession of any portion of the Creditor Collateral, or any proceeds thereof, whether prior to or after the occurrence of a Sharing Event, such Creditor shall receive and hold the same in trust for the Collateral Agent and shall deliver such Creditor Collateral or proceed to the Collateral Agent, wherein the Collateral Agent shall hold or dispose of such Creditor Collateral in accordance with the provisions of this Article X.

         Section 10.10. RETURN OF PAYMENTS. If any payment or other proceeds received by any Creditor shall be required to be repaid or returned, in whole or in part, by such Creditor to the payor thereof, or to any trustee, agent or other representative, or such payment shall be otherwise rescinded, in whole or in part, pursuant to applicable law, each other Creditor that shall have received all or any part of such payment or proceeds shall promptly, upon written demand, return all or the ratable part, as the case may be, of the portion of such payment or proceeds so received by such other Creditor (and any interest thereon to the extent the same is required to be paid by the Creditor originally receiving such payment or proceeds in respect of the return of such payment or proceeds) in order to equitably adjust for the return of all or part of such payment or proceeds.


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         Section 10.11. LENDING PARTY RIGHTS AND REMEDIES.

         (a) Except as set forth in subpart (c) below, each Lending Party shall have the rights and remedies available to it under its respective Lending Party Documents, other than rights specifically reserved for the Collateral Agent under any of the Collateral Documents, upon the occurrence of a Default Event or otherwise, including, but not limited to, the right to (i) accelerate any of the Obligations owing to such Lending Party, (ii) institute suit against any Company, (iii) take any other enforcement action with respect to any Default Event, and (iv) take any other enforcement action with respect to any Default Event; provided, however, that each Lending Party agrees that it shall have recourse under or by virtue of the Collateral Documents to the Creditor Collateral only through the Collateral Agent and that no Creditor Party shall have any independent recourse to the liens and security interests created by the Collateral Documents or otherwise, except that any Creditor may set-off any amount of any balances held by it for the account of any Company or any other property held or owing by such Creditor to or for the credit or the account of any Company (provided that the amount set-off shall be delivered to the Collateral Agent for application pursuant the terms of this Agreement).

         (b) Upon the occurrence of a Sharing Event, the appropriate Lending Party shall promptly, and in any event within one Business Day thereafter, provide notice to the Collateral Agent of the occurrence of such Sharing Event, and, upon receipt of such notice, the Collateral Agent shall promptly, and in any event within one Business Day of receipt thereof, deliver a copy to all of the Creditors; provided, however, that the failure to provide any of the foregoing notices shall not affect, in any way, any of the rights or obligations of any Person under this Agreement.

         (c) Upon receipt of a notice of a Sharing Event and at all times thereafter, no Creditor shall institute suit against any Company or otherwise take any other enforcement action with respect to the Creditor Collateral.

         (d) By accepting any proceeds of the Creditor Collateral pursuant to this Article X or the benefits of any Collateral Document, a Lending Party shall be deemed to be bound by the terms and conditions set forth herein.

         Section 10.12. RIGHTS AND REMEDIES OF THE COLLATERAL AGENT UPON SHARING EVENT. Upon the occurrence of a Sharing Event, the Required Lenders may notify and direct the Collateral Agent to enforce the rights of the Creditors in and to the Creditor Collateral through such remedies as may be available pursuant to the terms and conditions of any Collateral Document, at law or in equity, or otherwise. The Collateral Agent shall act as the Required Lenders may, in their reasonable discretion, direct, provided that the Collateral Agent shall have no liability for acting in accordance with such request and no Creditor shall have any liability to any other Creditor in connection with any such request. The Collateral Agent shall not release any Liens or Creditor Collateral without the direction or consent of the Required Lenders, except as expressly permitted pursuant to Section 10.15 hereof.

         Section 10.13. APPOINT OF POWER OF ATTORNEY. Each Creditor irrevocably authorizes, appoints, and empowers the Collateral Agent to act as such Creditor's attorney-in-fact with respect to the Creditor Collateral, or any part thereof, or under or with respect to any of the


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Collateral Documents, as the Collateral Agent may deem necessary or advisable for the enforcement of the provisions of this Article X or the Collateral Documents, or to otherwise carry out the intent of the provisions of this
Article X. Each Creditor shall execute and deliver to the Collateral Agent such powers of attorney, assignments, or other instruments as may be reasonably requested by the Collateral Agent to enable the Collateral Agent to enforce any and all of the Collateral Agent's rights or duties under this Agreement and the Collateral Documents.

         Section 10.14. OBLIGATIONS UNAFFECTED; MODIFICATION OF LENDING DOCUMENTS. Except for the agreements made pursuant to this Article X, the Lending Party Documents shall be unaffected hereby. Each Lending Party shall be entitled to amend, restate or otherwise modify any of their respective Lending Party Documents in accordance with the respective terms of such Lending Party Documents; provided, however, that, in the event that any Lending Party shall receive any additional Creditor Collateral or other security for any of their respective Obligations or file any additional financing statement, mortgage or other lien with respect thereto, such collateral or other security shall become part of the Creditor Collateral hereunder and shall be held in trust for the benefit of the Lending Parties, subject to the terms and conditions of this
Article X.

         Section 10.15. RELEASE OF CREDITOR COLLATERAL. Each Lending Party hereby authorizes the Collateral Agent to execute and deliver such releases and termination statements as may be necessary to permit the release of any Creditor Collateral, so long as such release is made in connection with the sale, lease, transfer or other disposition of assets specifically permitted pursuant to this Agreement.

         Section 10.16. ACCOUNTING. Each Lending Party agrees to render to the Collateral Agent, at any time upon request of the Collateral Agent, an accounting of the amounts of the Obligations owing to such Lending Party and such other information with respect to the Obligations owing to such Lending Party as the Collateral Agent may reasonably request in order to give effect to the terms and conditions of this Article X.

         Section 10.17. CONTESTING LIENS OR SECURITY INTERESTS. No Creditor shall contest the validity, perfection, priority or enforceability of any Lien or security interest granted to the Collateral Agent or any Creditor (provided that such Lien or security interest shall be held for the benefit of the Collateral Agent and the Lending Parties and shall be subject to the terms of this Article X).

         Section 10.18. ACTIONS BY THE COLLATERAL AGENT. Each Creditor acknowledges that (a) such Creditor has performed and shall continue to perform its own credit analysis of the Companies, and its own investigations of the risks involved in the transactions contemplated in connection with the Obligations and in entering into this Agreement and the Collateral Documents,
(b) such Creditor has reviewed and approved the form and substance of each of the Collateral Documents, including any U.C.C. financing statements filed in connection with any of the Collateral Documents, and (c) the Collateral Agent, by executing this Agreement, has not nor at any time shall the Collateral Agent be deemed to have, made any representation or warranty, express or implied, with respect to the (i) due execution, authenticity, legality, accuracy, completeness, validity or enforceability of any of the Collateral Documents or as to the financial condition or creditworthiness of Borrower or any other Company, or the collectability of the Obligations, or (ii) validity, perfection, priority, enforceability, value or sufficiency of, or title to


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any of the Creditor Collateral, or the filing or recording, or taking of any other action with respect to the Creditor Collateral. Although the Collateral Agent shall endeavor to exercise the same care in administering the Creditor Collateral as if the Collateral Agent were acting for its own account, the Collateral Agent shall be fully protected in relying upon any document that appears to it to be genuine and upon the advice of legal counsel, independent accountants and other appropriate experts (including those retained by any Company). Neither the Collateral Agent nor any of its affiliates, directors, officers, attorneys or employees shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct, as determined by a court of competent jurisdiction.

         Section 10.19. BANKRUPTCY FILING. The provisions of this Article X shall be applicable both before and after the filing of any petition by or against Borrower or any other Company under the United States Bankruptcy Code or, if applicable, under the laws of any foreign jurisdiction, and all references in this Agreement to Borrower or any other Company shall be deemed to apply to Borrower or such Company as debtor-in-possession. All postpetition distributions of the proceeds of any of the Creditor Collateral shall, subject to any court order approving the financing of Borrower or any other Company as debtor-in-possession (i.e. this Article X shall not limit any Creditor's right to provide postpetition financing, or any Creditor's right to object to any such financing, in accordance with Section 364 of the United States Bankruptcy Code and any such financing, and any liens or security interests granted in connection with such financing, shall be on such terms and conditions as approved by the Bankruptcy Court), continue to be made after the filing of any such petition on the same basis that the Creditor Collateral was to be distributed prior to the date of such petition.

         Section 10.20. INDEMNIFICATION BY CREDITORS. To the extent not indemnified or reimbursed by Borrower, the Lending Parties agree to indemnify the Collateral Agent, on the basis of the Lending Party Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Collateral Agent in its capacity as collateral agent in any way relating to or arising out of this Agreement or any Collateral Document or any action taken or omitted by the Collateral Agent with respect to this Agreement or any Collateral Document, provided that no Creditor shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements resulting from the Collateral Agent's gross negligence or willful misconduct, as determined by a court of competent jurisdiction, or from any action taken or omitted by the Collateral Agent in any capacity other than as collateral agent under this Agreement.

         Section 10.21. RIGHT TO OPT OUT. Any Lending Party shall be entitled to opt out of the sharing provisions of this Article X by giving written notice to the Collateral Agent and each Lending Party (a "Disclaiming Creditor"). Effective upon receipt by the Collateral Agent of such notice from any Disclaiming Creditor, such Disclaiming Creditor (a) shall have no interest in any of the Creditor Collateral, nor shall such Disclaiming Creditor be entitled to its Lending Party Pro Rata Share of the proceeds of any of the Creditor Collateral, and (b) shall not be liable for any indemnification obligations with respect to the Collateral Agent or any of the Creditor Collateral, except with respect to any such obligations that relate to claims arising or occurring


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prior to the date such Creditor shall have become a Disclaiming Creditor under this Section 10.21.

         Section 10.22. THIRD PARTIES. The provisions of this Article X shall be solely for the benefit of the Collateral Agent and the Creditors and are not intended to grant any rights, benefits or defenses to or for the benefit of Borrower, any other Company or any other Person. No Company shall have any rights under this Article X.

         Section 10.23. SUCCESSOR COLLATERAL AGENT. The Collateral Agent may resign as collateral agent hereunder by giving not fewer than thirty (30) days prior written notice to the Global Agent and the Lenders. If the Collateral Agent shall resign under this Agreement, then either (a) the Required Lenders shall appoint a successor collateral agent hereunder, or (b) if a successor collateral agent shall not have been so appointed and approved within the thirty
(30) day period following the Collateral Agent's notice to the Global Agent and the Lenders of its resignation, then the Collateral Agent shall appoint a successor collateral agent that shall serve as collateral agent until such time as the Required Lenders appoint a successor collateral agent. Upon its appointment, such successor collateral agent shall succeed to the rights, powers and duties as collateral agent, and the term "Collateral Agent" under this Agreement and any other Collateral Document shall mean such successor, effective upon its appointment, and the former collateral agent's rights, powers and duties as collateral agent shall be terminated without any other or further act or deed on the part of such former collateral agent or any of the parties to this Agreement.

         Section 10.24. TERMINATION. The provisions of this Article X shall remain in full force and effect until all of the Lender Obligations shall have been indefeasibly paid in full, and this Agreement terminated and not replaced by any other credit facility with the Global Agent and the Lenders.


                            ARTICLE XI. MISCELLANEOUS

         Section 11.1. LENDERS' INDEPENDENT INVESTIGATION. Each Lender, by its signature to this Agreement, acknowledges and agrees that the Global Agent has not made any representation or warranty, express or implied, with respect to the creditworthiness, financial condition, or any other condition of any Company or with respect to the statements contained in any information memorandum furnished in connection herewith or in any other oral or written communication between the Global Agent and such Lender. Each Lender represents that it has made and shall continue to make its own independent investigation of the creditworthiness, financial condition and affairs of the Companies in connection with the extension of credit hereunder, and agrees that the Global Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than such notices as may be expressly required to be given by the Global Agent to the Lenders hereunder), whether coming into its possession before the first Credit Event hereunder or at any time or times thereafter.

         Section 11.2. NO WAIVER; CUMULATIVE REMEDIES. No omission or course of dealing on the part of the Global Agent, any Lender or the holder of any Note in exercising any right, power or remedy hereunder or under any of the Loan Documents shall operate as a waiver


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thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under any of the Loan Documents. The remedies herein provided are cumulative and in addition to any other rights, powers or privileges held by operation of law, by contract or otherwise.

         Section 11.3. AMENDMENTS, CONSENTS. No amendment, modification, termination, or waiver of any provision of any Loan Document nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given (with the understanding, however, that, with respect to the application of the mandatory prepayment provisions set forth in Section 2.8 hereof to the Term Loan, the consent of Term Lenders holding at least fifty-one percent (51%) of the aggregate amount outstanding under the Term Notes shall be required to amend or waive such provisions). Anything herein to the contrary notwithstanding, the prior written consent of all of the Lenders affected thereby shall be required with respect to (a) any increase in the Commitment (or any part thereof), except pursuant Section 2.7(c) hereof, (b) the extension of maturity of the Notes, the payment date of interest or principal thereunder, or the payment of commitment or other fees or amounts payable hereunder, (c) any reduction in the rate of interest on the Notes, or in any amount of principal or interest due on any Note, or reimbursement obligations with respect to any Letter of Credit, or the payment of facility or other fees hereunder or any change in the manner of pro rata application of any payments made by Borrower or the Collateral Agent to the Lenders hereunder, (d) any change in any percentage voting requirement, voting rights, or the Required Lenders definition in this Agreement, (e) the release of any Guarantor of Payment or of any Collateral in excess of Five Million Dollars ($5,000,000) during any fiscal year of Borrower (other than the release of any Collateral in connection with a transaction that shall be expressly permitted pursuant to the terms of this Agreement), or (f) any amendment to this Section
11.3 or Section 8.5 hereof. Notice of amendments or consents ratified by the Lenders hereunder shall immediately be forwarded by the Global Agent to all Lenders. Each Lender or other holder of a Note shall be bound by any amendment, waiver or consent obtained as authorized by this Section, regardless of its failure to agree thereto. In addition, Section 11.11 hereof may not be amended without the prior written consent of any Designating Lender, as defined in
Section 11.11 hereof, affected thereby.

         Section 11.4. NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Borrower, mailed or delivered to it, addressed to it at the address specified on the signature pages of this Agreement, if to the Global Agent or any Lender, mailed or delivered to it, addressed to the address of the Global Agent or such Lender specified on the signature pages of this Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or forty-eight (48) hours after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that notices pursuant to any of the provisions hereof shall not be effective until received.

         Section 11.5. COSTS, EXPENSES AND TAXES. Borrower agrees to pay on demand all costs and expenses of the Global Agent, and all Related Expenses, including but not limited to, (a) syndication, administration, travel and out-of-pocket expenses, including but not limited to


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attorneys' fees and expenses, of the Global Agent in connection with the preparation, negotiation and closing of the Loan Documents and the administration of the Loan Documents, the collection and disbursement of all funds hereunder and the other instruments and documents to be delivered hereunder, (b) extraordinary expenses of the Global Agent and the Collateral Agent in connection with the administration of the Loan Documents and the other instruments and documents to be delivered hereunder, and (c) the reasonable fees and out-of-pocket expenses of special counsel for the Global Agent and the Collateral Agent, with respect to the foregoing, and of local counsel, if any, that may be retained by such special counsel with respect thereto. Borrower agrees to pay on demand all costs and expenses of the Global Agent, the Collateral Agent and the Lenders, including reasonable attorneys' fees, in connection with the restructuring or enforcement of the Debt, this Agreement or any Related Writing. In addition, Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of the Loan Documents, and the other instruments and documents to be delivered hereunder, and agree to hold the Global Agent, the Collateral Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

         Section 11.6. INDEMNIFICATION. Borrower agrees to defend, indemnify and hold harmless the Global Agent, the Collateral Agent and the Lenders (and their respective affiliates, officers, directors, attorneys, agents and employees) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Global Agent, the Collateral Agent or Lender in connection with any investigative, administrative or judicial proceeding (whether or not such Lender or the Global Agent or the Collateral Agent shall be designated a party thereto) or any other claim by any Person relating to or arising out of any Loan Document or any actual or proposed use of proceeds of the Loans or any of the Debt, or any activities of any Company or any Obligor or any of their respective affiliates; provided that the Global Agent, the Collateral Agent or any Lender shall not have the right to be indemnified under this Section for its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction. All obligations provided for in this
Section 11.6 shall survive any termination of this Agreement.

         Section 11.7. OBLIGATIONS SEVERAL; NO FIDUCIARY OBLIGATIONS. The obligations of the Lenders hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Global Agent or the Lenders pursuant hereto shall be deemed to constitute the Global Agent or the Lenders a partnership, association, joint venture or other entity. No default by any Lender hereunder shall excuse the other Lenders from any obligation under this Agreement; but no Lender shall have or acquire any additional obligation of any kind by reason of such default. The relationship among Borrower and the Lenders with respect to the Loan Documents and the Related Writings is and shall be solely that of debtors and creditors, respectively, and neither the Global Agent nor any Lender shall have any fiduciary obligation toward Borrower with respect to any such documents or the transactions contemplated thereby.

         Section 11.8. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.


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         Section 11.9. BINDING EFFECT; BORROWERS' ASSIGNMENT. This Agreement
shall become effective when it shall have been executed by Borrower, the Global Agent and each Lender and thereafter shall be binding upon and inure to the benefit of Borrower, the Global Agent and each Lender and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Global Agent and all of the Lenders.

         Section 11.10. LENDER ASSIGNMENTS/PARTICIPATIONS.

         (a) ASSIGNMENTS OF COMMITMENTS. Each Lender shall have the right at any time or times to assign to an Eligible Transferee, without recourse, all or a percentage of all of the following: (a) that Lender's Commitment, (b) all Loans made by that Lender, (c) that Lender's Notes, and (d) that Lender's interest in any Letter of Credit and any participation purchased pursuant to Section 2.1 or
8.5 hereof; provided, however, in each such case, that the assignor and the assignee shall have complied with the following requirements:

                  (i) PRIOR CONSENT. No assignment may be consummated pursuant to this Section 11.10 without the prior written consent of the Global Agent (other than an assignment by any Lender to any affiliate of such Lender which affiliate is either wholly-owned by such Lender or is wholly-owned by a Person that wholly owns, either directly or indirectly, such Lender), which consent of the Global Agent shall not be unreasonably withheld. Anything herein to the contrary notwithstanding, any Lender may at any time make a collateral assignment of all or any portion of its rights under the Loan Documents to a Federal Reserve Bank, and no such assignment shall release such assigning Lender from its obligations hereunder;

                  (ii) MINIMUM AMOUNT. Each such assignment shall be in a minimum amount of the lesser of One Million Dollars ($1,000,000) of the assignor's Commitment and interest herein or the entire amount of the assignor's Commitment and interest herein;

                  (iii) ASSIGNMENT FEE; ASSIGNMENT AGREEMENT. Unless the assignment shall be to an affiliate of the assignor or the assignment shall be due to merger of the assignor or for regulatory purposes, either the assignor or the assignee shall remit to the Global Agent, for its own account, an administrative fee (which fee may be waived by the Global Agent, in its sole discretion) of Three Thousand Five Hundred Dollars ($3,500). Unless the assignment shall be due to merger of the assignor or a collateral assignment for regulatory purposes, the assignor shall (A) cause the assignee to execute and deliver to Borrowers and the Global Agent an Assignment Agreement, and (B) execute and deliver, or cause the assignee to execute and deliver, as the case may be, to the Global Agent such additional amendments, assurances and other writings as the Global Agent may reasonably require; and

                  (iv) NON-U.S. ASSIGNEE. If the assignment is to be made to an assignee that is organized under the laws of any jurisdiction other than the United States or any state thereof, the assignor Lender shall cause such assignee, at least five (5) Business Days prior to the effective date of such assignment, (A) to represent to the assignor Lender (for the benefit of the assignor Lender, the Global Agent and Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Global Agent, Borrower


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         or the assignor with respect to any payments to be made to such assignee in respect of the Loans hereunder, (B) to furnish to the assignor (and, in the case of any assignee registered in the Register (as defined below), the Global Agent and Borrower) either (1) U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or (2) United States Internal Revenue Service Form W-8 or W-9, as applicable (wherein such assignee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (C) to agree (for the benefit of the assignor, the Global Agent and Borrower) to provide the assignor Lender (and, in the case of any assignee registered in the Register, the Global Agent and Borrower) a new Form 4224 or Form 1001 or Form W-8 or W-9, as applicable, upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such assignee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         Upon satisfaction of the requirements specified in subparts (i) through
(iv) above, Borrower shall execute and deliver (A) to the Global Agent, the assignor and the assignee, any consent or release (of all or a portion of the obligations of the assignor) required to be delivered by Borrower in connection with the Assignment Agreement, and (B) to the assignee, an appropriate Note or Notes. After delivery of the new Note or Notes, the assignor's Note or Notes being replaced shall be returned to Borrower marked "replaced".

         Upon satisfaction of the requirements set forth in subparts (i) through
(iv) above, and any other condition contained in this Section 11.12(a), (A) the assignee shall become and thereafter be deemed to be a "Lender" for the purposes of this Agreement, (B) in the event that the assignor's entire interest has been assigned, the assignor shall cease to be and thereafter shall no longer be deemed to be a "Lender", and (C) the signature pages hereto and SCHEDULE 1 hereto shall be automatically amended, without further action, to reflect the result of any such assignment.

         The Global Agent shall maintain at its address referred to in Section
11.4 hereof a copy of each Assignment Agreement delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, the Global Agent and the Lenders may treat each financial institution whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (b) SALE OF PARTICIPATIONS. Each Lender shall have the right at any time or times, without the consent of the Global Agent, Borrower or any other Lender, to sell one or more participations or sub-participations to an Eligible Transferee, as the case may be, in all or any part of (a) that Lender's Commitment, (b) that Lender's Commitment Percentage, (c) any Loan made by that Lender, (d) any Note delivered to that Lender pursuant to this Agreement, and
(e) that Lender's interest in any Letter of Credit and any participation, if any, purchased pursuant to Section 2.1 or 8.5 hereof or this Section 11.10(b).


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         The provisions of Article III and Section 11.6 shall inure to the benefit of each purchaser of a participation or sub-participation and the Global Agent shall continue to distribute payments pursuant to this Agreement as if no participation has been sold.

         If any Lender shall sell any participation or sub-participation, that Lender shall, as between itself and the purchaser, retain all of its rights (including, without limitation, rights to enforce against Borrower the Loan Documents and the Related Writings) and duties pursuant to the Loan Documents and the Related Writings, including, without limitation, that Lender's right to approve any waiver, consent or amendment pursuant to Section 11.3, except if and to the extent that any such waiver, consent or amendment would:

                  (i) reduce any fee or commission allocated to the participation or sub-participation, as the case may be;

                  (ii) reduce the amount of any principal payment on any Loan allocated to the participation or sub-participation, as the case may be, or reduce the principal amount of any Loan so allocated or the rate of interest payable thereon; or

                  (iii) extend the time for payment of any amount allocated to the participation or sub-participation, as the case may be.

         No participation or sub-participation shall operate as a delegation of any duty of the seller thereof. Under no circumstance shall any participation or sub-participation be deemed a novation in respect of all or any part of the seller's obligations pursuant to this Agreement.

         Section 11.11. DESIGNATION.

         (a) Notwithstanding anything in this Agreement to the contrary, any Lender (a "Designating Lender") may grant to one or more special purpose funding vehicles (each an "SPV"), identified in writing from time to time by such Designating Lender to the Global Agent and Borrower, the option to provide to Borrower all or any part of any Loan that such Designating Lender would otherwise be obligated to make to Borrower pursuant to this Agreement; provided that (i) nothing in this Section shall constitute a commitment by any SPV to make any Loan, and (ii) if an SPV designated by a Designating Lender to make Loans elects not to exercise such option or otherwise fails to provide all or any part of such Loan, such Designating Lender shall still be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall reduce the availability under the commitment of the Designating Lender to the same extent, and as if, such Loan were made by such Designating Lender.

         (b) As to any Loans or portion thereof made by an SPV, each such SPV shall have all of the rights that a Lender making such Loans or portion thereof would have under this Agreement; provided, however, that each SPV shall have granted its Designating Lender an irrevocable power of attorney to deliver and receive all communications and notices under this Agreement and any other Loan Document and to exercise, in its reasonable discretion, on behalf of such SPV, all of such SPV's voting rights under this Agreement. No additional Note shall be required to evidence the Loans or portion thereof made by an SPV and the Designating Lender shall be deemed to hold its Note as agent for such SPV to the extent of the Loans or portion


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


thereof funded by such SPV. In addition, any payments for the account of any SPV shall be paid to its respective Designating Lender as agent for such SPV.

         (c) The Global Agent, Borrower and the Lenders agree that no SPV shall be liable for an indemnity or payment under this Agreement for which a Lender would otherwise be liable and the Designating Lender shall remain liable for its Commitment Percentage of such indemnity or payment to the extent such Designating Lender would otherwise be liable. In furtherance of the foregoing, the Global Agent, Borrower and each of the Lenders hereby agree (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all of the outstanding commercial paper or other senior indebtedness of any SPV, none of the Global Agent, Borrower or any Lender shall institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under the laws of the United States or any State thereof.

         (d) In addition, notwithstanding anything to the contrary contained in this Section 11.11, or otherwise in this Agreement, any SPV may (i) at any time and without paying any processing fee therefor, assign (or grant a participation in) all or a portion of its interest in any Loans to its Designating Lender or to any financial institution providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans, and (ii) disclose on a confidential basis any non-public information relating to the Loans made by such SPV to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancements to such SPV. This
Section 11.11 may not be amended without the prior written consent of any Designating Lender affected thereby.

         Section 11.12. SEVERABILITY OF PROVISIONS; CAPTIONS; ATTACHMENTS. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to Sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement. Each schedule or exhibit attached to this Agreement shall be incorporated herein and shall be deemed to be a part hereof.

         Section 11.13. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement, each of the Notes and any Related Writing shall be governed by and construed in accordance with the laws of the State of Ohio and the respective rights and obligations of Borrower, the Global Agent and the Lenders shall be governed by Ohio law, without regard to principles of conflict of laws. Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Agreement, the Debt or any Related Writing, and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Borrower, on behalf of itself and its Subsidiaries, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Borrower agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         Section 11.14. LEGAL REPRESENTATION OF PARTIES. The Loan Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Loan Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

         Section 11.15. JUDGMENT CURRENCY. If the Global Agent or the Collateral Agent, on behalf of the Lenders, obtains a judgment or judgments against Borrower in an Alternate Currency, the obligations of Borrower in respect of any sum adjudged to be due to the Global Agent or the Lenders hereunder or under the Notes (the "JUDGMENT AMOUNT") shall be discharged only to the extent that, on the Business Day following receipt by the Global Agent or the Collateral Agent, as the case may be, of the Judgment Amount in the Alternate Currency, the Global Agent, in accordance with normal banking procedures, purchases Dollars with the Judgment Amount in such Alternate Currency. If the amount of Dollars so purchased is less than the amount of Dollars that could have been purchased with the Judgment Amount on the date or dates the Judgment Amount (excluding the portion of the Judgment Amount that has accrued as a result of the failure of Borrower to pay the sum originally due hereunder or under the Notes when it was originally due hereunder or under the Notes) was originally due and owing to the Global Agent or the Lenders hereunder or under the Notes (the "ORIGINAL DUE DATE") (the "LOSS"), Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Global Agent or such Lender, as the case may be, against the Loss, and, if the amount of Dollars so purchased exceeds the amount of Dollars that could have been purchased with the Judgment Amount on the Original Due Date, the Global Agent or such Lender agrees to remit such excess to Borrower.

         Section 11.16. DESIGNATED SENIOR INDEBTEDNESS. THE INDEBTEDNESS EVIDENCED BY THIS AGREEMENT, EACH OF THE NOTES, EACH OF THE SECURITY DOCUMENTS AND EACH OTHER LOAN DOCUMENT IS AND SHALL AT ALL TIMES CONSTITUTE "DESIGNATED SENIOR INDEBTEDNESS" UNDER THE PROVISIONS OF THE SUBORDINATED CONVERTIBLE INDENTURE.

                  [Remainder of page left intentionally blank]

         Section 11.17. JURY TRIAL WAIVER. BORROWER, THE GLOBAL AGENT AND EACH OF THE BANKS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, THE GLOBAL AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.


Address: One American Road                      AMERICAN GREETINGS CORPORATION
         Cleveland, Ohio 44144
         Attention:
                   -----------                 By:
                                                   ----------------------------------
                                               Name:
                                                     --------------------------------
                                               Title:
                                                      -------------------------------



Address: 1900 East Ninth Street                 NATIONAL CITY BANK, as the Global
         Cleveland, Ohio 44114                    Agent, a Lead Arranger and a Lender
         Attention: Large Corporate
                      Banking
                                                By:
                                                   ----------------------------------
                                                Name:
                                                     --------------------------------
                                                Title:
                                                      -------------------------------



Address: __________________________             GOLDMAN SACHS CREDIT PARTNERS
         __________________________               L.P., as a Lead Arranger and a Lender
         Attention:________________

                                                By:
                                                   ----------------------------------
                                                Name:
                                                     --------------------------------
                                                Title:
                                                      -------------------------------



Address: 127 Public Square                      KEYBANK NATIONAL ASSOCIATION
         Cleveland, Ohio  44114
         Attention: Large Corporate
                      Banking

                                                By:
                                                   ----------------------------------
                                                Name:
                                                     --------------------------------
                                                Title:
                                                      -------------------------------


Address: __________________________             BANK ONE, NA
         __________________________
         Attention:________________

                                                By:
                                                   ----------------------------------
                                                Name:
                                                     --------------------------------
                                                Title:
                                                      -------------------------------



Address: __________________________             LASALLE BANK NATIONAL
         __________________________               ASSOCIATION
         Attention:________________


                                                By:
                                                   ----------------------------------
                                                Name:
                                                     --------------------------------
                                                Title:
                                                      -------------------------------



Address: __________________________             PNC BANK, NATIONAL ASSOCIATION
         __________________________
         Attention:________________

                                                By:
                                                   ----------------------------------
                                                Name:
                                                     --------------------------------
                                                Title:
                                                      -------------------------------


                                      S-2